     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996


                                                      REGISTRATION NO. 333-02929
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                        73-0374541
       (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                         Identification No.)

                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042
                                 (713) 974-3131
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                  JAMES C. DAY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042
                                 (713) 974-3131
         (Address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                         Copies to:
              ROBERT D. CAMPBELL                             JAMES M. PRINCE
           THOMPSON & KNIGHT, P.C.                        ANDREWS & KURTH L.L.P.
             1700 PACIFIC AVENUE                        4200 TEXAS COMMERCE TOWER
                  SUITE 3300                                600 TRAVIS STREET
             DALLAS, TEXAS 75201                           HOUSTON, TEXAS 77002
                (214) 969-1700                                (713) 220-4200

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JUNE 14, 1996

PROSPECTUS                                     [NOBLE DRILLING CORPORATION LOGO]
                                  $125,000,000

                           NOBLE DRILLING CORPORATION
                               % SENIOR NOTES DUE 2006

                             ---------------------

    The     % Senior Notes due 2006 (the "Senior Notes") are being offered (the
"Debt Offering") by Noble Drilling Corporation (the "Company"). The Senior Notes
will mature on              , 2006. Interest on the Senior Notes is payable
semiannually on                   and                   of each year, commencing
               , 1996. The Senior Notes will be redeemable at the option of the
Company, in whole or in part, at any time on or after              , 2001 at
redemption prices set forth herein, together with accrued interest to the redemption date. See "Description of Senior Notes -- Optional Redemption."

    Concurrently with the Debt Offering, the Company is offering 16,500,000 shares (18,975,000 shares if the underwriters' over-allotment options are exercised in full) of Common Stock pursuant to separate prospectuses in the United States and Canada (the "U.S. Offering") and outside the United States and Canada (the "International Offering," and together with the U.S. Offering, the "Equity Offerings"). The Company will use $300,000,000 of the aggregate net proceeds from the Debt Offering and the Equity Offerings (the "Offerings"), plus 5,000,000 shares of Common Stock, for the acquisition (the "Acquisition") from Royal Nedlloyd N.V. ("Nedlloyd") of the assets, including $25,000,000 in net working capital, of Nedlloyd's offshore drilling division, Neddrill ("Neddrill"). See "Use of Proceeds" and "The Acquisition." The closing of each Offering is conditioned upon the simultaneous closing of the other Offerings and the simultaneous closing of the Acquisition.

    The Senior Notes will be unsecured obligations of the Company ranking pari passu in right of payment with all other senior unsecured indebtedness of the Company, which at March 31, 1996 consisted of the Company's outstanding $125,000,000 principal amount of 9 1/4% Senior Notes Due 2003, and will be senior in right of payment to all existing and future subordinated indebtedness of the Company, of which there was none at the date hereof. The Senior Notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all obligations of the Company's subsidiaries. At March 31, 1996, after giving effect to the use of proceeds from the Offerings as described in "Use of Proceeds," the Company would have had no indebtedness for borrowed money secured by the Company's assets. In addition, subsidiaries of the Company would have had liabilities (including trade payables) aggregating approximately $92,900,000 (including $13,700,000 of indebtedness) and would have had approximately $24,724,000 available for borrowing or to support the issuance of letters of credit as of that date under lines of credit and a letter of credit facility. See "Risk Factors -- Ranking of the Senior Notes."

    Upon a Change of Control (as defined herein), the Company will be required to offer to purchase all the outstanding Senior Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any. In addition, the Company will be required to make an offer to purchase the Senior Notes, at a purchase price equal to 100% of their principal amount, plus accrued interest, if any, from the Net Available Proceeds (as defined herein) of Asset Sales (as defined herein) to the extent described herein. See "Description of Senior Notes -- Certain Covenants."

    Application has been made to list the Senior Notes on the New York Stock Exchange. The Common Stock of the Company is listed on the New York Stock Exchange under the symbol "NE."

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SENIOR NOTES OFFERED HEREBY.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                             PRICE TO           UNDERWRITING          PROCEEDS TO
                                             PUBLIC(1)           DISCOUNT(2)         COMPANY(1)(3)
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Per Senior Note......................            %                    %                    %
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Total................................            $                    $                    $
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(1) Plus accrued interest, if any, from          , 1996 to the date of delivery.

(2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $350,000.

                             ---------------------

    The Senior Notes are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Global Certificate will be made through the book-entry
facilities of the Depositary on or about          , 1996.

                             ---------------------

MERRILL LYNCH & CO.
                             SALOMON BROTHERS INC
                                                        SIMMONS & COMPANY
                                                          INTERNATIONAL
                             ---------------------

               The date of this Prospectus is             , 1996.

     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE SENIOR NOTES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus or in documents and financial statements incorporated in this Prospectus by reference. Unless otherwise indicated, the information in this Prospectus assumes that the underwriters' over-allotment options in connection with the Equity Offerings will not be exercised. As used in this Prospectus, unless otherwise required by the context, the term "Noble Drilling" refers to Noble Drilling Corporation and the term "Company" refers to Noble Drilling Corporation and its consolidated subsidiaries.

                                  THE COMPANY

     The Company is a leading provider of diversified services for the oil and gas industry worldwide. The Company's activities include offshore and land drilling services, turnkey drilling services and engineering and production management services. The Company's drilling fleet is broadly diversified, allowing it to work in a variety of operating conditions. Noble Drilling and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.

     BUSINESS STRATEGY. The Company's business strategy has been to actively expand its international and offshore drilling capabilities through acquisitions and rig upgrades and modifications, and by redeploying assets in important geological areas. In recent years the Company has included within its strategic objectives a focus on increasing the number of rigs in its fleet capable of drilling in deeper water depths.

  Acquisitions

     Since 1988, the Company has completed a series of strategic acquisitions including: the purchases in 1996 and late 1995 of four independent leg cantilevered jackup rigs; the 1994 merger with Chiles Offshore Corporation ("Chiles"), which added 13 jackup rigs to the Company's fleet; and the 1993 purchase of nine jackup rigs from The Western Company of North America ("Western").

                            THE NEDDRILL ACQUISITION

     On April 25, 1996, the Company entered into an agreement of sale and purchase with Nedlloyd and its wholly owned subsidiary, Neddrill Holding B.V., to acquire Neddrill's offshore contract drilling, accommodation and other oil and gas exploration and production related service businesses, including the acquisition of $25,000,000 in net working capital and the transfer of personnel. The purchase price is $300,000,000 in cash plus 5,000,000 shares of Common Stock.

     The Acquisition promotes the Company's historic and long-term strategic goals of expanding its international presence and enhancing its deepwater drilling capabilities. The Acquisition adds deepwater and harsh environment capabilities to the Company's fleet, diversifies the fleet to include drillships and a semisubmersible and increases the Company's geographic diversification by providing entry into the Brazilian offshore market and expanding its presence in the North Sea.


     Neddrill's operations are managed from its headquarters in Rotterdam, The Netherlands. Its fleet includes two dynamically positioned drillships (one of which is currently operating offshore West Africa, the second offshore Brazil); one second generation semisubmersible rig operating in the North Sea; and six harsh environment jackup drilling rigs (five operating in the North Sea and one offshore Argentina). Neddrill also owns a 41 percent interest in a third dynamically positioned drillship through a joint venture for which Neddrill will operate the drillship. In addition, Neddrill operates under a bareboat charter a seventh harsh environment jackup rig as a hotel accommodation unit in the North Sea. Neddrill's semisubmersible and jackup rigs are all currently under contract, with commitments extending through August 1996 to 2001, depending on the rig. All three drillships are committed under five to six year contracts to work for Petroleo Brasileiro S.A. ("Petrobras") offshore Brazil. In addition to the one drillship already on location, the other two are scheduled to arrive in late 1996 or early 1997.

  Modifications and Upgrades

     The Company continues to pursue an extensive rig modification, refurbishment and upgrade program. Two of the Company's independent leg rigs, the Eddie Paul and John Sandifer, completed refurbishment projects in 1995. The Eddie Paul was converted to an Extended Reach Cantilever (ERC) rig to enable this unit to drill over larger platforms. The rig's legs were extended from 467 feet to 500 feet to increase its water depth capability to approximately 390 feet. A top drive drilling system and cascading mud system were also installed on this rig. The modifications make the Eddie Paul the largest rig in the Gulf of Mexico in terms of cantilever reach and one of the largest in terms of water depth capability. The John Sandifer was converted to a cantilever rig with a top drive system and cascading mud system to make the rig more versatile. The total cost of these two projects was approximately $35,100,000. Both rigs were contracted for work prior to completion of shipyard work and have been under contract since departure from the shipyard. In addition, three of the Company's independent leg cantilevered rigs, the George McLeod, Percy Johns and Charles Copeland, were refurbished and upgraded in 1995.

     During the first three months of 1996, the Company incurred capital expenditures of approximately $42,200,000 relating primarily to the purchase of a 300-foot independent leg cantilevered rig, the Gus Androes (formerly the Odin Explorer), and a 250-foot independent leg cantilevered rig, the Dana, and the upgrade of a 300-foot independent leg cantilevered rig, the Azteca. At March 31, 1996, the Company had planned capital expenditures for the remainder of 1996 of approximately $54,000,000 related to upgrades of the Azteca (to be renamed the Gene Rosser), a second 300-foot independent leg cantilevered rig, the Roy Butler, the Dana and the Gus Androes, and replacements of equipment and drill pipe. Neddrill has planned capital expenditures of approximately $77,000,000 in 1996 (approximately $70,000,000 of which is expected to be spent after the consummation of the Acquisition), including upgrades to the Neddrill 2 drillship, the Neddrill Trigon, a 360-foot harsh environment jackup rig, and the Neddrill Muravlenko drillship totaling approximately $58,000,000. The Company continues to evaluate additional upgrade projects and is considering major upgrades to the Nimitz and Coral Sea, including conversion of the Nimitz to ERC design. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Redeployments

     From time to time, the Company has strategically redeployed certain of its offshore drilling rigs, primarily from the Gulf of Mexico to other drilling markets worldwide, in order to position assets in important geological areas. During 1995 and 1994, the Company transferred two jackup rigs from the U.S. Gulf of Mexico to the west coast of Africa, a jackup rig from the Mexican Gulf of Mexico to Qatar and two jackup rigs from the U.S. Gulf of Mexico to Lake Maracaibo, Venezuela. In addition, the Company in the past has moved other drilling units from the U.S. Gulf of Mexico to India and the west coast of Africa and has moved certain of its rigs between the U.S. and Mexican Gulf markets.


     OFFSHORE CONTRACT DRILLING OPERATIONS. The Company's offshore contract drilling operations, which accounted for approximately 55 percent of operating revenues in 1995, are conducted worldwide. Giving effect to the Acquisition, the Company's offshore drilling fleet will consist of 55 units, composed of 42 jackup rigs, two drillships, one semisubmersible rig, eight submersible rigs and two posted barges. In addition, the Company owns a 41 percent interest in a third dynamically positioned drillship through a joint venture for which Neddrill will operate the drillship. The Company will also acquire Neddrill's rights to operate under a bareboat charter a harsh environment jackup rig as a hotel accommodation unit in the North Sea. After the Acquisition, the Company's principal regions of offshore contract drilling operations will include the North Sea, the Gulf of Mexico, West Africa, Brazil, Venezuela, the Middle East and, to a lesser extent, India.

     The following table sets forth the composition of the Company's and Neddrill's offshore drilling fleets as of March 31, 1996.

                                                                 COMPANY     NEDDRILL     COMBINED
                                                                 -------     --------     --------
Jackups
  Total rigs...................................................     36           6(A)        42
  Rigs under contract..........................................     27           6           33
Drillships
  Total rigs...................................................     --           2(B)         2
  Rigs under contract..........................................     --           2            2
Semisubmersible
  Total rigs...................................................     --           1            1
  Rigs under contract..........................................     --           1            1
Submersibles
  Total rigs...................................................      8          --            8
  Rigs under contract..........................................      4          --            4
Posted Barges
  Total rigs...................................................      2          --            2
  Rigs under contract..........................................      2          --            2
Total Rigs.....................................................     46           9           55
Total Rigs under Contract......................................     33           9           42

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(A) Excludes the Neddrill Kolskaya harsh environment jackup rig currently operating as a hotel accommodation unit in the North Sea under a bareboat charter.


(B) Excludes the Neddrill Muravlenko drillship in which Neddrill owns a 41 percent interest.


     TURNKEY DRILLING AND ENGINEERING SERVICES. Through the Company's wholly owned subsidiary, Triton Engineering Services Company ("Triton"), the Company provides turnkey drilling, drilling project management, drilling and completion planning and design, specialized drilling tools and services, and contract engineering and consulting manpower. The Company also provides engineering services relating primarily to the design of drilling equipment for offshore development and production services and to the recertification of oilfield equipment.

     LABOR CONTRACTS. The Company's offshore operations also included at March 31, 1996 labor contracts for drilling and workover activities covering 13 offshore rigs, which are not owned or leased by the Company, operating in the U.K. North Sea. Under these labor contracts, the Company provides its customers with field personnel and manages the drilling operations. The Company has also contracted to staff and manage two rigs offshore Newfoundland commencing in the second half of 1997.

     LAND DRILLING OPERATIONS. The Company's land drilling operations are conducted in Canada, Texas and Louisiana. At March 31, 1996, 19 of the Company's 46 land rigs were available for active bidding. Thirteen of the 19 rigs were under contract at that date. The Company's land drilling operations have become less significant as the Company has emphasized its offshore and international operations. Giving effect to the Acquisition, the Company's land drilling operations would have comprised approximately six percent of the Company's revenues in 1995.

     The Company's principal executive offices are located at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, and its telephone number is (713) 974-3131.

                              THE DEBT OFFERING(1)

Securities................. $125,000,000 principal amount of      % Senior Notes
                            due 2006.

Maturity Date..............           , 2006.

Interest Payment Dates..... Interest on the Senior Notes will be payable
                            semiannually in arrears on                and
                                           of each year, commencing
                                           , 1996.

Optional Redemption........ The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or
                            after             , 2001, at redemption prices set
                            forth herein, together with accrued and unpaid interest, if any, to the redemption date. See "Description of Senior Notes -- Optional Redemption."

Certain Covenants.......... The Indenture will also contain covenants restricting, among other things, the ability of the Company to (a) create or incur debt or create certain types of preferred stock; (b) pay dividends and other distributions and make certain investments; (c) create liens on its assets; (d) enter into or permit certain sale and lease-back transactions; (e) dispose of assets; (f) engage in certain transactions with affiliates; and (g) merge or consolidate with or into, or sell, lease or otherwise transfer all or substantially all its assets to, another entity. During any time the ratings assigned to the Senior Notes are no less than BBB- and Baa3, the covenants described under
                            (a), (b) and (e) above will be suspended. In addition, the Indenture will require the Company to make an offer to purchase Senior Notes, at a purchase price equal to 100 percent of principal amount, plus accrued and unpaid interest, if any, from the Net Available Proceeds (as defined under "Description of Senior Notes") of certain assets sales. See "Description of Senior Notes -- Certain Covenants."

Change of Control.......... Upon a Change of Control, the Company will be required to offer to purchase all the outstanding Senior Notes at a purchase price equal to 101 percent of principal amount, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. See "Description of Senior Notes -- Change of Control."

Ranking.................... The Senior Notes will be unsecured obligations of the Company ranking pari passu in right of payment with all other senior unsecured indebtedness of the Company, including the 9 1/4% Senior Notes Due 2003 of the Company ("9 1/4% Notes"), and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. The Senior Notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all obligations of the Company's subsidiaries. At March 31, 1996, after giving effect to the use of proceeds from the Offerings as described in "Use of Proceeds," the Company would have had no indebtedness for borrowed money secured by the Company's assets. In addition, subsidiaries of the Company would have had liabilities (including trade payables) aggregating approximately $92,900,000 (including $13,700,000 of indebtedness) and would have had approximately $24,724,000 available for borrowing or to support the issuance of letters of credit as of that date under lines of credit and a letter of credit facility. See "Risk Factors -- Ranking of the Senior Notes."

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(1) All capitalized terms used herein with respect to the Debt Offering and not otherwise defined herein have the meanings assigned thereto under "Description of Senior Notes -- Certain Definitions."

Use of Proceeds............ The Company will use the net proceeds from the sale of the Senior Notes offered hereby of approximately $122,150,000, together with the estimated net proceeds to the Company from the Equity Offerings of approximately $214,700,000, to fund the $300,000,000 cash portion of the purchase price of the Acquisition and for general corporate purposes. See "Use of Proceeds."

Listing.................... Application has been made to list the Senior Notes on the New York Stock Exchange.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain considerations relevant to an investment in the Senior Notes offered hereby.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


                                        THREE MONTHS ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                      ---------------------------------    ---------------------------------------------
                                      PRO FORMA                            PRO FORMA
                                       1996(1)       1996        1995       1995(1)       1995        1994        1993
                                      ---------    --------    --------    ---------    --------    --------    --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA(2):
Operating revenues..................  $146,193     $104,757    $ 85,096    $449,493     $327,968    $351,988    $264,531
Operating costs(3)..................  $ 92,819     $ 69,664    $ 63,751    $316,302     $240,102    $243,208    $178,684
Depreciation and amortization(4)....  $ 14,247     $  8,930    $  8,834    $ 57,759     $ 36,492    $ 39,519    $ 28,886
Operating income....................  $ 25,202     $ 14,097    $  2,013    $ 29,112     $ 11,449    $ 18,163    $ 28,909
Interest expense....................  $ (6,065)    $ (3,176)   $ (3,024)   $(23,691)    $(12,156)   $(12,351)   $ (8,038)
Interest income.....................  $    830     $    825    $  1,492    $  5,501     $  5,323    $  5,640    $  2,497
Net income (loss)...................  $ 15,686     $ 10,726    $   (661)   $  9,228     $  1,594    $ 21,523    $ 22,852
Preferred stock dividends...........  $ (1,511)    $ (1,511)   $ (2,670)   $ (7,199)    $ (7,199)   $(12,764)   $ (7,936)
Net income (loss) applicable to
  common shares.....................  $ 14,175     $  9,215    $ (3,331)   $  2,029     $ (5,605)   $  8,759    $ 14,916
Net income (loss) applicable to
  common shares per share(5)(6).....  $   0.12     $   0.10    $  (0.06)   $   0.00     $  (0.08)   $   0.11    $   0.22
Weighted average common shares
  outstanding.......................   117,282       95,782      80,066     111,236       89,736      77,576      66,923
OTHER FINANCIAL DATA(2):
Capital expenditures................  $ 45,442     $ 42,171    $ 16,082    $162,964     $ 87,428    $ 55,834    $173,501(7)
EBITDA(8)...........................  $ 39,449     $ 23,027    $ 10,847    $ 86,871     $ 47,941    $ 57,682    $ 57,795
Cash provided by operating
  activities........................       N/A       18,036       3,477         N/A       29,483      78,656      34,798
Cash (used in) investing
  activities........................       N/A      (26,054)    (19,286)        N/A      (64,949)    (35,331)   (184,630)
Cash (used in) provided by financing
  activities........................       N/A       (6,580)     (6,042)        N/A      (17,251)    (17,047)    198,154
Ratio of earnings to fixed
  charges(9)........................      4.09x        4.85x       1.35x       1.61x        1.40x       3.20x       4.04x
Ratio of EBITDA to interest
  expense(8)(10)....................      6.50x        7.25x       3.59x       3.67x        3.94x       4.67x       7.19x
Ratio of long-term debt to
  EBITDA(8)(10).....................        --           --          --        2.93x        2.71x       2.19x       2.20x


                                                                                                         DECEMBER 31,
                                                                                 MARCH 31, 1996              1995
                                                                            -------------------------    ------------
                                                                            PRO FORMA(1)      ACTUAL        ACTUAL
                                                                            ------------     --------    ------------
                                                                                         (IN THOUSANDS)
BALANCE SHEET DATA(2):
Working capital...........................................................   $  185,008      $123,190      $101,623
Property and equipment, net...............................................   $  850,742      $525,742      $542,978
Total assets..............................................................   $1,207,554      $757,953      $741,392
Long-term debt............................................................   $  251,048      $126,048      $129,923
Total debt(11)............................................................   $  263,658      $138,658      $142,133
Shareholders' equity......................................................   $  796,099      $531,431      $523,493

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 (1) Such data give effect to (i) the completion of the Acquisition and (ii) the completion of the Offerings and the application of estimated net proceeds as described in "Use of Proceeds," as if they had occurred, in the case of the statement of operations data, as of January 1, 1996 or 1995, as the case may be, and in the case of the balance sheet data, on March 31, 1996. The closing of each Offering is conditioned upon the simultaneous closing of the other Offerings and the simultaneous closing of the Acquisition. The pro forma financial data do not purport to be indicative of the Company's financial condition or results of operations had the transactions to which such data give effect been completed on the dates assumed, nor do such data purport to project the Company's financial condition or results of operations at any future date or for any future period. For additional information concerning pro forma adjustments, see the unaudited pro forma condensed consolidated financial statements included elsewhere in this Prospectus.

 (2) The Summary Historical and Pro Forma Financial Information presents the restatement of the Company's historical financial statements for 1994 and prior periods to reflect the 1994 merger acquisition of Chiles, which was accounted for as a pooling of interests. The Summary Historical and

     Pro Forma Financial Information also includes the acquisition of Triton in April 1994 and the October 1993 acquisition of nine jackup rigs from Western, both of which were accounted for under the purchase method.

 (3) Consists of operating costs and expenses other than depreciation and amortization, selling, general and administrative, minority interest and asset sales and write-downs/restructuring charges.

 (4) Effective January 1, 1995, the Company revised its estimates of salvage values and remaining depreciable lives of certain rigs. The effect of this change was a reduction to depreciation and amortization of $6,160,000, or $0.07 per common share, for the year ended December 31, 1995.

 (5) Net income applicable to common shares per share before extraordinary item was $0.20 for the year ended December 31, 1993.

 (6) Includes the $0.02 per share effect of the March 1995 preferred conversion payment of $1,524,000 related to the conversion of 923,862 shares of the Company's $2.25 Convertible Exchangeable Preferred Stock. This payment was accounted for in the first quarter of 1995 as a reduction of net earnings applicable to common shares when calculating the net loss applicable to common shares per share.

 (7) Includes the acquisition by the Company of nine jackup rigs from Western for $150,000,000 in cash.

 (8) EBITDA (defined to mean operating income (loss) plus depreciation and amortization for purposes of this table) is a supplemental financial measure used by the Company in evaluating its business and should be read in conjunction with all of the information in the Summary Historical and Pro Forma Financial Information, as well as the Consolidated Financial Statements and the Unaudited Pro Forma Consolidated Financial Statements appearing elsewhere in this Prospectus, including the information shown under cash provided by/used in operating activities, investing activities and financing activities, and the components thereof, contained in the Company's Statements of Cash Flows. EBITDA should not be considered as an alternative to operating income or cash flow from operations or as an indication of the Company's performance or as a measure of liquidity. See the definition of "EBITDA" in "Description of Senior Notes" for the meaning of such term under the Indenture governing the Senior Notes.

 (9)  For the purposes of computing the ratio, "earnings" represents income
     (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs.

(10) The EBITDA ratios are supplemental financial measures used by the Company in evaluating its financial and liquidity positions and its ability to satisfy historical interest obligations.

(11) Consists of short-term debt and current installments of long-term debt, and long-term debt.

                    SUMMARY COMPANY OPERATING INFORMATION(A)

                                            THREE MONTHS ENDED
                                                 MARCH 31,                   YEAR ENDED DECEMBER 31,
                                        ---------------------------    ------------------------------------
                                        PRO FORMA                      PRO FORMA
                                         1996(B)      1996     1995     1995(B)      1995     1994     1993
                                        ---------     ----     ----    ---------     ----     ----     ----
Sources of Operating Revenues:
  Offshore drilling
     International...................       49%        29%      28%        49%        30%      30%      30%
     Domestic........................       16         22       25         18         25       33       45
                                           ---        ---      ---        ---        ---      ---      ---
                                            65         51       53         67         55       63       75
                                           ---        ---      ---        ---        ---      ---      ---
  Land drilling
     International...................        2          3        8          3          4        5        7
     Domestic........................        2          3        3          3          4        3        3
                                           ---        ---      ---        ---        ---      ---      ---
                                             4          6       11          6          8        8       10
                                           ---        ---      ---        ---        ---      ---      ---
  Labor contract drilling services...        6          8       12          8         11       10       13
  Turnkey drilling services..........       23         32       20         16         22       16       --
  Engineering and consulting.........        1          2        2          2          3        1        1
  Other revenue......................        1          1        2          1          1        2        1
                                           ---        ---      ---        ---        ---      ---      ---
                                           100%       100%     100%       100%       100%     100%     100%
                                           ===        ===      ===        ===        ===      ===      ===
Total International Operating
  Revenues...........................       59%        42%      52%        63%        49%      48%      53%
Total Domestic Operating Revenues....       41         58       48         37         51       52       47
                                           ---        ---      ---        ---        ---      ---      ---
                                           100%       100%     100%       100%       100%     100%     100%
                                           ===        ===      ===        ===        ===      ===      ===
Rig Fleet (at end of period):
  Offshore
     International owned.............       27         18       15         27         18       15       15
     Domestic owned..................       28         28       29         28         28       29       32
                                           ---        ---      ---        ---        ---      ---      ---
                                            55(C)      46       44         55(C)      46       44       47
                                           ===        ===      ===        ===        ===      ===      ===
  Land
     International owned.............        9          9        9          9          9        9       10
     Domestic owned..................       37         37       37         37         37       37       39
                                           ---        ---      ---        ---        ---      ---      ---
                                            46         46       46         46         46       46       51
                                           ===        ===      ===        ===        ===      ===      ===
Labor Contracts (at end of period):
  Offshore international.............       13         13       15         14         14       17       15
                                           ===        ===      ===        ===        ===      ===      ===
Average Offshore Rig Utilization Rate(D):
  International......................       95%(E)     92%      80%       81%(E)     75%      82%      73%
  Domestic...........................       96%        96%      81%       84%        84%      82%      89%

- ---------------

(A) Operating information has been restated for 1994 and prior periods to reflect the 1994 merger with Chiles. Operating information includes the acquisition of Triton in April 1994 and the October 1993 acquisition of nine jackup rigs from Western from the respective dates of acquisition.

(B) Such information gives effect to the completion of the Acquisition as if it had occurred as of January 1, 1995.


(C) Does not include one drillship operated by Neddrill in which Neddrill owns a 41 percent interest through a joint venture arrangement and one harsh environment jackup drilling rig operated by Neddrill under a bareboat charter as a hotel accommodation unit.


(D) Information reflects the policy of the Company to report utilization rates based on the number of actively marketed rigs owned in the fleet. During the periods presented, the Company purchased and sold certain drilling rigs. Utilization rates for the periods prior to sales and purchases of such rigs have not been adjusted.

(E) Neddrill's offshore rig utilization rate for the three months ended March 31, 1996 and year ended December 31, 1995 was 100 percent and 94 percent, respectively.

                                  RISK FACTORS

     Prospective purchasers of the Senior Notes offered hereby should carefully consider the following matters, as well as the information contained elsewhere in this Prospectus and incorporated herein by reference.

EFFECTS OF LEVERAGE

     Upon the consummation of the Offerings, the Company will have outstanding indebtedness of approximately $263,658,000. The Company's level of indebtedness will have several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) the covenants contained in the indentures related to the Senior Notes and the 9 1/4% Notes will limit the Company's ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by such economic conditions and financial, business and other factors. See "Capitalization" and "Description of Senior
Notes -- Certain Covenants."

INTENSE COMPETITION; INDUSTRY CONDITIONS

     The contract drilling industry is a highly competitive and cyclical business characterized by high capital and maintenance costs. Although conditions in recent years in the oil and gas industry have precipitated consolidation of offshore drilling industry participants, the Company believes the competition for drilling contracts will continue to be intense for the foreseeable future because of the worldwide oversupply of drilling equipment and contractors' ability to move rigs from areas of low activity and dayrates to areas of greater activity and relatively higher dayrates. In addition, there are inactive non-marketed rigs that could be reactivated to meet an increase in demand for drilling rigs in any given market. Such movement or reactivation or a decrease in drilling activity in any major market could depress dayrates and could adversely affect utilization of the Company's rigs. Certain competitors of the Company may have access to greater financial resources than the Company.

     The Company's operations are materially dependent upon the levels of activity in offshore world oil and U.S. natural gas exploration, development and production. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices, the expenditures by oil and gas companies for exploration and production and the availability of drilling rigs and therefore the level of offshore drilling and exploration activity, have been extremely volatile. For a number of years, depressed oil and natural gas prices and an oversupply of rigs have adversely affected the offshore drilling market, particularly in the Gulf of Mexico, where the prolonged weakness and uncertainty in the demand for and price of natural gas resulted in a significant decline in exploration and production activities. Demand for drilling services outside the United States, excluding the North Sea, has been less volatile in recent years, but remains dependent on a variety of political and economic factors beyond the Company's control, including worldwide demand for oil and natural gas, the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing, the level of production of non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and natural gas reserves.

     If the price of natural gas decreases, the Company's dayrates and utilization rates in the U.S. Gulf could be adversely affected. Similarly, if the price of natural gas decreases in the southern and central basin North Sea market, where Neddrill's jackup rigs principally compete, its rates there could be adversely affected. The

Company can predict neither the future level of demand for its drilling services nor the future conditions in the offshore contract drilling industry.

SUBSTANTIAL INTERNATIONAL OPERATIONS; NIGERIA AND VENEZUELA

     A major portion of the Company's revenues has been attributable to international operations. International sources accounted for approximately 42 percent and 49 percent of the Company's operating revenues for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively (59 percent and 63 percent, respectively, giving pro forma effect to the Acquisition). In addition to the risks inherent in the drilling business (see "-- Operational Risks and Insurance"), the Company's international operations are subject to certain political, economic and other uncertainties including, among others, risks of war and civil disturbances, expropriation, nationalization, renegotiation or modification of existing contracts, taxation policies, foreign exchange restrictions, international monetary fluctuations, and other hazards arising out of foreign governmental sovereignty over certain areas in which the Company conducts operations.

     Drilling activities in Nigeria accounted for approximately 14 percent of the Company's operating revenues in both the three months ended March 31, 1996 and the year ended December 31, 1995, respectively (10 percent in each period, giving pro forma effect to the Acquisition). During those periods, Nigeria experienced labor strikes, high inflation and political turmoil, none of which have materially affected the Company's operations; however, in the future, labor, economic and political conditions in Nigeria could adversely affect the Company's operations there.

     Drilling activities in Venezuela accounted for approximately eight percent and 10 percent of the Company's operating revenues in the three months ended March 31, 1996 and the year ended December 31, 1995, respectively (six percent and seven percent, respectively, giving pro forma effect to the Acquisition). The Company currently has three rigs under contract with Lagoven, a subsidiary of the government-owned oil company of Venezuela. One of these rigs is under a long-term contract terminating in the year 2000, and contracts for two are expected to be renewed for periods of twelve months or longer. The fourth rig is under a long-term contract with Shell Venezuela S.A. through June 1997. In recent periods, the Venezuelan economy has experienced high inflation and a shortage of foreign currency. In 1994, the Venezuelan government imposed a program of currency exchange controls and taxes on certain financial transactions that temporarily limited the ability of the government-owned oil companies and their affiliates to make payment in U.S. dollars or other hard currencies to oilfield service contractors. During this period, the Company's operations were not materially affected, and the Company received timely payment for its services in U.S. dollars. During April 1996, the Venezuelan government announced increases in refined petroleum products prices, interest rates and the value-added tax rate. In addition, the government eased exchange controls and granted pay raises to public sector employees. It is unknown what impact, if any, these events will have on the Company's operations in Venezuela.

CONCENTRATION OF OPERATIONS IN U.S. GULF

     A significant portion of the Company's revenues has been attributable to operations in the U.S. Gulf of Mexico. Operations in the U.S. Gulf accounted for approximately 54 percent and 40 percent, respectively (39 percent and 29 percent, respectively, giving pro forma effect to the Acquisition), of the Company's operating revenues for the three months ended March 31, 1996 and year ended December 31, 1995. Currently, 28 of the Company's 46 mobile offshore drilling rigs are located in the U.S. Gulf. Twenty of these rigs, of which 12 are mat supported rigs and eight are submersible rigs, are best suited for that market. Consequently, given the concentration of such drilling rigs in that market, a decrease in the demand for offshore drilling rigs there could have a material adverse effect on the financial performance of the Company.

TURNKEY CONTRACTS; EARLY TERMINATION CONTRACT PROVISIONS

     The Company through Triton engages in drilling services pursuant to turnkey drilling contracts under which the Company agrees to drill a well to a specified depth for a fixed price. Generally, the Company is not entitled to payment unless the well is drilled to the specified depth. The Company must bear the costs of performing drilling services until the well has been drilled, and accordingly, turnkey projects may require significant cash commitments by the Company. In addition, profitability under the contract is dependent upon keeping expenses within the estimates used by the Company in determining the contract price. In performing a turnkey project, the Company employs a drilling unit from its own fleet or from another drilling contractor under a dayrate contract. Drilling a well under a turnkey contract offers the possibility of financial gains and losses that are substantially greater than those that would ordinarily result from drilling the well under a conventional dayrate contract, since the Company retains any excess of the fixed price over its expenses (including the drilling unit dayrate) but must pay any excess of expenses over such price. The financial results of a turnkey contract depend upon the performance of the drilling unit, drilling conditions and other factors. See "The Company -- Turnkey Drilling and Engineering Services." For a discussion of the contribution of turnkey projects to the Company's results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

     Other than turnkey contracts, offshore drilling contracts typically extend over a period of time covering either the drilling of a single well or the drilling of a group of wells for a stated term. These contracts generally permit an operator to terminate the contract without further obligation upon prior notice (in many cases, 30 days). Most of the Company's and Neddrill's contracts contain such termination provisions. Each of Neddrill's contracts with Petroleo Brasileiro S.A. ("Petrobras") permit Petrobras to terminate the contract without further obligation under certain circumstances, including the failure of Neddrill to perform obligations under the contract.

OPERATIONAL RISKS AND INSURANCE

     The Company's operations are subject to hazards inherent in the drilling of oil and gas wells such as blowouts, reservoir damage, loss of production, loss of well control, cratering or fires, the occurrence of which could result in the suspension of drilling operations, injury to or death of rig and other personnel and damage to or destruction of the Company's, the Company's customer's or a third party's property or equipment. Damage to the environment could also result from the Company's operations, particularly through oil spillage or uncontrolled fires. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Although the Company maintains insurance against many of these hazards, such insurance is subject to substantial deductibles and provides for premium adjustments based on claims. It also excludes certain matters from coverage, such as loss of earnings on certain rigs. The Company expects to have in effect substantially similar coverage for Neddrill's operations upon closing of the Acquisition. Also, while the Company generally obtains indemnification from its customers for environmental damage with respect to offshore drilling, such indemnification is generally only in excess of a specified amount, which usually ranges from $100,000 to $250,000.

     In the case of turnkey drilling operations, the Company maintains insurance against pollution and environmental damage in amounts ranging from $5,000,000 to $50,000,000 depending on location, subject to self-insured retentions of $25,000 to $1,000,000. Under turnkey drilling contracts, Triton generally assumes the risk of pollution and environmental damage, but on occasion receives indemnification from the customer for environmental and pollution liabilities in excess of Triton's pollution insurance coverage. Further, Triton is not insured against certain drilling risks that could result in delays or nonperformance of a turnkey contract, although it generally maintains insurance against delays related to loss of well control. Triton typically obtains contractual indemnification from the drilling contractors that provide the rigs for Triton's turnkey drilling operations for pollution arising from certain acts of such contractors.

     Notwithstanding the insurance coverage carried by and indemnity coverage provided to the Company, the occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations could materially and adversely affect the Company's operations and financial condition. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable or that particular types of coverage will be available.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of the Company's operations are affected by domestic and foreign political developments and are subject to numerous domestic and foreign governmental regulations that may relate directly or indirectly to the contract drilling industry. The regulations applicable to the Company's operations include certain regulations that control the discharge of materials into the environment or require remediation of contamination, under certain circumstances. For example, the Company may be liable for damages and costs incurred in connection with oil spills for which it is held responsible. Usually these environmental laws and regulations impose "strict liability," rendering a person liable without regard to negligence or fault on the part of such person. Such environmental laws and regulations may expose the Company to liability for the conduct of, or conditions caused by, others, or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed.

     The U.S. Oil Pollution Act of 1990 ("OPA '90") and the regulations promulgated pursuant thereto impose certain additional operational requirements on the Company's domestic offshore rigs and govern liability for leaks, spills and blowouts. Regulations under OPA '90 may increase the level of financial assurance required of owners and operators of rigs in the waters of the United States. The Company has monitored these regulations and does not believe that they are likely to have a material adverse effect on the Company's financial condition or results of operations.

     The Company has made and will continue to make expenditures in its efforts to comply with environmental requirements. The Company does not believe that it has to date expended material amounts in connection with such activities or that compliance with such requirements will have a material adverse effect upon its capital expenditures, results of operations or competitive position. Although such requirements do have a substantial impact upon the energy and energy services industries, generally they do not appear to affect the Company any differently or to any greater or lesser extent than other companies in the energy services industry.

     The modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas for economic, environmental or other reasons could materially and adversely affect the Company's operations by limiting drilling opportunities.

LOSSES FROM OPERATIONS

     The historical financial data for the Company reflect a net loss applicable to common shares of $5,605,000 for the year ended December 31, 1995. The Company had net income applicable to common shares of $9,215,000, $8,759,000 and $14,916,000 for the three months ended March 31, 1996 and the years ended December 31, 1994 and 1993, respectively. The profitability of the Company is materially dependent upon the utilization of and rates for its drilling rigs. No assurance can be given that utilization levels or dayrates will remain at current levels or that they will not decrease in the future.

RANKING OF THE SENIOR NOTES

     The Senior Notes will be unsecured obligations of the Company ranking pari passu in right of payment with all other senior unsecured indebtedness of the Company, including $125,000,000 outstanding principal amount of 9 1/4% Notes, and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. In the event of the dissolution, liquidation or reorganization of, or similar proceeding relating to, the Company, secured lenders would be entitled to receive payment at least equal to the value of their collateral, which could exceed the amount recoverable by unsecured creditors, including the holders of the Senior Notes. At March 31, 1996, after giving effect to the use or proceeds from the Offerings as described in "Use of Proceeds," the Company would have had no indebtedness for borrowed money secured by the Company's assets. In addition, the Senior Notes will be effectively subordinated to creditors of the Company's subsidiaries in that the right of the Company to participate as a stockholder in the distribution of the assets of any subsidiary upon any such proceeding would be subject to the prior claims of the creditors of such subsidiary. At March 31, 1996, after giving effect to the use of proceeds from the Offerings, various subsidiaries of the Company would have had liabilities (including trade payables) aggregating approximately

$92,900,000 (including $13,700,000 of indebtedness) and would have had approximately $24,724,000 available for borrowing or to support the issuance of letters of credit as of that date under lines of credit and a letter of credit facility. See "Use of Proceeds," "Capitalization" and "Description of Senior Notes -- Certain Covenants."

ABSENCE OF A PUBLIC MARKET FOR THE SENIOR NOTES

     There is no existing market for the Senior Notes and there can be no assurance as to the liquidity of any markets that may develop for the Senior Notes, the ability of holders of the Senior Notes to sell their Senior Notes or the price at which holders would be able to sell their Senior Notes. Future trading prices of the Senior Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company has been advised by the Underwriters that, subject to applicable laws and regulations, the Underwriters currently intend to make a market in the Senior Notes after the consummation of the Debt Offering, although they are not obligated to do so and may discontinue any market-making activities with respect to the Senior Notes at any time without notice. The Company has made application to list the Senior Notes on the New York Stock Exchange. See "Underwriting."

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Risk Factors -- Intense Competition; Industry Conditions," "The
Company -- Offshore Contract Drilling Operations -- Offshore Drilling Rigs" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" and "-- Liquidity and Capital Resources," regarding the Company's financial position, business strategy, plans and objectives of management of the Company for future operations and indebtedness covenant compliance, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Senior Notes offered in the Debt Offering will be approximately $122,150,000 after deducting the underwriting discount and estimated expenses of the Debt Offering payable by the Company.

     The net proceeds from the sale of the shares of Common Stock offered in the Equity Offerings being made concurrently herewith will be approximately $214,700,000, assuming a price to public of $13.625 per share ($247,000,000 if the underwriters' over-allotment options are exercised in full), after deducting the underwriting discount and estimated expenses of the Equity Offerings payable by the Company. The closing of each Offering is conditioned upon the simultaneous closing of the other Offerings and upon the simultaneous closing of the Acquisition.

     Of the net proceeds from the Offerings, $300,000,000 will be used to fund the cash portion of the purchase price of the Acquisition (see "The Acquisition"). The net proceeds from the Offerings remaining after payment of the purchase price of the Acquisition of approximately $36,850,000 will be added to the Company's working capital and will be available for general corporate purposes. Such general corporate purposes are expected to include planned upgrade and refurbishment capital expenditures for several of the Company's and Neddrill's drilling rigs and may include the purchase of other capital assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Capital Expenditures and Commitments."

                                 CAPITALIZATION

     The following table sets forth the consolidated (i) cash and cash equivalents and investment in marketable debt securities, (ii) short-term debt and current installments of long-term debt and (iii) capitalization of the Company at March 31, 1996, and as adjusted to reflect (a) the consummation of the Offerings (assuming the underwriters' over-allotment options in connection with the Equity Offerings are not exercised), (b) the application of the estimated net proceeds therefrom to pay the $300,000,000 cash portion of the purchase price of the Acquisition and (c) the issuance of 5,000,000 shares of Common Stock as the balance of the purchase price of the Acquisition. See "Use of Proceeds" and the Unaudited Pro Forma Consolidated Balance Sheet (including Note A) included elsewhere in this Prospectus.

                                                                       MARCH 31, 1996
                                                                  ------------------------
                                                                                    AS
                                                                   ACTUAL        ADJUSTED
                                                                  --------      ----------
                                                                       (IN THOUSANDS)
Cash and cash equivalents and investment in marketable debt
  securities....................................................  $ 41,755      $  115,706
                                                                  ========      ==========
Short-term debt and current installments of long-term debt......  $ 12,610      $   12,610
                                                                  ========      ==========
Long-term debt(1)
  U.S. Government Guaranteed Ship Financing Sinking Fund
     Bonds......................................................  $  1,546      $    1,546
  9 1/4% Senior Notes Due 2003..................................   125,000         125,000
  Insurance financing/other.....................................    12,112          12,112
  Senior Notes..................................................        --         125,000
  Current installments..........................................   (12,610)        (12,610)
                                                                  --------      ----------
          Long-term debt........................................   126,048         251,048
                                                                  --------      ----------
Shareholders' equity(2)
  Preferred Stock(3)............................................     4,025           4,025
  Common Stock(4)(5)............................................     9,478          11,628
  Capital in excess of par value(5).............................   590,255         852,773
  Unrealized losses on marketable securities....................      (131)           (131)
  Minimum pension liability.....................................    (3,403)         (3,403)
  Cumulative translation adjustment.............................    (2,343)         (2,343)
  Accumulated deficit...........................................   (64,587)        (64,587)
  Treasury stock, at cost.......................................    (1,863)         (1,863)
                                                                  --------      ----------
          Total shareholders' equity............................   531,431         796,099
                                                                  --------      ----------
Total capitalization............................................  $657,479      $1,047,147
                                                                  ========      ==========

- ---------------

(1) At March 31, 1996, the Company had lines of credit totaling $26,000,000 and letter of credit facilities totaling $5,000,000, subject to the Company's maintenance of certain levels of collateral. Based on levels of collateral at March 31, 1996, the Company had $24,724,000 available under these lines of credit. A total of $1,723,580 was available at that date to support the issuance of letters of credit.

(2) Excludes, as of March 31, 1996, shares reserved for issuance as follows: (i) 2,538,686 shares of Common Stock issuable upon exercise of options outstanding under the Company's employee stock option plans, (ii) 118,500 shares of Common Stock issuable upon exercise of options outstanding under the Company's non-employee director stock option plan, (iii) 160,000 shares of Common Stock under certain nonemployee director stock option agreements, and (iv) 9,839,515 shares of Common Stock upon conversion of the $1.50 Convertible Preferred Stock. In addition, the Company has reserved for issuance shares of Common Stock for contingent obligations relating to the Triton acquisition and for Company matching fund obligations under the Company's thrift plan and employee retirement plans.

(3) The $1.50 Convertible Preferred Stock has an aggregate liquidation preference of $100,625,000 and cannot be called for redemption prior to December 31, 1996.

(4) Concurrently with the Debt Offering, the Company is offering Common Stock for sale to the public through underwriters for whom the Underwriters of the Debt Offerings or their affiliates are acting as representatives.

(5) Based on $13.625 per share, less underwriting discount and expenses, for the 16,500,000 shares to be issued upon consummation of the Equity Offerings and $10.00 per share for the 5,000,000 shares of Common Stock to be issued as the balance of the purchase price of the Acquisition.

                                  THE COMPANY

GENERAL

     The Company is a leading provider of diversified services for the oil and gas industry worldwide. The Company's activities include offshore and land drilling services, turnkey drilling services and engineering and production management services. The Company's drilling fleet is broadly diversified allowing it to work in a variety of operating conditions.

     Noble Drilling was organized as a Delaware corporation in 1939. Noble Drilling and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.

BUSINESS STRATEGY

     The Company's business strategy since becoming a publicly held corporation in 1985 has been to actively expand its international and offshore drilling capabilities through acquisitions and rig upgrades and modifications, and by redeploying assets in important geological areas. In recent years the Company has included within its strategic objectives a focus on increasing the number of rigs in its fleet capable of drilling in deeper water depths.

  Acquisitions

     Since 1988, the Company has completed a series of strategic acquisitions:
(i) the purchases in 1996 and late 1995 of four independent leg cantilevered jackup rigs; (ii) the 1994 merger with Chiles Offshore Corporation ("Chiles"), which added 13 jackup rigs to the Company's fleet; (iii) the 1994 acquisition of Triton Engineering Company ("Triton"), which expanded the Company's turnkey drilling operations; (iv) the 1993 purchase of two submersible rigs from Portal Rig Corporation; (v) the 1993 purchase of nine jackup rigs from The Western Company of North America ("Western"); (vi) the 1991 purchase of five jackup and seven submersible rigs from Transworld Drilling Company, a subsidiary of Kerr-McGee Corporation; (vii) the 1988 purchase of Peter Bawden Drilling Ltd. and its subsidiaries, with operations in the U.K. North Sea, Canada, the Far East and Africa; and (viii) the 1988 purchase of six offshore rigs from General Electric Capital Corporation.

     The Company will use $300,000,000 of the aggregate net proceeds from the Offerings, plus 5,000,000 shares of Common Stock, to acquire the assets of Neddrill, including $25,000,000 in net working capital and the transfer of personnel employed by Neddrill. The Acquisition will add deepwater and harsh environment capabilities to the Company's fleet and further diversify its contract drilling operations by providing entry into the North Sea and offshore Brazil. See "The Acquisition." Giving effect to the Acquisition, the Company will have one of the world's largest mobile offshore drilling fleets.

  Modifications and Upgrades

     The Company continues to pursue an extensive rig modification, refurbishment and upgrade program. Two of the Company's independent leg rigs, the Eddie Paul and John Sandifer, completed refurbishment projects in 1995. The Eddie Paul was converted to an Extended Reach Cantilever (ERC) rig to enable this unit to drill over larger platforms. The rig's legs were extended from 467 feet to 500 feet to increase its water depth capability to approximately 390 feet. A top drive drilling system and cascading mud system were also installed on this rig. The modifications make the Eddie Paul the largest rig in the Gulf of Mexico in terms of cantilever reach and one of the largest in terms of water depth capability. The John Sandifer was converted to a cantilever rig with a top drive system and cascading mud system to make the rig more versatile. The total cost of these two projects was approximately $35,100,000. Both rigs were contracted for work prior to completion of shipyard work and have been under contract since departure from the shipyard. In addition, three of the Company's independent leg cantilevered rigs, the George McLeod, Percy Johns and Charles Copeland, were refurbished and upgraded in 1995.

     During the first three months of 1996, the Company incurred capital expenditures of approximately $42,200,000 relating primarily to the purchase of the Gus Androes (formerly the Odin Explorer) and the

Dana, and the upgrade of the Azteca. At March 31, 1996, the Company had planned capital expenditures for the remainder of 1996 of approximately $54,000,000 related to upgrades of the Azteca (to be renamed the Gene Rosser), Roy Butler, Dana, and Gus Androes, and replacements of equipment and drill pipe. Neddrill has planned capital expenditures of approximately $77,000,000 in 1996 (approximately $70,000,000 of which is expected to be spent after the consummation of the Acquisition), including upgrades to the Neddrill 2, Neddrill Trigon and Neddrill Muravlenko totaling approximately $58,000,000. The Company continues to evaluate additional upgrade projects and is considering major upgrades to the Nimitz and Coral Sea, including conversion of the Nimitz to ERC design.

  Redeployments

     From time to time, the Company has strategically redeployed certain of its offshore drilling rigs, primarily from the Gulf of Mexico to other drilling markets worldwide, in order to position assets in important geological areas. During 1995 and 1994, the Company transferred two jackup rigs from the U.S. Gulf of Mexico to the west coast of Africa, a jackup rig from the Mexican Gulf of Mexico to Qatar and two jackup rigs from the U.S. Gulf of Mexico to Lake Maracaibo, Venezuela. In addition, the Company in the past has moved other drilling units from the U.S. Gulf of Mexico to India and the west coast of Africa and has moved certain of its rigs between the U.S. and Mexican Gulf markets.

OFFSHORE CONTRACT DRILLING OPERATIONS

     The Company's offshore contract drilling operations, which accounted for approximately 51 percent and 55 percent of operating revenues in the three months ended March 31, 1996 and the year ended December 31, 1995, respectively, are conducted worldwide. Giving effect to the Acquisition, the Company's offshore drilling fleet will consist of 55 units, composed of 42 jackup rigs, two drillships, one semisubmersible rig, eight submersible rigs and two posted barges. In addition, the Company expects to acquire through a joint venture arrangement a 41 percent interest in, and to operate, a third dynamically positioned drillship upon the owner's receipt of final consent from the Russian authorities. The Company will also acquire Neddrill's rights to operate under a bareboat charter a harsh environment jackup rig as a hotel accommodation unit in the North Sea. After the Acquisition, the Company's principal regions of offshore contract drilling operations will include the North Sea, the Gulf of Mexico, West Africa, Brazil, Venezuela, the Middle East and, to a lesser extent, India. See "The Acquisition."

  International Contract Drilling

     The Company's international offshore contract drilling operations are conducted in Nigeria, Venezuela, Qatar, Zaire, Mexico and India. At March 31, 1996, the Company's international offshore contract drilling fleet consisted of 18 rigs, of which 16 were working under contract, one was available for bidding, and one was in the shipyard.

     In 1995, approximately 55 percent of the Company's international offshore contract drilling revenues was derived from contracts with major oil and gas companies, 37 percent from government-owned companies and the balance from contracts with independent operators. In 1995, one of the Company's customers, Lagoven, a subsidiary of the government-owned oil company of Venezuela, accounted for approximately 11 percent of the Company's total operating revenues.

     The Company has seven jackup rigs and two posted barges located along the west coast of Africa. Six of the jackup rigs are under long-term contracts extending through dates ranging from December 1996 to June 1998, with major oil companies. The seventh jackup rig is available for work. The two posted barges are under contract through June 1996.

     The Company has four jackup rigs located in Venezuela. One of these rigs is under a long-term contract terminating in the year 2000, and contracts for two are expected to be renewed for periods of twelve months or longer. The fourth rig is under a long-term contract with Shell Venezuela S.A.

     The Company has three jackup rigs located in the Persian Gulf. One rig is in Qatar under a long-term contract extending through October 1998. A second rig, which was acquired in March 1996, is scheduled for refurbishment upon completion of its current well in Qatar prior to commencement of a long-term contract extending through June 1999. The third rig, currently undergoing refurbishment in the United Arab Emirates, is scheduled to be available for work in the third quarter of 1996.

     The Company has a jackup rig working in India under a long-term bareboat charter agreement that expires in September 1996 and a jackup rig working in Mexico under a long-term contract that expires in November 1996.

  Domestic Contract Drilling

     The Company's domestic offshore contract drilling fleet consisted of 28 rigs at March 31, 1996, of which 17 were working under contract, three were being upgraded, modified and/or refurbished, seven were being held in various stages of readiness to enter the marketplace and one was under evaluation following damages sustained in transportation. The Company continually evaluates the economics of re-entering the market with these rigs and expects to do so when conditions warrant.

     In 1995, approximately 55 percent of the Company's domestic offshore contract drilling revenues was derived from contracts with major oil and gas companies and the remaining 45 percent was derived from contracts with independent operators.

  Offshore Drilling Rigs

     The Company's offshore drilling rig fleet consisted of 36 jackup rigs, eight submersible rigs and two posted barges at March 31, 1996. Each type of rig is described further below. There are several factors that determine the type of rig most suitable for a particular job, the more significant of which include the water depth and bottom conditions at the proposed drilling location, whether the drilling is being done over a platform or other structure, and the intended well depth.

     Seventeen of the Company's 46 offshore rigs have a top drive unit, and the Company has three additional top drive units which have not been installed on rigs. A top drive unit is a technologically-advanced drilling tool used in many drilling applications both offshore and on land. Twenty-eight of the Company's 46 offshore rigs are equipped with cascading solids control systems. A cascading solids control system is a highly efficient method for controlling the solids in drilling mud, the use of which enhances removal of well bore cuttings and results in better bit performance and reduced mud conditioning costs to the operator. In addition, ten of the Company's 46 offshore rigs are equipped with zero discharge capability.

     Jackup Rigs. The Company had 36 jackup rigs in the fleet at March 31, 1996. Jackup rigs are mobile self-elevating drilling platforms equipped with legs which can be lowered to the ocean floor until a foundation is established to support the drilling platform. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter landing deck and other related equipment. The rig legs may operate independently or have a mat attached to the bottom of them in order to provide a more stable foundation in soft bottom areas. Twenty-three of the Company's jackup rigs are independent leg rigs and 13 are mat supported rigs. Moving a rig to the drill site involves jacking up its legs until the hull is floating on the surface of the water. The hull is then towed to the drill site by tugs and the legs are jacked down to the ocean floor. The jacking operation continues until the hull is raised out of the water and drilling operations are conducted with the hull in its raised position. A cantilevered jackup has a feature that permits the drilling platform to be extended out from the hull, allowing it to perform drilling or workover operations over pre-existing platforms or structures. Slot type jackup rigs are configured for the drilling operations to take place through a slot in the hull. The Company's jackup rigs are capable of drilling to a maximum depth of 25,000 feet in water depths of up to 390 feet, depending on the jackup rig.

     Submersible Rigs. The Company had eight submersibles in the fleet at March 31, 1996. Submersible rigs are mobile drilling platforms which are towed to the drill site and submerged to drilling position by flooding the lower hull until it rests on the sea floor, with the upper deck above the water surface. The Company's submersible rigs are capable of drilling to a maximum depth of 30,000 feet in water depths of up to 100 feet, depending on the submersible rig.

     The Company has conducted a preliminary engineering feasibility study of converting submersible rigs to semisubmersible rigs capable of conducting drilling operations in deeper water. The Company has targeted five of its eight submersible rigs as possible candidates for conversion to semisubmersible rigs. See "The Acquisition -- Semisubmersible Rigs" for a description of the semisubmersible type of drilling rig. The Company has held preliminary discussions with certain offshore operators regarding this project. Because any such conversion would require substantial capital expenditures, such a project would not likely be undertaken except in connection with entering into a long-term drilling contract with an operator. The Company cannot currently predict whether any conversion projects will be undertaken.

     Posted Barges. The two posted barges in the Company's fleet at March 31, 1996 are not a part of the Company's long-term strategic objectives and have been reclassified as assets held for sale. See "The Company -- Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

     The following table sets forth certain information concerning the Company's offshore drilling rig fleet at March 31, 1996. The table does not include 13 offshore rigs owned by operators for which the Company had labor contracts as of March 31, 1996. Unless otherwise indicated, the Company owns and operates the rigs included in the table.

                             OFFSHORE DRILLING RIGS

                                                                            WATER      MAXIMUM
                                                                            DEPTH      DRILLING
                                                                YEAR        RATING      DEPTH
                                                              BUILT OR      ------     -------
        NAME                    MAKE             TYPE(1)     REBUILT(2)                              LOCATION       STATUS(3)
- --------------------    ---------------------    -------     ----------     (FEET)     (FEET)      ------------     ----------
JACKUP RIGS -- 36
Eddie Paul(4)           MLT 84-ERC                 IC         1995 R          390      25,000      U.S. Gulf        Active
Coral Sea               MLT 53-S                   IS         1972            320      25,000      U.S. Gulf        Stacked
Nimitz                  MLT 84-S                   IS         1975            300      25,000      U.S. Gulf        Stacked
Carl Norberg            MLT 82-C                   IC         1976            250      20,000      Venezuela        Active
Dana(5)                 MLT 82-C                   IC         1976            250      20,000      Qatar            Active
Charles Copeland(4)     MLT 82-SD-C                IC         1995 R          250      20,000      Venezuela        Active
Earl Frederickson       MLT 82-SD-C                IC         1979            250      20,000      Venezuela        Active
Ed Noble(4)             MLT 82-SD-C                IC         1990 R          250      20,000      Nigeria          Active
Lloyd Noble(4)          MLT 82-SD-C                IC         1990 R          250      20,000      Nigeria          Active
Tom Jobe(4)             MLT 82-SD-C                IC         1982            250      25,000      U.S. Gulf        Active
Azteca(6)               Levingston 111-C           IC         1996 R          300      20,000      U.S. Gulf        Shipyard
Ed Holt(7)              Levingston 111-C           IC         1994 R          300      25,000      India            Active
John Sandifer(4)        Levingston 111-C           IC         1995 R          300      25,000      U.S. Gulf        Active
Maya(8)                 Levingston 111-C           IC         1976            300      20,000      U.S. Gulf        Shipyard
Gus Androes(9)          Levingston 111-C           IC         1996 R          300      25,000      U.A.E.           Shipyard
Sam Noble(4)            Levingston 111-C           IC         1982            300      25,000      Mexican Gulf     Active
George McLeod(4)        F&G L-780 MOD II           IC         1995 R          300      25,000      Qatar            Active
Percy Johns(4)          F&G L-780 MOD II           IC         1995 R          300      25,000      Nigeria          Active
Roy Butler(4)(10)       F&G L-780 MOD II           IC         1982            300      25,000      Zaire            Active
Tommy Craighead(4)      F&G L-780 MOD II           IC         1990 R          300      25,000      Nigeria          Active
Johnnie Hoffman(4)      Baker Marine BMC 300       IC         1993 R          300      25,000      U.S. Gulf        Active
Dick Favor              Baker Marine BMC 150       IC         1993 R          150      20,000      Venezuela        Active
Don Walker(4)           Baker Marine BMC 150       IC         1982            150      20,000      Nigeria          Active
Marvin Winters          Bethlehem JU-250           MC         1982            250      20,000      U.S. Gulf        Active
Duke Hinds              Bethlehem JU-200           MC         1990 R          200      25,000      U.S. Gulf        Active
Frank Lamaison          Bethlehem JU-200           MC         1982            200      20,000      U.S. Gulf        Active
Mac McCoy               Bethlehem JU-200           MC         1982            200      20,000      U.S. Gulf        Active
Red McCarty             Bethlehem JU-200           MC         1982            200      25,000      U.S. Gulf        Active
W.T. Johnson            Bethlehem JU-200           MC         1982            200      20,000      U.S. Gulf        Active



                                                                YEAR        WATER      MAXIMUM
                                                              BUILT OR      DEPTH      DRILLING
        NAME                    MAKE             TYPE(1)     REBUILT(2)     RATING      DEPTH        LOCATION       STATUS(3)
- --------------------    ---------------------    -------     ----------     ------     -------     ------------     ----------
                                                                            (FEET)     (FEET)
Cecil Forbes            Bethlehem JU-300           MS         1974            300      20,000      U.S. Gulf        Stacked
Cliff Matthews          Bethlehem JU-250           MS         1976            250      20,000      U.S. Gulf        Active
Frank Reiger            Bethlehem JU-250           MS         1975            250      20,000      U.S. Gulf        Stacked
Jack Clark              Bethlehem JU-250           MS         1974            250      20,000      U.S. Gulf        Active
Jim Bawcom              Bethlehem JU-250           MS         1981            250      25,000      U.S. Gulf        Active
Linn Richardson         Bethlehem JU-250           MS         1994 R          250      20,000      U.S. Gulf        Damage
                                                                                                                    Assessment
NN-1(11)                Bethlehem JU-45            MS         1990 R           45      20,000      Nigeria          Available
SUBMERSIBLE
  RIGS -- 8
Amos Runner(4)          Column Stabilized                     1982            100      25,000      U.S. Gulf        Active
Jim Thompson            Column Stabilized                     1993            100      25,000      U.S. Gulf        Active
Max Smith               Column Stabilized                     1980            100      25,000      U.S. Gulf        Shipyard
Paul Romano(4)          Column Stabilized                     1981            100      30,000      U.S. Gulf        Active
Paul Wolff              Column Stabilized                     1981            100      30,000      U.S. Gulf        Active
Joe Alford              Column Stabilized                     1982             85      25,000      U.S. Gulf        Stacked
Lester Pettus           Column Stabilized                     1982             85      25,000      U.S. Gulf        Stacked
Fri Rodli               Column Stabilized                     1979             70      25,000      U.S. Gulf        Stacked
POSTED BARGES -- 2
Lewis Dugger(4)         Ideco E 3000                          1990 R           18      30,000      Nigeria          Active
Chuck Syring(4)         Oilwell E 3000                        1990 R           18      25,000      Nigeria          Active

- ---------------

(1) Type codes are defined as follows:

    IC.........  Independent Leg Cantilevered jackup rig
    IS.........  Independent Leg Slot jackup rig
    MC.........  Mat Supported Cantilevered jackup rig
    MS.........  Mat Supported Slot jackup rig

(2) Rigs designated with an "R" were modified, refurbished or otherwise upgraded in such year by capital expenditures in an amount material to the net book value of such rig.

(3) Rigs listed as "active" were operating under contract and rigs listed as "available" were available for bidding as of March 31, 1996. Rigs listed as "stacked" were not operating under contract and were either in need of expenditures to reactivate or not being actively marketed at such date. Rigs listed as "shipyard" are undergoing upgrade, modification or refurbishment. The rigs listed as "stacked" were protected at the time of deactivation, utilizing procedures recommended by the original equipment manufacturer. A rig that has undergone this deactivation procedure generally takes less cost and lead time in order to be returned to active service than a rig that has not undergone such procedure.

 (4) Equipped with a top drive unit.

 (5) Planned to be upgraded and refurbished in the third quarter of 1996.

 (6) Currently being converted to a cantilever rig and upgraded and refurbished. To be renamed the Gene Rosser.

 (7) Bareboat chartered to a third party under which the Company maintains operating control of the rig.

 (8) Planned to be converted to a cantilever rig and upgraded and refurbished as market conditions warrant.

 (9) Currently being upgraded and refurbished. Formerly named the Odin Explorer.

(10) Although the rig is designed to drill in a maximum water depth of 300 feet, the rig is currently equipped with legs adequate to drill in approximately 125 feet of water. The Company has fabricated and is currently installing an additional 120 feet of legs.

(11) Owned by NN-1 Limited Partnership, of which Noble Drilling is the general partner and in which it has a majority interest. The rig is mortgaged under a first preferred ship mortgage in favor of the United States government to secure repayment of the U.S. Government Guaranteed Ship Financing Sinking Fund Bonds issued in 1978 by the predecessor of the partnership in connection with the construction and purchase of the rig.

TURNKEY DRILLING AND ENGINEERING SERVICES

     Through Triton, the Company provides turnkey drilling, drilling project management, drilling and completion planning and design, specialized drilling tools and services, and contract engineering and consulting manpower. Turnkey drilling, Triton's major service, involves the coordination of all equipment, materials, services and management to drill a well to a specified depth for a fixed price. Under turnkey drilling contracts, Triton bears the financial risk of delays in the completion of the well. In providing its services, Triton can use drilling rigs owned either by the Company or by a third party, depending on availability. The drilling of a turnkey well is generally completed within 30 to 50 days. Twenty-seven wells were completed by Triton in 1995 compared to 35 wells for 1994. Seven of the 35 wells were completed prior to the Company's acquisition of Triton in April 1994. Revenues from turnkey drilling services represented 22 percent and 16 percent of consolidated operating revenues in 1995 and 1994, respectively. The revenue percentage for 1994 consists of Triton's revenues from the time of the acquisition in April 1994 through year end 1994. Triton completed eight turnkey wells during the three months ended March 31, 1996. Revenues from turnkey drilling services represented 32 percent of consolidated operating revenues for the quarter.

     The Company provides engineering services relating primarily to the design of drilling equipment for offshore development and production services and to the recertification of oilfield equipment. The Company works, on a contract basis, with operators and prime construction contractors of drilling and production platforms in the design of drilling equipment configurations aimed at optimizing the operational efficiency of developmental drilling by maximizing platform space utilization and load capability.

     Through its operations in Venezuela, the Company provides engineering services in the form of an alliance program with Lagoven. The Company utilizes its own drilling rigs and employs Triton personnel for the engineering and operating expertise.

LABOR CONTRACTS

     The Company's offshore operations also included at March 31, 1996 labor contracts for drilling and workover activities covering 13 rigs operating in the U.K. North Sea. These rigs are not owned or leased by the Company. Under its labor contracts, the Company provides the personnel necessary to manage and perform the drilling operations from drilling platforms owned by the operator. The contracts are generally renewable no more frequently than on an annual basis. After drilling operations are completed, workover operations usually become an important element of each platform's activity. Thus, drilling contractor crews usually remain on the platform until a field is depleted by production.

     The Company was awarded a contract in 1994 by Hibernia Management and Development Company Ltd. ("Hibernia") for offshore production drilling and related services. The contract calls for the Company to commission, operate and maintain two state-of-the-art platform rigs to be installed on the concrete gravity-based structure that will be used to develop the Hibernia field off the coast of Newfoundland. The Company established an office in St. Johns, Newfoundland in late 1994. A team of six experienced personnel are employed in St. Johns and are presently participating in the preparation of operating, equipment maintenance and procedures manuals, and the procurement of equipment. Commissioning of the drilling and related equipment is scheduled to commence in May 1996 through November 1996. The gravity-based structure is scheduled for tow out to location in May 1997, with commencement of the first well scheduled to occur in early September 1997. The Company has a five-year contract with Hibernia with an option for a five-year extension. It is anticipated that the Company will have approximately 120 employees assigned to this project at its peak in 1997.

LAND DRILLING OPERATIONS

     The Company's land drilling operations are conducted in Canada, Texas and Louisiana. At March 31, 1996, 19 of the Company's 46 land rigs were available for active bidding by the Company. Of these 19 rigs, 10 were located in the United States and nine were located in Canada. Thirteen of the 19 actively-marketed rigs were operating under contract and six were available for bidding at that date. Twenty-seven rigs were stacked and not being actively marketed. The remaining net book value of these stacked rigs is not material.

The Company's land drilling operations have become less significant as the Company has emphasized its offshore and international operations.

RECENT DEVELOPMENTS

  Asset Rationalization Program

     Consistent with the Company's strategic objectives to enhance the deepwater capability of its fleet, the Company has sold two of its posted barges (the Gus Androes and Gene Rosser) and has reclassified its two remaining posted barges (the Lewis Dugger and Chuck Syring) as assets held for sale. The Company expects the sale of these two barges to occur during 1996. The net proceeds of sale received to date and expected to be received with respect to the remaining two barges, together with working capital, have been used to purchase the two jackup rigs described in the next paragraph and are planned to be used to enhance the deepwater capability of the Company's fleet.

     On February 26, 1996, the Company purchased the Odin Explorer, renamed the Gus Androes, a 300-foot independent leg cantilevered jackup rig located in the United Arab Emirates. The rig is currently undergoing refurbishment and is scheduled to be available for work in the third quarter of 1996. In addition, on March 20, 1996, the Company purchased the Dana, a 250-foot independent leg cantilevered jackup rig located offshore Qatar.

                                THE ACQUISITION

     On April 25, 1996, the Company entered into an Agreement of Sale and Purchase (the "Acquisition Agreement") with Nedlloyd and Neddrill Holding B.V. to acquire the assets of Neddrill utilized in its offshore contract drilling, accommodation and other oil and gas exploration and production related service businesses, $25,000,000 in net working capital and the personnel employed by Neddrill. The purchase price is $300,000,000 in cash plus 5,000,000 shares of Common Stock.

     The Acquisition promotes the Company's historic and long-term strategic goals of expanding its international presence and enhancing its deepwater drilling capabilities. The Acquisition adds deepwater and harsh environment capabilities to the Company's fleet, diversifies the fleet to include drillships and a semisubmersible and increases the Company's geographic diversification by providing entry into the Brazilian offshore market and expanding its presence in the North Sea.


     Neddrill's operations are managed from its headquarters in Rotterdam, The Netherlands. Its fleet includes two dynamically positioned drillships (one of which is currently operating offshore West Africa, the second offshore Brazil); one second generation semisubmersible rig operating in the North Sea; and six harsh environment jackup drilling rigs (five operating in the North Sea and one offshore Argentina). Neddrill also owns a 41 percent interest in a third dynamically positioned drillship through a joint venture for which Neddrill will operate the drillship. In addition, Neddrill operates under a bareboat charter a seventh harsh environment jackup rig as a hotel accommodation unit in the North Sea. Neddrill's semisubmersible and jackup rigs are all currently under contract, with commitments extending through August 1996 to 2001, depending on the rig. All three drillships are committed under five to six year contracts to work for Petrobras offshore Brazil. In addition to the one drillship already on location, the other two are scheduled to arrive in late 1996 or early 1997.


     Neddrill currently employs approximately 615 personnel in offshore/field positions and 60 employees in shorebase and administrative positions. Depending on location, some employees are covered by a labor agreement or are represented by labor unions. Neddrill's employees will initially receive the same pay rates and benefits package as they received prior to closing of the Acquisition, although the Acquisition Agreement does not bind the Company to continue to provide pay or benefits except as required by applicable law and existing employment agreements. Neddrill maintains shorebase facilities in Argentina, Brazil, Denmark, the United Kingdom and The Netherlands.

     The Acquisition will expand the types of rigs comprising the Company's offshore fleet to include drillships and a semisubmersible. Each of these types of rigs is described further below.

     Drillships. Drillships are ships that are equipped for drilling and are typically self-propelled and move from one location to another under their own power. Drillships are positioned over the well through use of either an anchoring system or a computer controlled thruster system (dynamic positioning). Neddrill's two wholly owned drillships are capable of drilling in water depths of up to 4,500 feet. Upon completion of a scheduled substantial upgrade, the Neddrill Muravlenko will be capable of drilling in water depths of up to 4,000 feet. Drillships are typically more expensive to construct and operate than jackup rigs.

     Semisubmersible Rigs. Semisubmersible rigs are floating platforms which, by means of a water ballasting system, can be submerged to a predetermined depth so that a substantial portion of the hull is below the water surface during drilling operations. Neddrill's semisubmersible rig maintains its position over the well through the use of dynamic positioning. Neddrill's semisubmersible rig is designed to work in water depths of up to 1,500 feet and can drill in many areas where the Company's jackup rigs can also drill. However, semisubmersible rigs normally require water depth of at least 200 feet in order to conduct operations. Semisubmersible rigs are typically more expensive to construct and operate than jackup rigs.

     The following table sets forth certain information concerning Neddrill's owned and operated offshore drilling fleet at March 31, 1996. Unless otherwise indicated, Neddrill wholly owns and operates the units listed in the table.

                        NEDDRILL OFFSHORE DRILLING RIGS



                                                                   YEAR       WATER     MAXIMUM
                                                                 BUILT OR     DEPTH     DRILLING
           NAME                       MAKE           TYPE(1)    REBUILT(2)    RATING     DEPTH       LOCATION     STATUS(3)
- --------------------------  ------------------------ -------    ----------    ------    -------    ------------   ---------
                                                                              (FEET)    (FEET)
DYNAMICALLY POSITIONED
  DRILLSHIPS-3
Neddrill 1................  Gusto Engineering                     1995R       4,500     20,000     West Africa    Active
                            Pelican Class (enhanced)
Neddrill Muravlenko (4)...  Gusto Engineering                      1982         984     21,000     Norway         Docked
                            Pelican Class
Neddrill 2 (5)............  Neddrill                               1977       4,500     25,000     Brazil         Active
SEMISUBMERSIBLE-1
Neddrill 6 (6)(7).........  Offshore Co. SCP III                  1991R       1,500     25,000     U.K.           Active
JACKUP RIGS-7
Neddrill Trigon             CFEM T-2005C
  (6)(7)(8)...............                            IC           1982         360     25,000     Argentina      Active
Neddrill 10 (6)(7)........  CFEM T-2005C              IC           1982         300     25,000     Denmark        Active
Neddrill 3 (6)(7).........  Marine Structure CJ-46    IC           1982         250     20,000     Netherlands    Active
Neddrill 9 (6)(7).........  Marine Structure CJ-46    IC           1982         230     20,000     France         Active
Neddrill 7 (6)(7).........  Marine Structure CJ-46    IC           1981         205     25,000     U.K.           Active
Neddrill 4 (6)(7).........  Neddrill                  IC           1982         250     20,000     Netherlands    Active
Neddrill Kolskaya           Gusto Engineering
  (6)(9)..................                            IC           1983         330        N/A     Denmark        Active

- ---------------

(1) Type code is defined as follows:

     IC . . . . Independent Leg Cantilevered jackup rig

(2) Rigs designated with an "R" were modified, refurbished or otherwise upgraded in such year by capital expenditures in an amount material to the net book value of the rig.

(3) Rigs listed as active were operating under contract as of March 31, 1996.

                                         (Footnotes continued on following page)

(4) Neddrill owns a 41 percent interest in the drillship through a joint venture arrangement. The drillship is scheduled to be upgraded in Gibraltar in the second half of 1996 to increase water depth rating to 4,000 feet at a projected total cost of $36,000,000 (one-half to be paid by Neddrill). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


(5) Scheduled to be upgraded in the second half of 1996 to increase water depth rating to 6,000 feet at a projected cost of $26,000,000. See "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Liquidity and Capital Resources."

(6) Harsh environment capability.

(7) Equipped with a top drive unit.

(8) Scheduled to be returned to the North Sea in the second half of 1996 and upgraded to increase leg holding capacity, repair spudcans and extend cantilever reach at a projected cost of approximately $14,000,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(9) Neddrill operates this unit, which is presently used in offshore hotel accommodation mode (at a capacity of 250 bunks) instead of drilling mode, under a bareboat charter terminating in August 1996, with an option to extend through April 1997.

     The Neddrill 2 is currently operating under contract for Petrobras offshore Brazil. The Neddrill 1, which is currently operating under contract offshore West Africa, was upgraded in 1995 from moored-only positioning to a rated water depth of 4,500 with dynamic positioning. The Neddrill 1 is scheduled during the second half of 1996 for mobilization to Brazil to substitute for the Neddrill 2 while it undergoes a scheduled upgrade during the fourth quarter of 1996 to a rated water depth of 6,000 feet, after which the Neddrill 2 is scheduled to continue in a renewed long-term contract with Petrobras. Upon the return offshore Brazil of the Neddrill 2, the Neddrill 1 is scheduled for certain refurbishments upon conclusion of which it also is scheduled to commence a long-term contract with Petrobras. Each of the contracts with Petrobras contains provisions that permit Petrobras to terminate the contract without further obligation under certain circumstances, including the failure of Neddrill to perform its obligations under the contract. Generally, Neddrill's other drilling contracts permit the operator to terminate the contracts without further obligation upon relatively short prior notice (in one contract, 10 days) to Neddrill. Such provisions are common in oil and gas offshore drilling contracts.

     The closing of the Acquisition is contingent upon the simultaneous closing of the Equity Offerings and the Debt Offering. The closing of the Acquisition is also subject to certain other conditions, including a condition to the obligation of the Company to proceed with the closing that no actual, constructive, arranged or compromised total loss of the Neddrill 1, Neddrill 2 or Neddrill 6 or of two or more of Neddrill's other rigs shall have occurred or that there not have been the cancellation, termination or rescission by Petrobras of either of the current drilling contracts with Petrobras regarding the Neddrill 1 or Neddrill 2. If an actual, constructive, arranged or compromised total loss of only one of the rigs not specified occurs, there will be a reduction to the purchase price based on an amount scheduled for each drilling unit in the Acquisition Agreement. There can be no assurance that such other conditions will be satisfied or that the Acquisition will be completed.

     The closing of the Equity Offerings and the Debt Offering is contingent upon the simultaneous closing of the Acquisition. If the Acquisition is not completed for any reason, the Offerings will not be consummated.

                            SELECTED FINANCIAL DATA

     The following sets forth certain historical consolidated financial data relating to the Company. The selected financial data for each of the years in the five-year period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. This information should be read in conjunction with the consolidated financial statements and the information set forth herein under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                    THREE MONTHS ENDED
                                         MARCH 31,                               YEAR ENDED DECEMBER 31,
                                   ---------------------     ---------------------------------------------------------------
                                     1996         1995         1995         1994         1993            1992         1991
                                   --------     --------     --------     --------     --------        --------     --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA(1)
Operating revenues..............   $104,757     $ 85,096     $327,968     $351,988     $264,531        $184,166     $230,151
Operating costs(2)..............     69,664       63,751      240,102      243,208      178,684         135,252      179,490
Depreciation and
  amortization(3)...............      8,930        8,834       36,492       39,519       28,886          27,248       30,052
Selling, general and
  administrative................     12,025       10,556       40,139       47,606       28,284          30,716       32,684
Impairments, net of gains on
  asset sales and write-downs/
  restructuring charges(4)......         73           --           --        3,661           --          21,120       11,134
Minority interest...............        (32)         (58)        (214)        (169)        (232)             89           78
                                   --------     --------     --------     --------     --------        --------     --------
Operating income (loss).........     14,097        2,013       11,449       18,163       28,909         (30,259)     (23,287)
Interest expense................     (3,176)      (3,024)     (12,156)     (12,351)      (8,038)        (13,274)     (20,411)
Interest income.................        825        1,492        5,323        5,640        2,497           3,276        2,155
Other income, net...............        483          578          250       15,743        1,047           3,675        4,786
                                   --------     --------     --------     --------     --------        --------     --------
Income (loss) from continuing
  operations before income taxes
  and extraordinary item........     12,229        1,059        4,866       27,195       24,415         (36,582)     (36,757)
Income tax provision............     (1,503)      (1,720)      (3,272)      (5,672)      (3,333)         (3,396)      (2,417)
                                   --------     --------     --------     --------     --------        --------     --------
Income (loss) from continuing
  operations....................     10,726         (661)       1,594       21,523       21,082         (39,978)     (39,174)
Discontinued operations.........         --           --           --           --           --          (3,372)      (1,815)
Extraordinary item(5)...........         --           --           --           --        1,770              --        4,978
                                   --------     --------     --------     --------     --------        --------     --------
Net income (loss)...............     10,726         (661)       1,594       21,523       22,852         (43,350)     (36,011)
Preferred stock dividends.......     (1,511)      (2,670)      (7,199)     (12,764)      (7,936)         (6,728)        (721)
                                   --------     --------     --------     --------     --------        --------     --------
Net income (loss) applicable to
  common shares.................   $  9,215     $ (3,331)    $ (5,605)    $  8,759     $ 14,916        $(50,078)    $(36,732)
                                   ========     ========     ========     ========     ========        ========     ========
Net income (loss) applicable to
  common shares per
  share(6)(7)...................   $   0.10     $  (0.06)    $  (0.08)    $   0.11     $   0.22        $  (1.05)    $  (0.81)
Weighted average common shares
  outstanding...................     95,782       80,066       89,736       77,576       66,923          47,762       45,554
BALANCE SHEET DATA (AT END OF
  PERIOD)(1)
Working capital (deficit)(8)....   $123,190     $152,107     $101,623     $157,885     $150,535        $ 42,993     $ (3,239)
Property and equipment, net.....   $525,742     $495,738     $542,978     $493,322     $482,029        $338,382     $384,182
Total assets....................   $757,953     $731,618     $741,392     $739,889     $696,553        $456,529     $560,987
Long-term debt..................   $126,048     $126,546     $129,923     $126,546     $127,144        $ 87,280     $ 73,145
Total debt(9)...................   $138,658     $130,246     $142,133     $132,790     $127,690        $114,477     $182,784
Shareholders' equity............   $531,431     $524,755     $523,493     $527,611     $516,770        $301,634     $324,367
OTHER DATA(1)
Capital expenditures............   $ 42,171     $ 16,082     $ 87,428     $ 55,834     $173,501(10)    $  5,997     $129,986(11)
Ratio of earnings to fixed
  charges(12)...................       4.85x        1.35x        1.40x        3.20x        4.04x           N.M.         N.M.

- ---------------

N.M. -- Not Meaningful.
                                             (Table continued on following page)

 (1) The Selected Financial Data present the restatement of the Company's historical financial statements for 1994 and prior periods to reflect the 1994 merger of Chiles into a wholly owned subsidiary of the Company, which was accounted for as a pooling of interests. The Selected Financial Data also include the acquisition of Triton in April 1994 and the October 1993 acquisition of nine jackup rigs from Western, both of which were accounted for under the purchase method.

 (2) Consists of operating costs and expenses other than depreciation and amortization, selling, general and administrative, minority interest, impairments, net of gains on asset sales, and write-downs and restructuring charges.

 (3) Effective January 1, 1995, the Company revised its estimates of salvage values and remaining depreciable lives of certain rigs. The effect of this change was a reduction to depreciation and amortization of $6,160,000, or $0.07 per common share, for the year ended December 31, 1995.

 (4) Consists of gains on the sale of assets and provisions resulting from write-downs of certain assets, facility consolidation costs and, to a lesser extent, severance costs.

 (5) Consists of a gain on extinguishment of debt in 1993 and a gain on an insurance settlement in 1991.

 (6) Net (loss) income applicable to common shares per share before extraordinary item was $0.20 and $(0.92) for the years ended December 31, 1993 and 1991, respectively. Loss applicable to common shares per share from discontinued operations was $(0.07) and $(0.04) for the years ended December 31, 1992 and 1991, respectively.

 (7) Includes the $0.02 per share effect of the March 1995 preferred conversion payment related to the conversion of 923,862 shares of the Company's $2.25 Convertible Exchangeable Preferred Stock. The payment of $1,524,000 was accounted for as a reduction of net earnings applicable to common shares when calculating the net loss applicable to common shares per share.

 (8) Chiles reclassified $50,500,000 of its outstanding indebtedness from long-term to current liabilities in 1991. This reclassification was made because as of December 31, 1991, Chiles anticipated not being able to remain in compliance, and subsequently was not able to remain in compliance, with all of the terms of its debt agreements.

 (9) Consists of short-term debt and current installments of long-term debt, and long-term debt.

(10) Includes the acquisition by the Company of nine jackup rigs from Western for $150,000,000 in cash.

(11) Includes the acquisition of five jackup rigs and seven submersible rigs from Transworld Drilling Company for $5,000,000 in cash and a $70,000,000 promissory note.

(12) For the purposes of computing the ratio, "earnings" represents income
     (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs. As a result of the losses incurred in the years ended December 31, 1992 and 1991, earnings did not cover fixed charges by $36,582,000 and $36,757,000, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OUTLOOK

     The Company's operating strategy has been to pursue drilling opportunities in the U.S. and various international markets. Worldwide drilling conditions vary substantially from region to region; however, the Company operates in many markets where there is a demand for offshore rigs. During late 1992, U.S. natural gas prices improved, resulting in greater demand and higher dayrates for drilling rigs. Increasing U.S. natural gas prices resulted in significant improvements in the U.S. Gulf of Mexico rig demand and dayrates during the second half of 1993. Declining world oil prices during this period reduced rig demand outside the U.S. Gulf. As a result of declining international rig demand and improved market conditions in the U.S. Gulf, many contractors mobilized rigs from international markets to the U.S. Gulf in late 1993 and early 1994. The increased supply of drilling rigs in the U.S. Gulf more than offset the increased level of U.S. Gulf rig demand during 1994 and the first half of 1995, causing increased pressure on dayrates. By mid-year 1995, rig demand in the international arena began to strengthen. Improved political stability and strengthened world oil prices caused more favorable market conditions which enabled the Company to further its strategy of mobilizing its rigs out of the U.S. Gulf of Mexico to international markets. Simultaneously, the U.S. Gulf of Mexico market strengthened due to improved gas prices, subsalt drilling, and deepwater drilling.

     The Company anticipates that the domestic offshore market will experience significant activity levels in the first two quarters of 1996. However, the Company is cautious and does not predict these robust levels to continue all year. The international market is anticipated to remain strong, assuming oil prices remain at current levels and the political environment remains stable. If the price of natural gas decreases in the near future, the Company's dayrates and utilization rates in the U.S. Gulf could be adversely affected. The Company can predict neither the future level of demand for its drilling services nor the future conditions in the offshore contract drilling industry.

     The Company had seven offshore drilling rigs under contract and one offshore drilling rig available for bidding in Nigeria at March 31, 1996. The contracts under which the seven rigs are operating each contain provisions permitting the operator to suspend operations in the event of force majeure and to terminate the contract if the force majeure continues; however, no operator has elected to suspend operations pursuant to these provisions. The Company maintains war and political risk insurance (covering physical damage or loss up to the insured value of each rig), subject, in the case of certain coverages, to immediate termination upon certain events or upon termination by the underwriter on seven days' notice. In recent periods, the Nigerian economy has experienced high inflation. During these periods, the Company's operations were not materially affected, and the Company received timely payment for its services in U.S. dollars. Revenues from drilling activities in Nigeria accounted for approximately 14 percent, 14 percent and 13 percent, respectively, of the Company's operating revenues in the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994.

     The Company began to operate in Venezuela in late 1993 and currently has four rigs located in that country. Three jackup rigs were under contract with Lagoven, a subsidiary of the government-owned oil company of Venezuela, and one jackup rig is under contract with Shell Venezuela S.A. In recent periods, the Venezuelan economy has experienced high inflation and a shortage of foreign currency. During a banking crisis in July 1994, the Venezuelan government imposed a program of currency exchange controls and taxes on certain financial transactions that temporarily limited the ability of the government-owned oil companies and their affiliates to make payment in U.S. dollars or other hard currencies to oilfield service contractors. During this period, the Company's operations were not materially affected, and the Company received timely payment for its services in U.S. dollars. During April 1996, the Venezuelan government announced increases in refined petroleum products prices, interest rates and the value-added tax rate. In addition, the government eased exchange controls and granted pay raises to public sector employees. Although timely U.S. dollar payments are currently being made to the Company, future exchange control actions of the Venezuelan government could adversely affect the Company's operations in Venezuela. Revenues from drilling activities in Venezuela accounted for approximately eight percent, 10 percent and 10 percent, respectively, of the Company's operating revenues in the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994.

     On April 25, 1996, the Company entered into an agreement of sale and purchase to acquire Neddrill for the purchase price of $300,000,000 in cash plus 5,000,000 shares of Common Stock. The Acquisition adds deepwater and harsh environment capabilities to the Company's fleet, diversifies the fleet to include drillships and a semisubmersible and increases the Company's geographic diversification by providing entry into the Brazilian offshore market and expanding its presence in the North Sea. See "The Acquisition."

LIQUIDITY AND CAPITAL RESOURCES

  Capital Expenditures and Commitments

     The Company had working capital of $123,190,000, $101,623,000 and $157,885,000 as of March 31, 1996 and December 31, 1995 and 1994, respectively. The increase in working capital was primarily due to the reclassification in the 1996 first quarter of the Company's two remaining barges as assets held for sale. The decrease in working capital from December 31, 1994 to December 31, 1995 of $56,262,000 was primarily due to 1995 capital expenditures of $87,428,000 offset by cash provided by operating activities. In addition, the Company had long-term debt related to the financing of the Company's insurance package, of which the short-term portion was $11,690,000 at December 31, 1995. Long-term debt as a percentage of long-term debt plus shareholders' equity was 20 percent and 19 percent at December 31, 1995 and 1994, respectively.

     The Company continues to have cash requirements for debt interest and principal payments, and for preferred dividends, when and if declared. In 1996, debt interest (exclusive of any interest on the Senior Notes) and principal payments are estimated to be approximately $23,900,000. Cumulative dividends on the 4,025,000 outstanding shares of Noble Drilling's $1.50 Convertible Preferred Stock are estimated to be approximately $6,038,000 for 1996. The Company expects to fund these 1996 obligations of $29,938,000 out of cash and short-term investments as well as cash expected to be provided by operations.

     During the first three months of 1996, the Company incurred capital expenditures of approximately $42,200,000 relating primarily to the purchase of the Gus Androes (formerly the Odin Explorer) and the Dana and the upgrade of the Azteca. At March 31, 1996, the Company had planned capital expenditures for the remainder of 1996 of approximately $54,000,000 related to upgrades of the Azteca (to be renamed the Gene Rosser), Roy Butler, Dana and Gus Androes, and replacements of equipment and drill pipe. Neddrill has planned capital expenditures of $77,000,000 in 1996 (approximately $70,000,000 of which is expected to be spent after consummation of the Acquisition), including upgrades to the Neddrill 2, Neddrill Trigon and Neddrill Muravlenko totaling approximately $58,000,000. The Company expects to fund these improvements to its assets, including those it acquires in the Acquisition, if consummated, out of cash provided by operations, to the extent available, and/or existing cash balances, including the proceeds generated prior to the date of this Prospectus by the sale of two barge rigs. Factors that could cause actual capital expenditures to exceed materially the planned capital expenditures include delays and cost overruns in shipyards, shortages of equipment, latent damage or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions, and changes in design criteria or specifications during repair or construction.

  Credit Facilities and Long-term Debt

     On a pro forma basis as of March 31, 1996, the Company's total indebtedness upon consummation of the Offerings and the use of proceeds as described herein would be $263,658,000, as compared to total shareholders' equity of $796,099,000. Substantially all of this indebtedness will consist of the $125,000,000 aggregate principal amount of Senior Notes offered in the Debt Offering and the $125,000,000 aggregate principal amount of 9 1/4% Notes currently outstanding.

     The amount of interest accruing each year on the Senior Notes will be approximately $11,250,000. The Senior Notes will not require any payments of principal prior to maturity in 2006. The terms of the Senior Notes will contain covenants that limit, among other things, the Company's ability to create or incur debt, pay dividends and other distributions and make certain investments, create liens on its assets, dispose of assets, merge or consolidate or sell substantially all of its assets. See "Description of Senior Notes."

     On November 3, 1995, the Company entered into a financing agreement with Transamerica Insurance Finance for a period of 18 months related to the renewal of its Marine Package, Protection and Indemnity, and Excess Liability insurance policies. The amount financed totaled $16,561,000 at a fixed interest rate of
6.23 percent per annum, repayable in 18 equal installments.

     On June 16, 1994, the Company entered into a credit agreement with First Interstate Bank of Texas, N.A. for a $25,000,000 revolving credit facility and a $5,000,000 letter of credit facility (see Note 5 of Notes to Consolidated Financial Statements of the Company included elsewhere herein). At March 31, 1996, the Company had lines of credit totaling $26,000,000, of which $3,000,000 was available for letters of credit, and letter of credit facilities aggregating $5,000,000, subject to the Company's maintenance of certain levels of collateral. At March 31, 1996, the Company had $24,724,000 available under the lines of credit. No amounts were outstanding under the lines of credit at March 31, 1996.

     In 1993, the Company issued $125,000,000 aggregate principal amount of 9 1/4% Notes, which will mature on October 1, 2003. Interest on the 9 1/4% Notes is payable semiannually on April 1 and October 1 of each year. The 9 1/4% Notes are redeemable at the option of the Company, in whole or in part, on or after October 1, 1998 at 103.47 percent of principal amount, declining ratably to par on or after October 1, 2001, plus accrued interest. Mandatory sinking fund payments of 25 percent of the original principal amount of the 9 1/4% Notes at par plus accrued interest will be required on October 1, 2001 and October 1, 2002. The indenture governing the 9 1/4% Notes contains certain restrictive covenants, including limitations on additional indebtedness and the ability to secure such indebtedness, restrictions on dividends and certain investments, and limitations on sales of assets, sales and leasebacks, transactions with affiliates, and mergers or consolidations. Although the terms of the Senior Notes include the same types of restrictive covenants (see "Description of Senior Notes -- Certain Covenants"), the limitations imposed under the Senior Notes generally provide the Company with greater financial flexibility, including with respect to the ability to incur additional indebtedness and to secure such indebtedness, as compared to the 9 1/4% Notes. Unless and until the terms of the 9 1/4% Notes are modified to be consistent with the Senior Notes in terms of the limitations contained in the restrictive covenants, the terms of the 9 1/4% Notes will govern the Company's ability to, among other things, incur additional indebtedness and secure such indebtedness.

     In connection with the initial construction of the NN-1, the predecessor of NN-1 Limited Partnership issued its U.S. Government Guaranteed Ship Financing Sinking Fund Bonds, of which $1,546,000 was outstanding at March 31, 1996. The bonds are secured by the vessel, and the applicable security agreement contains certain restrictions, including restrictions on distributions to partners, dispositions of assets and services to related parties. In addition, there are minimum working capital, net worth and long-term debt to net worth requirements applicable to NN-1 Limited Partnership. The Company's sharing percentage in NN-1 Limited Partnership's distributions from operations is generally 90 percent.

     Minimum principal payments on the long-term debt as described above are $12,210,000 in 1996, $4,417,000 in 1997, $506,000 in 1998, $31,250,000 in 2001,
$31,250,000 in 2002 and $62,500,000 in 2003 and, assuming consummation of the Debt Offering, $125,000,000 in 2006.

RESULTS OF OPERATIONS

     The following table sets forth selected consolidated financial information of the Company expressed as a percentage of total operating revenues for the periods indicated.

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Operating revenues
      Contract drilling services
         International offshore.................................   29.9%     29.7%     29.8%
         Domestic offshore......................................   24.7      33.0      44.6
         International land.....................................    4.2       5.6       7.3
         Domestic land..........................................    3.8       2.7       2.8
                                                                  -----     -----     -----
              Total contract drilling services..................   62.6      71.0      84.5
      Labor contract drilling services..........................   10.7      10.3      12.9
      Turnkey drilling services.................................   21.7      16.0        --
      Engineering and consulting services.......................    3.4       1.1       0.9
      Other revenue.............................................    1.6       1.6       1.7
                                                                  -----     -----     -----
                                                                  100.0     100.0     100.0
    Operating costs
      Contract drilling services................................  (42.2)    (45.5)    (55.2)
      Labor contract drilling services..........................   (8.1)     (8.1)    (10.5)
      Turnkey drilling services.................................  (19.7)    (13.3)       --
      Engineering and consulting services.......................   (2.2)     (0.8)     (0.8)
      Other expense.............................................   (1.0)     (1.4)     (1.1)
    Depreciation and amortization...............................  (11.1)    (11.2)    (10.9)
    Selling, general and administrative.........................  (12.2)    (13.5)    (10.7)
    Other income (expense), net(1)..............................    0.1      (1.0)      0.1
                                                                  -----     -----     -----
    Operating income............................................    3.6       5.2      10.9
    Interest expense............................................   (3.7)     (3.5)     (3.0)
    Interest income.............................................    1.6       1.6       0.9
    Other income, net...........................................    0.1       4.5       0.4
                                                                  -----     -----     -----
    Income from continuing operations before income tax and
      extraordinary item........................................    1.6       7.8       9.2
    Income tax provisions.......................................   (1.0)     (1.6)     (1.3)
                                                                  -----     -----     -----
    Income from continuing operations before extraordinary
      item......................................................    0.6       6.2       7.9
    Extraordinary item..........................................     --        --       0.7
                                                                  -----     -----     -----
    Net income..................................................    0.6       6.2       8.6
    Preferred stock dividends...................................   (2.2)     (3.6)     (3.0)
                                                                  -----     -----     -----
    Net (loss) income applicable to common shares...............   (1.6)%     2.6%      5.6%
                                                                  =====     =====     =====

- ---------------

(1) Consists of minority interest in 1995 and 1993 and minority interest and restructuring charges in 1994.

  1995 Compared With 1994

     Operating Revenues. During 1995, the Company generated operating revenues of $327,968,000 compared to operating revenues of $351,988,000 in 1994. This decrease of $24,020,000 was due primarily to reduced contract drilling services revenue caused by a softening of market conditions in the U.S. Gulf of Mexico and Canada. This decrease was partially offset by increased turnkey drilling and engineering and consulting services revenues.

     The Company's contract drilling fleet statistics are shown below.

                                                     OPERATING DAYS         AVERAGE DAYRATE
                                                    -----------------     -------------------
                                                     1995       1994       1995        1994
                                                    ------     ------     -------     -------
    Contract Drilling Services
      Offshore....................................  10,127     11,013     $17,698     $20,024
      Land........................................   4,453      4,332     $ 5,811     $ 6,763

     Labor contract drilling services revenue decreased by $1,067,000 due to the decrease in labor contracts and fewer operating days in the U.K.

     Turnkey drilling services revenues were $71,273,000 in 1995, compared to $56,380,000 earned in 1994 subsequent to the Company's acquisition of Triton, an increase of $14,893,000. Twenty-seven wells were completed in 1995, compared to 28 in 1994. The increase in revenues was due to completion of turnkey wells of longer duration in 1995. In 1995, the average turnkey well was drilled in 50 days compared to the 1994 average of 30 days. Triton's turnkey success ratio deteriorated in 1995, primarily because of significant operational problems on two domestic wells which resulted in losses of $7,293,000 on such wells.

     Engineering and consulting revenues increased from $3,796,000 in 1994 to $11,264,000 in 1995. The increase of $7,468,000 is mainly attributable to bonus revenues generated from the alliance program between the Company and Lagoven, a subsidiary of the government-owned oil company in Venezuela.

     Operating Costs. Operating costs ("Operating Costs") consist of operating costs and expenses other than depreciation and amortization, selling, general and administrative costs, minority interest and restructuring charges. Operating Costs were $240,102,000, or 73 percent of operating revenues, during 1995 compared to $243,208,000, or 69 percent of operating revenues, in 1994. Contract drilling services costs in 1995 decreased $21,769,000 from 1994 primarily as a result of reduced offshore activity levels, primarily in the U.S. Gulf of Mexico and the Bay of Campeche, Mexico.

     Labor contract drilling services costs in 1995 decreased $1,815,000 as compared to 1994. This decrease was due to a reduced number of operating days in 1995 compared to 1994.

     Turnkey drilling services costs increased $17,585,000 during 1995. As noted above, Triton's average turnkey well drilling time increased in 1995, partially due to operational issues on certain domestic wells. These operational issues were also the primary cause of the decline in turnkey profit margins to 10 percent in 1995 compared to 17 percent in 1994.

     Engineering and consulting services costs in 1995 increased $4,353,000 from 1994. This increase was due primarily to the inclusion in 1994 costs only of amounts incurred after the date the Company acquired Triton, as well as the start-up in 1995 of the Company's operational alliance with Lagoven in Venezuela.

     Depreciation and Amortization Expense. Depreciation and amortization expenses were $36,492,000 in 1995 compared to $39,519,000 in 1994. The decrease of $3,027,000 was primarily due to a change in accounting estimates offset by the effects of 1995 capital spending. Effective January 1, 1995, the estimated salvage values and remaining depreciable lives of certain rigs were adjusted to better reflect their economic lives and to be consistent with other similar assets owned by the Company. The effect of this change in estimate was a decrease in depreciation and amortization of $6,160,000, or $0.07 per share.

     Selling, General and Administrative Expenses. Selling, general and administrative ("SG&A") expenses were $40,139,000 during 1995 as compared to $47,606,000 in 1994, a decrease of $7,467,000. SG&A expenses decreased from 1994 due in part to reductions in overhead achieved as a result of restructuring and consolidation efforts. The 1994 SG&A expenses included approximately $5,300,000 in pooling expenses related to the Chiles merger.

     Restructuring Charges. A restructuring charge of $3,661,000 related to the Chiles merger was recorded in 1994 as a result of facility consolidation, including the write-down of certain of the Company's owned properties and, to a lesser extent, severance costs.

     Other, Net. Other, net was $250,000 during 1995 compared to $15,743,000 during 1994. This decrease was principally due to the 1994 gain of $8,000,000 on the sale of a drilling rig, net unrealized gains of $4,162,000 on marketable equity investments, and gain of $1,530,000 on the recovery of a previously written-off note receivable, offset by realized losses on marketable debt securities of $2,199,000.

     The Linn Richardson sustained damages in December 1995 while under tow to West Africa. The rig has been returned to the U.S. Gulf of Mexico for a complete damage assessment pursuant to a plan developed jointly by the Company and its insurance underwriters. A charge of $1,778,000 related to the cost of mobilizing the rig to West Africa was accrued in the fourth quarter of 1995. This amount represents management's best estimate of the total loss. Management does not believe this incident will have any other material adverse effect on the Company's financial condition or results of operations.

     Income Tax Provision. Provisions for income taxes of $3,272,000 and $5,672,000 were recorded in 1995 and 1994, respectively. This decrease was primarily due to a $2,100,000 U.S. separate return year loss carryback benefit recorded by Triton.

     At December 31, 1995, the Company had approximately $6,000,000 in withholding tax receivables related to withholding taxes in Nigeria. Management believes that this amount will be realized by obtaining the required tax certificates from the related operators.

  1994 Compared With 1993

     Operating Revenues. During 1994, the Company generated operating revenues of $351,988,000 compared to operating revenues of $264,531,000 in 1993. This increase of $87,457,000 was due primarily to the acquisition of Triton and to recording a full year's revenue from the assets purchased from Western in October 1993. The Company's contract drilling fleet statistics are shown below.

                                                      OPERATING DAYS        AVERAGE DAYRATE
                                                     ----------------     -------------------
                                                      1994      1993       1994        1993
                                                     ------     -----     -------     -------
    Contract Drilling Services
      Offshore.....................................  11,013     9,137     $20,024     $21,105
      Land.........................................   4,332     3,464     $ 6,763     $ 7,449

     Labor contract drilling services revenue increased by $1,729,000 in 1994 due to the increased number of labor contracts compared to 1993.

     Turnkey drilling services revenues were $56,380,000 in 1994, which represents revenue from the date of the acquisition of Triton. Twenty-eight wells were completed in 1994, subsequent to the acquisition of Triton, for average revenues per completed well of approximately $2,000,000.

     The 1994 increases in engineering and consulting services revenues and other revenue of $1,504,000 and $1,345,000, respectively, were primarily due to the Triton acquisition.

     Operating Costs. Operating Costs were $243,208,000, or 69 percent of operating revenues, during 1994, compared to $178,684,000, or 68 percent of operating revenues, in 1993. The increase in Operating Costs is due to the increase in turnkey drilling services expense and the increase in operating days as discussed above.

     Depreciation and Amortization Expense. Depreciation and amortization expenses were $39,519,000 in 1994, as compared to $28,886,000 in 1993. The increase of $10,633,000 was principally due to a full year's depreciation on the assets purchased from Western in October 1993 and the increase of approximately $35,000,000 in capital expenditures compared to 1993.

     Selling, General and Administrative Expenses. SG&A expenses were $47,606,000 during 1994, as compared to $28,284,000 in 1993, an increase of $19,322,000. SG&A expenses increased from 1993 due to the Triton acquisition ($7,800,000), pooling expenses related to the Chiles merger ($5,300,000), and a full year of administrative expense from the Venezuela and Zaire operations ($2,800,000), with the balance due to an increased level of corporate personnel.

     Restructuring Charges. A restructuring charge of $3,661,000 related to the Chiles merger was recorded in 1994 as a result of facility consolidation, including the write-down of certain of the Company's owned properties and, to a lesser extent, severance costs.

     Interest Expense, Net of Interest Income. Interest expense, net of interest income, was $6,711,000 in 1994, as compared to net interest expense of $5,541,000 in 1993. This increase in net interest expense was due to increased interest expense of $4,313,000 related to the issuance of the 9 1/4% Notes in October 1993, partially offset by additional interest income of $3,143,000. The increase in interest income is attributable to the cash proceeds from Chiles' preferred stock offering in October 1993 (see Note 6 of Notes to Consolidated Financial Statements of the Company included elsewhere herein).

     Other, Net. Other, net was $15,743,000 during 1994, compared to $1,047,000 in 1993. This increase was principally due to a gain of $8,000,000 on the sale of a drilling rig, net unrealized gains of $4,162,000 on marketable equity investments, and a gain of $1,530,000 on the recovery of a previously written-off note receivable, offset by realized losses on marketable debt securities of $2,199,000.

     Income Tax Provision. Provisions for income taxes of $5,672,000 and $3,333,000 were recorded in 1994 and 1993, respectively. This increase was due to the foreign deferred tax provision of $3,073,000 in 1994, related to the book and tax depreciation differences for the assets deployed in Venezuela and Mexico.

  March 31, 1996 Compared With March 31, 1995

     During the three months ended March 31, 1996 (the "Current Quarter"), the Company generated operating revenues of $104,757,000 compared to $85,096,000 during the three months ended March 31, 1995 (the "Comparable Quarter"). The increase in operating revenues was primarily due to increased offshore contract and turnkey drilling activity combined with improved dayrates during the Current Quarter. Domestic offshore contract drilling benefited in the Current Quarter from a 15 percent improvement in average dayrates compared to the Comparable Quarter.

     Revenues in the Current Quarter for international offshore contract drilling operations increased primarily due to the strategic relocation of the Percy Johns and Lloyd Noble from the U.S. Gulf to Nigeria during the third quarter of 1995. These rigs were replaced in the U.S. Gulf by the redeployment of the John Sandifer and the Eddie Paul, which completed extensive refurbishment programs in the third and fourth quarters of 1995, respectively.

     Turnkey drilling services revenue increased $15,877,000 in the Current Quarter due to the completion of wells under contracts of longer durations and at increased prices caused by growing demand for equipment and services in the U.S. Gulf.

     The utilization rate for the Company's domestic offshore rig fleet increased to 96 percent in the Current Quarter compared to 81 percent in the Comparable Quarter. The Company's international offshore rig utilization rate increased to 92 percent during the Current Quarter from 80 percent in the Comparable Quarter. At March 31, 1996, the Company had labor contracts on 13 operator-owned rigs in its international operations compared to 15 rigs at the end of the Comparable Quarter.

     Gross margins from contract drilling operations were $21,714,000, or 36 percent of contract drilling revenues, in the Current Quarter as compared to $17,813,000, or 33 percent of drilling revenues, in the Comparable Quarter. The increase in gross margins was principally due to higher average dayrates from the domestic contract drilling operations. Labor contract gross margins were $2,069,000, or 26 percent of labor contract revenues, in the Current Quarter compared to $2,480,000, or 23 percent of labor contract revenues, in the Comparable Quarter. Turnkey drilling operations gross margins were $9,849,000, or 30 percent of turnkey drilling revenues, in the Current Quarter compared to gross margins of $801,000, or five percent of turnkey drilling revenues, in the Comparable Quarter. Eight turnkey wells were completed in the Current Quarter compared to nine turnkey wells in the Comparable Quarter. The increase in turnkey drilling operations gross margins was due to an improved success rate on turnkey wells.

     In March 1995, Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"), was issued. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted this standard effective January 1, 1996. The Company recorded an impairment loss of $7,600,000 related to the implementation of SFAS No. 121 during the Current Quarter.

     During the Current Quarter, the Company sold for cash two posted barges, one located in the U.S. Gulf of Mexico and the other offshore Nigeria. The gains on the sales of these assets totaling $7,527,000 recorded by the Company in the Current Quarter partially offset the non-cash charge to net income of $7,600,000 described above. The Company is planning to sell its two remaining posted barges located in Nigeria.

                                   MANAGEMENT

     The following table sets forth certain information as of April 26, 1996 with respect to the executive officers and directors of Noble Drilling.

                     NAME                   AGE                    POSITION
    --------------------------------------  ---     --------------------------------------
    James C. Day..........................  53      Chairman, President and Chief
                                                    Executive Officer and Director
    Byron L. Welliver.....................  51      Senior Vice President -- Finance,
                                                    Treasurer and Controller
    Julie J. Robertson....................  40      Vice President -- Administration and
                                                    Corporate Secretary
    Michael A. Cawley(1)..................  49      Director
    Lawrence J. Chazen(1).................  55      Director
    Tommy C. Craighead(2)(3)..............  67      Director
    James L. Fishel(1)....................  64      Director
    Johnnie W. Hoffman(2).................  69      Director
    Marc E. Leland(2)(3)..................  58      Director
    Bill M. Thompson(2)(3)................  63      Director

- ---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Option Committee.

     James C. Day has served as Chairman of Noble Drilling since October 22, 1992, and as President and Chief Executive Officer since January 1, 1984. From January 1983, until his election as President and Chief Executive Officer, Mr. Day served as Vice President of Noble Drilling. Prior to 1983, Mr. Day served as Vice President and Assistant Secretary of Noble Affiliates, Inc. He has been a director of Noble Drilling since 1984. Mr. Day is also a director of Global Industries Limited, Inc., and the YMCA of Greater Houston.

     Byron L. Welliver has served as Senior Vice President -- Finance of Noble Drilling since April 1989, as Treasurer of Noble Drilling since July 1986, and as Controller of Noble Drilling since September 1994. Mr. Welliver had served as Controller form April 1989 to April 1991. From July 1986 to April 1989, he also served as Vice President -- Finance for Noble Drilling. He joined Noble Drilling in October 1985, as Controller. Prior to joining Noble Drilling, Mr. Welliver served consecutively as Tax Manager, Controller and Treasurer of Noble Affiliates, Inc. beginning in March 1981.

     Julie J. Robertson has served as Corporate Secretary of Noble Drilling since December 1993, and as Vice President -- Administration of Noble Drilling Services Inc. since September 1994. From January 1989 to September 1994, Ms. Robertson served consecutively as Manager of Benefits and Director of Human Resources. Prior to 1989, she served in the capacities of Risk and Benefits Manager and Marketing Services Coordinator for Bawden Drilling Inc. Ms. Robertson joined Bawden Drilling Inc. in 1979.

     Michael A. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (the "Foundation") since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Affiliates, Inc. and Panhandle Royalty Company. He has been a director since 1985.

     Lawrence J. Chazen has served as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment advisor, since 1977. He has provided financial advisory services to Gordon P. Getty, the Gordon P. Getty Family Trust, and other clients since 1977. Mr. Chazen serves as President and a director of P.A.J.W. Corporation. He has been a director since 1994.

     Tommy C. Craighead is the President and owner of T. C. Craighead & Company (which is the general partner of The Joy Partners, Ltd.) and Astro Oil, Inc., all based in Ardmore, Oklahoma. He is also Vice-President of Tom-Sam, Inc. He has been an oil and gas lease broker and independent operator since 1962. He has been a director since 1988.

     James L. Fishel retired as Vice President and Manager of Corporate Credit Operations of General Electric Capital Corporation in 1994, after serving with GECC in various positions since 1974. He is also a director of American Health Properties, Inc., which is a real estate investment company. He has been a director since 1989.

     Johnnie W. Hoffman conducts his own ranching operations. He retired as Vice President and Division Manager -- Offshore of the Company in 1986, after serving the Company in various positions for 39 years. He has been a director since 1983.

     Marc E. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services. He has been a director since 1994.

     Bill M. Thompson retired from Phillips Petroleum Company in December 1992, after 38 years of service. From October 1988 to December 1991, Mr. Thompson served as Executive Vice President of Phillips Petroleum Company. In 1992, Mr. Thompson served as Chairman of the Board, President and Chief Executive Officer of GPM Gas Corporation, a wholly owned subsidiary of Phillips Petroleum Company, prior to his retirement. Mr. Thompson serves as a director of MCN Corporation. He has been a director since 1993.

                          DESCRIPTION OF SENIOR NOTES

     The Senior Notes will be issued under an Indenture, dated as of , 1996 (the "Indenture"), between the Company and Texas Commerce Bank National
Association, as trustee under the Indenture (the "Trustee"). For purposes of this description of the Senior Notes, the term "Company" refers to Noble Drilling Corporation and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

     The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "Trust Indenture Act"). The Senior Notes are subject to all such terms, and Holders of the Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The statements and definitions of terms under this caption relating to the Senior Notes and the Indenture are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. A copy of the Indenture, substantially in the form in which it is to be executed, has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus is a part. Certain terms used herein are defined below under "-- Certain Definitions."

GENERAL

     The Senior Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all other senior unsecured indebtedness of the Company including the Company's $125,000,000 outstanding principal amount of 9 1/4% Senior Notes Due 2003 (the "9 1/4% Notes"), and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. The Senior Notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all obligations of the Company's subsidiaries. At March 31, 1996, after giving effect to the use of proceeds from the Offerings as described in "Use of Proceeds," the Company would have had (i) approximately $250,000,000 of unsecured indebtedness for borrowed money (the 9 1/4% Notes and the Senior Notes) and (ii) no indebtedness for borrowed money secured by the Company's assets. In addition, subsidiaries of the Company would have had liabilities (including trade payables) aggregating approximately $92,900,000 (including $13,700,000 of indebtedness) and would have had approximately $24,724,000 available for borrowing or to support the issuance of letters of credit as of that date under lines of credit and a letter of credit facility.

     The Senior Notes will mature on                  , 2006 and will bear
interest from                  , 1996, at the rate per annum of      percent.
Interest on the Senior Notes will be payable semiannually in arrears on
                      and             of each year, commencing             ,
1996, to the persons who are registered holders thereof at the close of business
on the             or             , as the case may be, immediately preceding
such interest payment date.

     Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal and interest will be payable at the office of the Paying Agent. In addition, in the event the Senior Notes do not stay in book entry form, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Senior Notes will be issued without coupons and in fully registered form only, in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Senior Notes will not be redeemable at the option of the Company prior
to             , 2001. On or after             , 2001, the Senior Notes will be
redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal
amount), if redeemed during the 12 months beginning             of the years
indicated below, in each case together with interest accrued to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                                       YEAR                             PERCENTAGE
            ----------------------------------------------------------  ----------
            2001......................................................         %
            2002......................................................         %
            2003......................................................         %
            2004 and thereafter.......................................      100%

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Senior Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Repurchase Price") in cash equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below).

     Within 30 days following any Change of Control, the Company will mail a notice to each Holder and to the Trustee stating, among other things, (i) that a Change of Control has occurred and a Change of Control Offer is being made as described in this provision, and that, although Holders are not required to tender their Senior Notes, all Senior Notes that are timely tendered will be accepted for payment; (ii) the Repurchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Senior Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; and (iv) the instructions and any other information necessary to enable Holders to tender their Senior Notes and have such Senior Notes purchased pursuant to this covenant. The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

     The provisions of the Indenture requiring the Company to repurchase Senior Notes upon a Change of Control or from the proceeds of Asset Sales may not afford holders of the Senior Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or a Subsidiary that may adversely affect Holders of the Senior Notes, if such transaction is not a transaction defined as a "Change of Control" or an "Asset Sale," or, if such transaction is an "Asset Sale," the Net Available Proceeds from such transaction (i) are otherwise used to purchase Replacement Assets or repay certain Indebtedness as permitted under the Indenture or (ii) together with the Net Available Proceeds from all other Asset Sales which are not so used, do not exceed $15,000,000. See "-- Certain Definitions" for the definitions of "Change of Control" and "Asset Sale" and "-- Certain Covenants -- Limitation on Asset Sales" for the restrictions on the ability of the Company and the Subsidiaries to engage in Asset Sales and the terms of the Company's obligation to repurchase Senior Notes in the event of an Asset Sale.

     Notwithstanding that a transaction of the type described in the preceding paragraph does not trigger the repurchase obligations of the Company under the Indenture, the provisions of the Indenture will restrict the ability of the Company or the Subsidiaries to incur additional Indebtedness or engage in the transaction if it is a transaction involving an Affiliate of the Company or a transaction involving a merger or consolidation of the Company or a disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole. See "-- Certain Covenants -- Transactions with Affiliates," "-- Certain Covenants -- Limitation on Indebtedness," "-- Certain
Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" and

"-- Consolidation, Merger, Conveyance, Lease or Transfer" for a description of such restrictions. Such restrictions, however, may be eliminated or modified with the consent of, and a Default in respect thereof may be waived by, the holders of not less than a majority in principal amount of the Outstanding Senior Notes. See "-- Events of Default" and "-- Amendment, Supplement and Waiver."

     One of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company and the Subsidiaries, taken as a whole. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

CERTAIN COVENANTS

     The Indenture will provide that the covenants set forth herein will be applicable to the Company, except that during any period of time that (i) the ratings assigned to the Senior Notes by both Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc.("Moody's and, together with "S&P," the "Rating Agencies") are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively (the "Investment Grade Ratings"), and (ii) no Default has occurred and is continuing, the Company and its Subsidiaries will not be subject to the provisions of the Indenture described under "Limitation on Indebtedness," "-- Limitation on Asset Sales," "-- Limitation on Restricted Payments," and clauses (iii) and (iv) of "-- Consolidation, Merger, Conveyance, Lease or Transfer" (collectively, the "Suspended Covenants"). In the event that the Company is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Notes below the required Investment Grade Ratings, then the Company and its Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the "Limitation on Restricted Payments" covenant as if such covenant had been in effect during the entire period of time from the date of the Indenture.

     Set forth below are certain covenants contained in the Indenture:

     Transactions with Affiliates. The Indenture provides that, subsequent to the Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary (except a Non-Recourse Subsidiary)) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii)(a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2,000,000 but less than $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to, or in excess of, $5,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors (including a majority of the disinterested directors), which approval is set forth in a resolution certifying that such transaction or series of transactions complies with clause (i) above.

     Limitation on Restricted Payments. The Company will not, and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment (the value of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (a) no Default shall have occurred and be continuing (or would result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) of "-- Certain

Covenants -- Limitation on Indebtedness" and (c) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary (other than a Non-Recourse Subsidiary) shall not exceed the sum of (i) 50 percent of the aggregate Consolidated Net Income of the Company (or if such Consolidated Net Income shall be a deficit, minus 100 percent of such deficit) accrued during the period beginning on October 1, 1993 and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, (ii) an amount equal to (A) the aggregate net cash proceeds received by the Company, subsequent to October 7, 1993, from the issuance or sale (other than to a Subsidiary), subsequent to October 7, 1993, of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company and including the Equity Offerings) and (B) the liability (expressed as a positive number) in accordance with GAAP in respect of any Indebtedness of the Company or carrying value of Redeemable Stock or the Preferred Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to October 7, 1993, (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date in compliance with the provisions of the Indenture, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and (iv) $10,000,000; provided, however, that the foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by the Indenture, (B) the payment of regular dividends on the Preferred Stock, (C) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary (except a Non-Recourse Subsidiary)) of Capital Stock of the Company (other than Redeemable Stock); provided that the net cash proceeds from such sale are excluded from computations under clause (c)(ii) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness or (D) any repurchase or redemption of Subordinated Indebtedness of the Company solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company, so long as such Subordinated Indebtedness (x) is subordinated to the Senior Notes at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity equal to or later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Indebtedness so exchanged, purchased or redeemed. Restricted Payments permitted to be made as described in the proviso to the preceding sentence will be excluded in calculating the amount of Restricted Payments thereafter, except such Restricted Payments made as described in clause (A), which will be included in calculating the amount of Restricted Payments thereafter.

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, create, incur, assume, suffer to exist, Guarantee or otherwise become liable with respect to the payment of (collectively, "incur"), any Indebtedness unless immediately after the date of such transaction and after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof as if such Indebtedness had been incurred and the proceeds thereof applied on the first day of the Determination Period, the Consolidated Interest Coverage Ratio of the Company at such date is at least
2.50 to 1.0. See "Prospectus Summary -- Summary Historical and Pro Forma Financial Information."

     (b) Notwithstanding the foregoing paragraph (a), the Company or any Subsidiary may incur Permitted Indebtedness.

     Limitation on Subsidiary Indebtedness and Preferred Stock. The Company will not permit any Subsidiary to, directly or indirectly, create, incur, assume, Guarantee or otherwise become liable with respect to the payment of (collectively, "incur"), any Indebtedness or to issue or suffer to exist any preferred stock, other than:

          (i) Indebtedness described in clauses (b), (c), (d), (e), (f), (h),
     (i), (k), (l), (m) and (n) of the definition of "Permitted Indebtedness;"

          (ii) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness (other than Non-Recourse Indebtedness) of another Subsidiary in connection with a merger of such Subsidiaries; provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise incur any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that such Subsidiary would be permitted to incur such Indebtedness under the Indenture;

          (iii) Indebtedness or preferred stock of any Person existing at the time such Person becomes a Subsidiary; provided that such Indebtedness was not incurred in anticipation of such corporation becoming a Subsidiary and would otherwise be permitted under paragraph (a) of "-- Certain Covenants -- Limitation on Indebtedness;"

          (iv) Indebtedness or preferred stock issued to and held by the Company or a Wholly Owned Subsidiary other than a Non-Recourse Subsidiary, so long as the transfer of such Indebtedness or preferred stock to a Person other than the Company or any Wholly Owned Subsidiary would be deemed to constitute the issuance of such Indebtedness or preferred stock by the issuer thereof;

          (v) Indebtedness or preferred stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or preferred stock described in clause (iii) above or in clause (b) of the definition of "Permitted Liens" (the "Retired Indebtedness or Stock"); provided that the Indebtedness or the preferred stock so issued has (A) a principal amount or liquidation value, as the case may be, not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock, (B) a final redemption date later than the stated maturity or final redemption date (if any) of the Retired Indebtedness or Stock and (C) an Average Life at the time of issuance of such Indebtedness or preferred stock that is greater than the Average Life of the Retired Indebtedness or Stock; or

          (vi) Indebtedness or preferred stock of a Subsidiary, which, when combined with (A) the aggregate amount of all other outstanding Indebtedness of the Subsidiaries plus the aggregate liquidation value of all preferred stock of any Subsidiary, in either case excluding any Non-Recourse Subsidiary (other than Indebtedness secured by Liens described under clauses (c), (j), (o) and (s) of the definition of "Permitted Liens"), plus (B) the aggregate amount of all Indebtedness of the Company secured by Liens (other than such Indebtedness secured by Liens described under clauses (b), (c), (j), (o) and (s) of the definition of "Permitted Liens"), plus (C) the aggregate amount of all Capital Lease Obligations of the Company and the Subsidiaries, shall not exceed 10 percent of the Company's Consolidated Net Tangible Assets.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary (other than a Non-Recourse Subsidiary) to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Subsidiary (other than a Non-Recourse Subsidiary), (c) make loans or advances to the Company or any Subsidiary or

(d) transfer any of its Property or assets to the Company or any Subsidiary (other than a Non-Recourse Subsidiary) except any encumbrance or restriction contained in any agreement or instrument:

          (i) existing on the Issue Date;

          (ii) relating to any Property acquired after the date of the Indenture, so long as such encumbrance or restriction relates only to the Property so acquired;

          (iii) relating to any Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in connection with or anticipation of such acquisition);

          (iv) effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

          (v) which constitute customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and

          (vi) which constitute restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property.

     Limitation on Asset Sales. The Company will not engage in, and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to engage in, any Asset Sale unless (a) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property and (b) at least 75 percent of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property that was the subject of such Asset Sale and the release of the Company or such Subsidiary from such Indebtedness). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale to (i) the acquisition of one or more Replacement Assets, provided that such acquisitions shall be made within 365 days after the consummation of the relevant Asset Sale, (ii) repay Indebtedness described under clause (b) of the definition of "Permitted Indebtedness" (but only if the related commitments or amounts available to be reborrowed thereunder are permanently reduced by the amount of such payment) or (iii) purchase and retire, or otherwise repay, in whole or in part, the 9 1/4% Notes.

     Any Net Available Proceeds from any Asset Sale that are not used to purchase Replacement Assets within 365 days after consummation of the relevant Asset Sale or applied to repay, or repurchase and retire, Indebtedness as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall make a pro rata offer (an "Asset Sale Offer") to purchase from all holders of Senior Notes and any then outstanding Indebtedness of the Company that is pari passu in right of payment to the Senior Notes ("Pari Passu Indebtedness") required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Senior Notes and any such Pari Passu Indebtedness equal to the Excess Proceeds as follows:

          (i)(A) The Company shall make an offer to purchase (a "Net Proceeds Offer") from all holders of the Senior Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Senior Notes and the denominator of which is the sum of the outstanding principal amount of the Senior Notes and such Pari Passu Indebtedness, if any (subject to proration in the event the Payment Amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Senior Notes tendered) and (B) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

          (ii) The offer price for the Senior Notes shall be payable in cash in an amount equal to 100 percent of the principal amount of the Senior Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Senior Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture described under "-- Limitation on Restricted Payments" and the amount of Excess Proceeds shall be reset to zero.

          (iii) If the aggregate Offered Price of Senior Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Senior Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange
Act) in the event that an Asset Sale Offer is required under the circumstances described herein. See "-- Change of Control" for a discussion of the protection afforded the Holders of the Senior Notes under the provisions of the Indenture requiring the Company to make a Change of Control Offer or Asset Sale Offer in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction if the lease obligations of the Company or any such Subsidiary created or incurred in connection with such Sale and Lease-Back Transaction constitute Capital Lease Obligations, unless the Company or such Subsidiary would have been permitted to enter into such transaction under paragraph (a) of "-- Certain Covenants -- Limitation on Indebtedness," clause (vi) of "-- Certain Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" and "-- Certain Covenants -- Limitation on Liens." Any Sale and Lease-Back Transaction that the Company or any Subsidiary enters into and does not result in the creation or incurrence of any Capital Lease Obligation of the Company or any Subsidiary, shall be deemed to constitute an Asset Sale.

     Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured, other than Permitted Liens.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

     The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless:

          (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of the Company's covenants and obligations under the Indenture;

          (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

          (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to paragraph
     (a) of "-- Certain Covenants -- Limitation on Indebtedness."

EVENTS OF DEFAULT

     Each of the following is an "Event of Default" under the Indenture:

          (a) default in the payment of any installment of interest upon any Senior Note when it becomes due and payable, and the continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of (or premium, if any, on) any Senior Note at its Maturity, upon repurchase, acceleration, redemption or otherwise;

          (c) the Company fails to comply with any of its covenants or agreements contained in "-- Change of Control" or "-- Consolidation, Merger, Conveyance, Lease or Transfer" or fails to make an Asset Sale Offer in accordance with "-- Certain Covenants -- Limitation on Asset Sales" and such failure continues for a period of five days;

          (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with) and continuance of such default or breach for a period of 30 days after written notice thereof has been mailed, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the outstanding aggregate principal amount of Senior Notes;

          (e) Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary is not paid when due within the applicable grace period or is accelerated by the holders thereof and, in either case, the principal amount of such due and unpaid or accelerated Indebtedness exceeds $10,000,000 for any Indebtedness individually or in the aggregate;

          (f) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10,000,000 which remain undischarged or unsatisfied for a period of 60 consecutive days after the right to appeal them has expired;

          (g) the entry of a decree or order for relief in respect of the Company or any Material Subsidiary by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (h) (i) the commencement by the Company or any Material Subsidiary of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or (ii) the consent by the Company or any Material Subsidiary to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary, or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

     If an Event of Default (other than an Event of Default specified in clauses
(g) and (h) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25 percent of the outstanding aggregate principal amount of Senior Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all Senior Notes then Outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and, upon any such declaration, such principal amount (and premium, if any) and accrued interest will become and be immediately due and payable. If an Event of Default specified in clause (g) or (h) above occurs, all unpaid principal of (and premium, if any) and accrued interest on the Senior Notes then Outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Senior Notes, by notice to the Company and the Trustee, may rescind an acceleration and its consequences, if the Company has deposited with the Trustee a sum sufficient to pay all overdue installments of interest, the principal which has become due otherwise than by acceleration and certain other amounts and all Events of Default, other than non-payment of principal of Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived.

AMENDMENT, SUPPLEMENT AND WAIVER

     The Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental to the Indenture (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Senior Notes, (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the Indenture, (3) to add any additional Events of Default, (4) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, (5) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination will become effective only when there is not outstanding any Senior Note created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, (6) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, (7) to secure the Senior Notes, (8) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture; provided such actions will not adversely affect the interests of the Holders in any material respect, or (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     With the consent of the Holders of a majority in principal amount of the Outstanding Senior Notes, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture will, without the consent of the Holder of each Outstanding Senior Note, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder, (3) modify the obligations of the Company to make offers to purchase Senior Notes upon a Change of Control or from the proceeds of Asset Sales, (4) subordinate in right of payment, or otherwise subordinate, the Senior Notes to any other Indebtedness or (5) modify any of the provisions of this paragraph (except to increase any percentage set forth herein).

     The Holders of a majority in principal amount of the Outstanding Senior Notes may on behalf of the Holders of all the Senior Notes waive any past Default under the Indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any Senior Note or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected.

DEFEASANCE

     The Company, at its option, either (a) will be discharged from any and all obligations with respect to the Senior Notes (except for certain obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes or maintain paying agencies and hold moneys for payment in trust) or (b) will cease to be under any obligation to comply with certain restrictive covenants of the Indenture, and certain Events of Default will no longer constitute Events of Default with respect to any Senior Notes upon the deposit with the Trustee, in trust, of money or the equivalent in U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on such Senior Notes on the dates such payments are due in accordance with the terms of the Senior Notes. To exercise any such option, among other things, no Event of Default specified under "Events of Default" with respect to such Senior Notes shall have occurred and be continuing. The Company is required to deliver to the applicable Trustee an Opinion of Counsel (i) to the effect that the deposit and related defeasance would not cause the Holders of the Senior Notes to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (a), accompanied by a ruling to such effect from the United States Internal Revenue Service and (ii) with respect to certain other matters.

THE TRUSTEE

     Texas Commerce Bank National Association, the Trustee under the Indenture, from time to time may extend credit to the Company in the ordinary course of business. The Trustee's current address is 600 Travis Street, 8th Floor, Houston, Texas 77002.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

     "Appraised Value" means (i) with respect to property, equipment, or other Consolidated Tangible Assets consisting of investments or other tangible financial assets (excluding cash, cash equivalents and investments in marketable securities) without a readily determinable market value, the Fair Value of such Properties as determined within 60 days of the date of the transaction giving rise to the need to calculate Appraised Value by means of a written appraisal or valuation report by a nationally recognized investment banking firm, independent appraisal firm or marine surveyor, in each case, (a) specializing in, or having a specialty in, valuing or appraising Property of the Company and the Subsidiaries of the type to be appraised or valued and (b) that is not an Affiliate of the Company, (ii) with respect to marketable securities of the Company and the Subsidiaries with a readily determinable market value, the market value of such assets, as determined within five trading days of the date of the transaction giving rise to the need to calculate Appraised Value, and as determined by reference to a published or otherwise readily accessible market data source selected in good faith by the Company, (iii) with respect to cash and cash equivalents of the Company and the Subsidiaries, the carrying value thereof reflected in the accounting records of the Company and (iv) with respect to all other Consolidated Tangible Assets of the Company and the Subsidiaries, the Fair Value of such assets, as determined in good faith by the Board of Directors of the Company; provided, however, that written appraisals or valuation reports shall not be required in respect of any Consolidated Tangible Assets of the Company and the Subsidiaries described in clause (i) of this definition to the extent that the Company determines in good faith the Fair Value of such unappraised or unvalued assets and the aggregate Fair Value of such assets does not exceed $25,000,000.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale and Lease-Back Transaction (other than a Sale and Lease-Back Transaction that results in the creation or incurrence of a Capital Lease Obligation of the Company or any Subsidiary) or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer") by the Company or any Subsidiary to any Person other than the Company or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary or
(ii) any other Property or assets of the Company or any Subsidiary, other than
(A) sales of inventory in the ordinary course of business of the Company and the Subsidiaries and consistent with past practices, (B) sales of obsolete or worn out equipment in the ordinary course of business, (C) sales of directors' qualifying shares in a Subsidiary, (D) any charter (bareboat or otherwise) or other lease of Property entered into by the Company or any Subsidiary in the ordinary course of business, other than any charter or lease that provides for acquisition of such Property by the charterer or lessee during or at the end of the term thereof, (E) the issuance by the Company of its Capital Stock, (F) sales in the ordinary course of business of drill pipe and associated equipment utilized in connection with a drilling contract for the employment of a drilling rig, (G) a Restricted Payment permitted under "-- Certain
Covenants -- Limitation on Restricted Payments," (H) a Change of Control, (I) any transfer in a transaction or series of related transactions of Properties (other than a transfer specifically permitted under clause (A) through (H), (J) or (K) of this definition) having an aggregate Fair Value of less than $500,000,
(J) any sale or sales of land drilling rigs or barge drilling rigs of the Company or any Subsidiary owned as of the Issue Date (or any subsequent disposition of any non-cash consideration received by the Company or any Subsidiary in any such sale or sales), (K) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs and related equipment for one or more other drilling rigs and related equipment owned or held by another Person that is not an Affiliate of the Company but only to the extent that the Fair Value of the Property traded or exchanged by the Company or a Subsidiary (other than cash or cash equivalents) is reasonably equivalent to the Fair Value of the Properties (together with cash or cash equivalents not to exceed 15 percent of such Fair Value) to be received by the Company or such Subsidiary as determined in good faith by the Board of Directors of the Company, provided that if cash and cash equivalents to be received by the Company or such Subsidiary is greater than 15 percent of the Fair Value of the Properties to be received, the trade or exchange shall be treated as an Asset Sale only to the extent that such cash and cash equivalents exceed the 15 percent amount and (L) the disposition of shares of Capital Stock of Offshore Logistics, Inc. and of Century Drilling Limited owned by the Company or any Subsidiary on the Issue Date. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets, other than as provided for in clause (ii)(F) of the preceding sentence of this definition.

     "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" shall be deemed to include, for a period not to exceed 12 months from the related Asset Sale, noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated as "BBB-" or higher by S&P and "Baa3" or higher by Moody's or having a comparable rating from the successors of each of such Rating Agencies or (ii) other Indebtedness or publicly traded Capital Stock of a Person if (x) the lowest rated long-term, unsecured debt obligation issued by such Person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's or having a comparable rating from the successors of each such rating agency or (y) in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100,000,000 and long-term unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's or having a comparable rating from the successors of each of such Rating Agencies.

     "Change of Control" means (i) a determination by the Company that any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company, (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation or
(y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the property of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary), (iv) the liquidation or dissolution of the Company or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

     "Consolidated Asset Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Asset Coverage Ratio (the "Measurement Date") and after giving pro forma effect to the incurrence of any Project Finance Indebtedness on the Measurement Date, the ratio of (i) the aggregate Appraised Value of the Consolidated Tangible Assets of the Company (other than accounts receivable, inventory, and the Properties of the Company and its Subsidiaries described in clause (s) of the definition of Permitted Liens as of the Measurement Date) that are not, and will not be, subject to any Lien (other than Permitted Liens of the type described in clauses (g), (h) and (i) of the definition of Permitted Liens) to (ii) the aggregate principal amount of the Senior Notes plus the aggregate principal amount of unsecured Indebtedness of the Company and its Subsidiaries for borrowed money that is pari passu in right of payment to the Senior Notes, in each case outstanding as of the Measurement Date.

     "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the sum of (a) the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") and (b) with respect to any fiscal quarter ending prior to April 1, 1996, and the period from April 1, 1996 to the Issue Date included in the calculation set forth in clause (a) above, the EBITDA for any such quarter or period attributable to the Neddrill Assets to (ii) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries reasonably expected by the Company to be outstanding on the Transaction Date and reasonably expected by the Company to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided, further, that any Consolidated Interest Expense with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such debt was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (a) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period, (ii) dividends on preferred stock (other than dividends on the Preferred Stock) of such Person (and of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash, (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP, (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation), (v) to the extent any debt of any other Person is Guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (b) to the extent included in (a) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity, in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP and (vi) with respect to any fiscal quarter ending prior to April 1, 1996, an amount equal to quarterly interest expense accrued in respect of the Senior Notes had such Senior Notes been outstanding in the amount issued on the Issue Date during the entirety of such fiscal quarter.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication,
(i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carryforwards and alternative minimum tax credits), (iii) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock actually paid to such specified Person or a subsidiary thereof by any other Person during such period, the net income (or loss) of such other Person other than a subsidiary of such specified Person,
(iv) the net income of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (v) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vi) the effect of the adoption of Statement of Financial Accounting Standards No. 106 to the extent expenses recognized pursuant to such adoption exceed the amount with respect to such expenses which would have been recognized during such period using the "pay as you go" accounting method, (vii) any charge against income for impairment or write-down of long-lived assets of the Company or any Subsidiary made in accordance with Statement of Financial Accounting Standards No. 121 and (viii) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person or any Affiliate thereof, instrument held by a Person other than by such specified Person or any Affiliate thereof, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person.

     "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

     "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

     "Consolidated Tangible Assets" means, as of any date, the sum of the Property of the Company and its Subsidiaries on a consolidated basis at such date, after eliminating intercompany items, and after deducting from such total, without duplication, (i) all Property that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (ii) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

     "Continuing Director" means an individual who (i) is a member of the Board of Directors and (ii) either (a) was a member of the Board of Directors on the Issue Date or (b) whose nomination for election or election to the Board of Directors was approved by a vote of at least 66 2/3 percent of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "Determination Period" has the meaning specified under clause (i)(a) of the definition of "Consolidated Interest Coverage Ratio."

     "drilling rig" means any drillship, drilling ship, semisubmersible drilling unit, jackup or self-elevating drilling unit, submersible drilling unit, drilling barge or posted barge, platform drilling unit or land drilling rig or any other similar equipment used in oil, gas or other mineral or thermal well drilling or workover operations.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its subsidiaries for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) the Consolidated Interest Expense of such Person for such period, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity.

     "Fair Market Value" means, with respect to the total consideration received pursuant to any Asset Sale or by any Person as contemplated by Section 10.07 of the Indenture or any noncash consideration received by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors.

     "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in "Consolidation, Merger, Conveyance, Lease or Transfer" and with the terms of the covenants set forth in "Certain Covenants" shall utilize GAAP in effect at the Issue Date.

     "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

     "Indebtedness" as applied to any Person means, at any time, without duplication, (i) any obligation of such Person, contingent or otherwise, for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business, (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business), (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property, (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business), (vii) any Capital Lease Obligation or any obligation pursuant to any Sale and Lease-Back Transaction of such Person, (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person, (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person, (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any preferred stock of such Person), (xi) any Interest-Swap Obligation or Currency Hedge Obligation of such Person and (xii) any obligation which is in economic effect a Guarantee, regardless of its characterization, with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability of any such contingent obligation at such date.

     "Interest-Swap Obligations" means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

     "Issue Date" means the date on which the Senior Notes are first authenticated and delivered under the Indenture.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material Subsidiary" means a Subsidiary that (a) has assets with an aggregate book value in an amount greater than 5 percent of the Consolidated Net Tangible Assets of the Company as of any date of determination as shown on a separate balance sheet of such Subsidiary or (b) had operating revenues in excess of 5 percent of the operating revenues of the Company and the Subsidiaries as determined on a consolidated basis in accordance with GAAP for the four calendar quarters immediately preceding the calendar quarter that includes the determination date.

     "Maturity" means the date on which the principal of a Senior Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration or otherwise.

     "Neddrill Agreement" means the Agreement of Sale and Purchase dated as of April 25, 1996, between the Company and Royal Nedlloyd N.V. and Neddrill Holding B.V.

     "Neddrill Assets" means the Assets (as defined in the Neddrill Agreement) being acquired by the Company and the Subsidiaries pursuant to the Neddrill Agreement.

     "Neddrill Joint Ventures" means (i) the drillship joint venture described in the Acquisition Agreement relating to the Neddrill Muravlenko and (ii) a joint venture relating to the drillship Valentin Shashin pursuant to which Neddrill or an Affiliate of Neddrill may in the future acquire an indirect ownership interest in such drillship.

     "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, (i) minus, without duplication, the sum of (a) reasonable legal and title expenses, commissions and other reasonable fees and expenses incurred, and all Federal, state, provincial, foreign, recording and local taxes payable as a consequence of such Asset Sale and (b) all payments made to any Person other than the Company or a Subsidiary on any Indebtedness of the Company or its Subsidiaries which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and (ii) in the case of an Asset Sale by a Subsidiary, multiplied by the percentage of the Voting Stock of such Subsidiary directly or indirectly owned by the Company.

     "Non-Recourse Indebtedness" means any Indebtedness of a Non-Recourse Subsidiary (a) in respect of which neither the Company nor any of its Subsidiaries (other than a Non-Recourse Subsidiary) is liable or obligated in any manner including, without limitation, liabilities or obligations constituting Indebtedness of the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) and (b) the occurrence of any event or the existence of any condition under any agreement or instrument relating to which shall not at any time have the effect of accelerating, or permitting the acceleration of, the maturity of any Indebtedness of the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) or otherwise permitting any such Indebtedness to be declared to be due and payable, or to be required to be prepaid, purchased or redeemed, prior to the stated maturity thereof.

     "Non-Recourse Subsidiary" means a Subsidiary that (a) owns only Property acquired by such Subsidiary after the Issue Date and (b) has no Indebtedness other than Non-Recourse Indebtedness.

     "Permitted Indebtedness" means (a) Indebtedness of the Company under the Senior Notes; (b) Indebtedness of the Company and the Subsidiaries under one or more bank credit facilities; provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness and any substantially concurrent repayment of Indebtedness permitted under this clause
(b) or under any bank credit facility permitted pursuant to clause (e), the aggregate amount of all Indebtedness outstanding at such time under this clause
(b) and under any bank credit facility permitted in clause (e) hereof shall not exceed $100,000,000 (except as such amount may be permanently reduced by the application of Net Available Proceeds from Asset Sales to repay Indebtedness as provided in clause (ii) of the first paragraph under "-- Certain
Covenants -- Limitation on Asset Sales"); (c) Indebtedness of the Company or any Subsidiary under Interest-Swap Obligations; provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in " -- Certain Covenants -- Limitation on Indebtedness" and (ii) the notional principal amount of such Interest-Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest-Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations; provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in " -- Certain Covenants -- Limitation on Indebtedness" or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness or the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (f) Indebtedness of the Company or any Subsidiary in respect of performance bonds, surety bonds, appeal bonds and letters of credit issued for the account of the Company or any Subsidiary, in each case incurred in the ordinary course of business and not in connection with the borrowing of money; (g) Indebtedness of the Company to any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (h) Indebtedness of any Subsidiary to the Company or any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (i) Non-Recourse Indebtedness of any Non-Recourse Subsidiary; (j) Indebtedness of the Company in connection with a purchase of the Senior Notes pursuant to a Change of Control Offer, provided that the aggregate principal amount of such Indebtedness does not exceed 101 percent of the aggregate principal amount of the Senior Notes purchased pursuant to such Change of Control Offer plus the amount of expenses incurred in connection therewith, provided, further, that such Indebtedness (i) has an Average Life equal to or greater than the remaining Average Life of the Senior Notes and (ii) does not mature prior to one year following the Stated Maturity of the Senior Notes; (k) other Indebtedness of the Company or any Subsidiary, provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate amount of all Indebtedness outstanding at such time under this clause
(k) shall not exceed $30,000,000; (l) Permitted Refinancing Indebtedness; (m) Indebtedness of a Subsidiary, if any, in respect of the Safe Harbor Leases, the Letter of Credit Agreement and the Mortgage, as such terms are defined in, and as contemplated by, the Assets Purchase Agreement dated August 20, 1993 between the Company and Portal Rig Corporation; and (n) Project Finance Indebtedness, provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of all Indebtedness incurred and outstanding at such time under this clause (n) (or under clause (i) of the covenants described in "-- Certain
Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" by reason of this clause (n) being referenced therein) shall not exceed $75,000,000. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, Guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Permitted Investments" means (a) certificates of deposit, bankers' acceptances, time deposits, Eurocurrency deposits and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100,000,000; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's;
(c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c); (e) shares of money market mutual or similar funds having assets in excess of $100,000,000; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales (i) that is not Cash Proceeds or (ii) that is deemed to be Cash Proceeds pursuant to the second sentence of the definition of "Cash Proceeds"; (i) Investments in the NN-1 Limited Partnership, a Texas limited partnership, pursuant to the Agreement of Limited Partnership of the NN-1 Limited Partnership in an aggregate amount not to exceed the amount of U.S. Government Guaranteed Ship Financing Sinking Fund Bonds outstanding on the Issue Date; and (j) Investments in respect of the interest being acquired by the Company or any Subsidiary in the Neddrill Joint Ventures.

     "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Senior Notes; (c) Liens covering (i) accounts receivable and inventory of the Company and the Subsidiaries and (ii) other assets of the Company and the Subsidiaries with a Fair Value (as determined in good faith by the Board of Directors) not to exceed $100,000,000, in each case securing Indebtedness that may be incurred under clause (b) of the definition of "Permitted Indebtedness," provided that if at the time Liens are proposed to be granted or created in reliance on this clause (ii), Liens have been granted to secure Project Finance Indebtedness as permitted by the proviso of clause (l) of this definition and the aggregate principal amount of such secured Project Finance Indebtedness exceeds $75,000,000, then the Fair Value of assets on which Liens may be granted or created under this clause (ii) shall be limited to the greater of (x) $100,000,000 less the amount by which the outstanding aggregate principal of Project Finance Indebtedness exceeds $75,000,000, (y) an amount that would permit the Company, after the grant or creation of proposed Liens pursuant to this clause (ii), to incur at least $1.00 of additional secured Project Finance Indebtedness under the proviso of clause
(l) of this definition and (z) an amount such that the Consolidated Assets Coverage Ratio would have been at least 2.50 to 1 at the time of the incurrence of Liens in reliance on the proviso of clause (l) of this definition had the Liens proposed to be granted or created under this clause (ii) been granted or created immediately prior to the Measurement Date of such Consolidated Asset Coverage Ratio; (d) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction); provided that such Lien relates solely to the Property subject thereto; (e) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction); provided that such Lien relates solely to the Property subject thereto; (f) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (and obligations with respect to any letters of credit issued in favor of the Company or a Subsidiary and in order to secure or obtain any of the foregoing), in each case incurred in the ordinary course of business and not in connection with the borrowing of money; (g) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business; (h) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business as presently conducted; (i) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (j) Liens to secure the payment of all or a part of the purchase price or construction cost of Property acquired or constructed after the Issue Date; provided that (i) the principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or Property so acquired or constructed and (ii) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary and shall attach to such Property within 120 days of the construction or acquisition of such assets or Property; (k) Liens securing Capital Lease Obligations; provided, that such Liens secure Capital Lease Obligations which, when combined with (i) the outstanding secured Indebtedness of the Company (other than Indebtedness secured by Liens described under clauses (b), (c), (j) and (s) hereof), (ii) all Indebtedness and the aggregate liquidation value of all preferred stock of any Subsidiary (other than a Non-Recourse Subsidiary) incurred and outstanding in accordance with the covenants described in "-- Certain Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" (other than of the type described in clauses (c), (j), (o), (s) hereof), and (iii) the aggregate amount of all other Capital Lease Obligations of the Company and the Subsidiaries, does not exceed 10 percent of the Company's Consolidated Net Tangible Assets; (l) Liens securing Project Finance Indebtedness incurred under clause (n) of the definition of Permitted Indebtedness, provided that if, at the date such Project Finance Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the Consolidated Asset Coverage Ratio shall equal or exceed 2.50 to 1.0 and such additional Indebtedness can be incurred under paragraph (a) of "-- Certain Covenants -- Limitation on Indebtedness," then, notwithstanding the $75,000,000 limitation set forth in clause (n) of the definition of Permitted Indebtedness, the aggregate principal amount of Project Finance Indebtedness that may be secured under this clause (l) shall not exceed (i) $250,000,000, if the Consolidated Interest Coverage Ratio (after giving pro forma effect to the incurrence of such Project Finance Indebtedness) shall be equal to or greater than 3.00 to 1.0 but less than 4.00 to 1.0 or (ii) $400,000,000, if the
Consolidated Interest Coverage Ratio (after giving pro forma effect to the incurrence of such Project Finance Indebtedness) shall be equal to or greater than 4.00 to 1.0; (m) Liens securing Indebtedness of the Company or any Subsidiary; provided that such Liens secure Indebtedness which, when combined with (i) outstanding secured Indebtedness of the Company (other than Indebtedness secured by Liens described under clauses (b), (c), (j) and (s) hereof), (ii) all Indebtedness and the aggregate liquidation value of all preferred stock of any Subsidiary (other than a Non-Recourse Subsidiary) incurred and outstanding in accordance with the covenants described in "-- Certain Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock" (other than of the type described in clauses
(c), (j), (o) and (s) hereof) and (iii) the aggregate amount of all Capital Lease Obligations of the Company and the Subsidiaries, does not exceed 10 percent of the Company's Consolidated Net Tangible Assets; (n) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (b), (d) and (e); provided that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (o) Liens granted by a Non-Recourse Subsidiary securing Non-Recourse Indebtedness of such Non-Recourse Subsidiary and Liens on the Capital Stock of a Non-Recourse Subsidiary securing Non-Recourse Indebtedness of such Non-Recourse Subsidiary; (p) any charter or lease that would not constitute an Asset Sale pursuant to clause (ii)(D) of the definition of "Asset Sale"; (q) leases or subleases of real property to other Persons; (r) Liens under the Safe Harbor Leases, the Letter of Credit Agreement and the Mortgage, as such terms are defined in, and as contemplated by, the Assets Purchase Agreement dated August 20, 1993 between the Company and Portal Rig Corporation, with respect to the Property being acquired pursuant to such Assets Purchase Agreement; (s) Liens on (i) up to eight submersible drilling rigs, owned by the Company or any Subsidiaries as of the Issue Date including any improvements on such rigs, provided, that the Company may from time to time designate one or more of such rigs as Property that is not, and will not be, subject to this clause (s) by delivery of written notice of such designation to the trustee under the Indenture, whereupon such designated rig or rigs shall cease to be covered by this clause (s) and, if unencumbered by any Lien (other than Permitted Liens described in clauses (g), (h) and (i) of this definition), the Appraised Value of such designated rig or rigs as of any Measurement Date shall be included in any determination of "Consolidated Asset Coverage Ratio" or (ii) the Property described in clause (ii)(L) of the definition of "Asset Sale" and (t) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of the Subsidiaries.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or a Subsidiary, incurred in exchange for, or the proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company or any Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of the Indenture, other than any such Indebtedness permitted pursuant to clause (k) of the definition of "Permitted Indebtedness"; provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Senior Notes, then such new Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Senior Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection therewith pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or the Subsidiary, as applicable, as necessary to accomplish the foregoing by means of a tender or exchange offer or privately negotiated purchase, plus the amount of fees and expenses in connection therewith; provided, further that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that is incurred to renew, extend, refinance, refund or repurchase Indebtedness of the Company and (b) Indebtedness (other than Non-Recourse Indebtedness of the related Non-Recourse Subsidiary) that is incurred to renew, extend, refinance, refund or repurchase Non-Recourse Indebtedness of such Non-Recourse Subsidiary.

     "Preferred Stock" means the $1.50 Convertible Preferred Stock of the Company outstanding as of the Issue Date.

     "Project Finance Indebtedness" of a Person means any Indebtedness the proceeds of which will be used solely to make capital expenditures to repair, refurbish, upgrade or improve one or more drilling rigs owned or acquired (or to be owned or acquired) by such Person or an Affiliate thereof.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

     "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Senior Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

     "Replacement Asset" means, with respect to any Asset Sale, a Property or asset that, as determined by the Board of Directors as evidenced by a Board Resolution, is used or is useful in a line of business of the Company or any Subsidiary existing on the Issue Date.

     "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary (except a Non-Recourse Subsidiary); (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated in right of payment to the Senior Notes; or (iii) make any Investment (other than Permitted Investments and Investments made by the Company in its Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) except Non-Recourse Subsidiaries or by a Subsidiary in the Company or one or more Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) except Non-Recourse Subsidiaries) in any Person.

     "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

     "Stated Maturity", when used with respect to a Senior Note or any installment of interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company that is subordinated in right of payment to the Senior Notes and does not mature prior to one year following the Stated Maturity of the Senior Notes.

     "subsidiary" means, with respect to any Person, (i) any corporation more than 50 percent of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50 percent of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

     "Subsidiary" means a subsidiary of the Company.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

     "Wholly Owned Subsidiary" means any Subsidiary of which 100 percent of the total Voting Stock (other than directors' qualifying shares) is at the time owned by the Company, either directly or indirectly through ownership of one or more Subsidiaries.

BOOK-ENTRY DELIVERY AND FORM

     The Senior Notes will be issued in the form of a fully registered Global Certificate. The Global Certificate will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee.

     Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Depositary has advised the Company and the Underwriters as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

     The Depositary has also advised that pursuant to procedures established by it (i) upon the issuance by the Company of the Senior Notes, the Depositary will credit the accounts of Participants designated by the Underwriters with the principal amount of the Senior Notes purchased by the Underwriters, and (ii) ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Certificate is limited to such extent.

     So long as a nominee of the Depositary is the registered owner of the Global Certificate, such nominee will be considered the sole owner or holder of the Senior Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Certificate will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Neither the Company, the Trustee, the paying agent nor the Senior Notes registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Global Certificate registered in the name of the Depositary's nominee will be made by the Company, either directly or through a paying agent, to the Depositary's nominee as the registered owner of the Global Certificate. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Senior Notes are registered as the owners of such Senior Notes for the purpose of receiving payments of principal and interest on such Senior Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Senior Notes to owners of beneficial interests in the Global Certificate. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Certificate as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of beneficial interests in the Global Certificate will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or indirect participants.

     As long as the Senior Notes are represented by a Global Certificate, the Depositary's nominee will be the holder of the Senior Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Senior Notes. See "-- Change of Control" and "-- Certain Covenants -- Limitation on Asset Sales." Notice by Participants or indirect participants or by owners of beneficial interests in a Global Certificate held through such Participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in Senior Notes represented by a Global Certificate must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Senior Note, the beneficial owner of such Senior Note must instruct the broker or other Participant or indirect participant through which it holds an interest in such Senior Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers, and accordingly, each beneficial owner should consult the broker or other Participant or indirect participant through which it holds an interest in a Senior Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     The Company will issue Senior Notes in definitive form in exchange for the Global Certificate if, and only if, either (1) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (2) an Event of Default has occurred and is continuing and the Senior Notes registrar has received a request from the Depositary to issue Senior Notes in definitive form in lieu of all or a portion of the Global Certificate. In either instance, an owner of a beneficial interest in the Global Certificate will be entitled to have Senior Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Senior Notes in definitive form. Senior Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company and the underwriters named below (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Company, the respective principal amounts of the Senior Notes set forth after their names below. The Purchase Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Senior Notes if any are purchased.

                                                                                  PRINCIPAL
                                 UNDERWRITERS                                       AMOUNT
- -------------------------------------------------------------------------------  ------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated......................................................  $
Salomon Brothers Inc...........................................................
Simmons & Company International................................................
                                                                                 ------------
             Total.............................................................  $125,000,000

     The Underwriters have advised the Company that they propose initially to offer the Senior Notes to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of      % of the principal amount of the Senior Notes.
The Underwriter may allow, and such dealers may reallow, a discount not in
excess of      % of the principal amount of the Senior Notes to certain other dealers. After the initial public offering of the Senior Notes, the public offering price, concession and discount may be changed.

     The Senior Notes are a new issue of securities for which there is currently no public market. The Company has made application to list the Senior Notes on the New York Stock Exchange. The Company has been advised by the Underwriters that, subject to applicable laws and regulations, each of the Underwriters presently intend to make a market in the Senior Notes after consummation of the offering, although the Underwriters are under no obligation to do so and may discontinue any market-making activities with respect to the Senior Notes at any time without notice. No assurance, however, can be given as to the liquidity of the trading market for the Senior Notes or that an active trading market for the Senior Notes will develop. If an active public market does not develop, the market price and liquidity of the Senior Notes may be adversely affected.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     The Underwriters are serving as the representatives of the underwriters for the Equity Offerings and will receive customary compensation for such services consisting of underwriting discounts.

     From time to time, Salomon Brothers Inc ("Salomon") and Simmons & Company International ("Simmons & Company") have been engaged by the Company to provide advisory and investment banking services. Pursuant to the terms of a Standby Agreement entered into in connection with the June 1995 redemption of the Company's $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "$2.25 Preferred Stock"), Salomon agreed to purchase all shares of the $2.25 Preferred Stock properly tendered and to convert all such shares so purchased or otherwise acquired by Salomon into Common Stock. Salomon received customary compensation pursuant to the Standby Agreement. Simmons & Company, in return for a customary fee, has provided the Company with financial advisory services in connection with the Acquisition.

                                 LEGAL OPINIONS

     The legality of the Senior Notes offered hereby will be passed upon for the Company by Thompson & Knight, P.C., Dallas, Texas. Certain legal matters in connection with the Senior Notes offered hereby will be passed upon for the Underwriters by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The 1993 consolidated financial statements of the Company included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Neddrill as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 have been so included in reliance on the report of KPMG Accountants N.V., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2551 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where such material may also be inspected and copied.

     The Company has filed with the Commission a Registration Statement on Form S-3 (No. 333-02929) under the Securities Act with respect to the Senior Notes offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission (File No. 0-13857) pursuant to the Exchange Act, are incorporated herein by reference and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock covered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO BYRON L. WELLIVER, SENIOR VICE PRESIDENT -- FINANCE, TREASURER AND CONTROLLER, NOBLE DRILLING CORPORATION, 10370 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77042 (THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY), TELEPHONE
(713) 974-3131.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
NOBLE DRILLING CORPORATION AND SUBSIDIARIES:
Annual Financial Statements:
  Report of Independent Accountants...................................................   F-2
  Report of Independent Public Accountants............................................   F-3
  Consolidated Balance Sheets at December 31, 1995 and 1994...........................   F-4
  Consolidated Statements of Operations for the three years in the period ended
     December 31, 1995................................................................   F-5
  Consolidated Statements of Cash Flows for the three years in the period ended
     December 31, 1995................................................................   F-6
  Consolidated Statements of Shareholders' Equity for the three years in the period
     ended December 31, 1995..........................................................   F-7
  Notes to Consolidated Financial Statements..........................................   F-9
Interim Financial Statements (Unaudited):
  Consolidated Balance Sheets at March 31, 1996 and
     December 31, 1995................................................................  F-27
  Consolidated Statements of Operations for the three months ended
     March 31, 1996 and 1995..........................................................  F-28
  Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and
     1995.............................................................................  F-29
  Notes to Consolidated Interim Financial Statements..................................  F-30
NEDDRILL HOLDING B.V.:
Annual Financial Statements:
  Independent Auditor's Report........................................................  F-33
  Consolidated Balance Sheets at December 31, 1995 and 1994...........................  F-34
  Consolidated Statements of Operations for the three years in the period ended
     December 31, 1995................................................................  F-35
  Consolidated Statements of Cash Flows for the three years in the period ended
     December 31, 1995................................................................  F-36
  Consolidated Statements of Shareholders' Deficit for the three years in the period ended December 31, 1995..........................................................  F-37
  Notes to Consolidated Financial Statements..........................................  F-38
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:
  Unaudited Pro Forma Consolidated Balance Sheet at March 31, 1996....................  F-53
  Unaudited Pro Forma Consolidated Statement of Operations for the three months ended
     March 31, 1996...................................................................  F-54
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended
     December 31, 1995................................................................  F-55

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Noble Drilling Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity present fairly, in all material respects, the financial position of Noble Drilling Corporation and its subsidiaries (the "Company") at December 31, 1995 and 1994, and the results of their operations and their cash flows for the two years ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Houston, Texas
January 31, 1996, except as to Note 16, which is as of March 13, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Noble Drilling Corporation:

     We have audited the accompanying consolidated statements of operations, cash flows and shareholders' equity of Noble Drilling Corporation (a Delaware corporation) and subsidiaries for the year ended December 31, 1993. These financial statements reflect a restatement of the Company's previously reported amounts for the merger with Chiles Offshore Corporation ("Chiles"), see Note 2. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Noble Drilling Corporation and subsidiaries (including Chiles) for year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
September 15, 1994

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (In thousands, except par value amounts)

                                                                                      DECEMBER 31,
                                                                                 -----------------------
                                                                                   1995          1994
                                                                                 ---------     ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................................  $  41,307     $  95,163
  Restricted cash..............................................................         --           898
  Investment in marketable equity securities...................................      6,131         9,489
  Investment in marketable debt securities.....................................     17,031        39,673
  Accounts receivable (net allowance of $1,280 and $691).......................     60,251        61,563
  Costs of uncompleted contracts in excess of billings.........................      6,646           841
  Inventories..................................................................     19,795        14,008
  Other current assets.........................................................     36,851        18,584
                                                                                 ---------     ---------
         Total current assets..................................................    188,012       240,219
                                                                                 ---------     ---------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities............................................    871,539       804,445
  Other........................................................................     23,891        20,461
                                                                                 ---------     ---------
                                                                                   895,430       824,906
                                                                                 ---------     ---------
  Accumulated depreciation.....................................................   (352,452)     (331,584)
                                                                                 ---------     ---------
                                                                                   542,978       493,322
                                                                                 ---------     ---------
OTHER ASSETS...................................................................     10,402         6,348
                                                                                 ---------     ---------
                                                                                 $ 741,392     $ 739,889
                                                                                 =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt and current installments of long-term debt...................  $  12,210     $   6,244
  Accounts payable.............................................................     30,782        34,662
  Accrued payroll and related costs............................................     13,674        14,888
  Taxes payable................................................................     12,953        12,972
  Interest payable.............................................................      2,860         2,853
  Other current liabilities....................................................     13,910        10,715
                                                                                 ---------     ---------
         Total current liabilities.............................................     86,389        82,334
LONG-TERM DEBT.................................................................    129,923       126,546
OTHER LIABILITIES..............................................................      1,338         2,767
MINORITY INTEREST..............................................................        249           631
                                                                                 ---------     ---------
                                                                                   217,899       212,278
                                                                                 ---------     ---------
SHAREHOLDERS' EQUITY
  $2.25 Preferred stock -- par value $1; all shares converted or redeemed as of
    December 31, 1995; 15,000 shares authorized; 2,989 issued and outstanding
    as of December 31, 1994....................................................         --         2,989
  $1.50 Preferred stock -- par value $1; convertible; cumulative; redeemable at the option of the Company; aggregate liquidation preference of $100,625;
    15,000 shares authorized; 4,025 issued and outstanding.....................      4,025         4,025
  Common stock -- par value $.10; 200,000 shares authorized; 94,548 issued and
    94,483 outstanding in 1995; 78,076 issued and 77,826 outstanding in 1994...      9,455         7,808
  Capital in excess of par value...............................................    589,866       590,733
  Unrealized losses on marketable securities...................................       (115)       (1,847)
  Minimum pension liability....................................................     (3,403)       (3,825)
  Cumulative translation adjustment............................................     (2,081)       (2,325)
  Accumulated deficit..........................................................    (73,802)      (68,197)
  Treasury stock, at cost......................................................       (452)       (1,750)
                                                                                 ---------     ---------
                                                                                   523,493       527,611
                                                                                 ---------     ---------
COMMITMENTS AND CONTINGENCIES..................................................         --            --
                                                                                 ---------     ---------
                                                                                 $ 741,392     $ 739,889
                                                                                 =========     =========

        See accompanying notes to the consolidated financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
OPERATING REVENUES
  Contract drilling services...............................  $205,110     $249,820     $223,321
  Labor contract drilling services.........................    35,136       36,203       34,474
  Turnkey drilling services................................    71,273       56,380           --
  Engineering and consulting services......................    11,264        3,796        2,292
  Other revenue............................................     5,185        5,789        4,444
                                                             --------     --------     --------
                                                              327,968      351,988      264,531
                                                             --------     --------     --------
OPERATING COSTS AND EXPENSES
  Contract drilling services...............................   138,340      160,109      146,008
  Labor contract drilling services.........................    26,540       28,355       27,857
  Turnkey drilling services................................    64,471       46,886           --
  Engineering and consulting services......................     7,311        2,958        2,083
  Other expense............................................     3,440        4,900        2,736
  Depreciation and amortization............................    36,492       39,519       28,886
  Selling, general and administrative......................    40,139       47,606       28,284
  Restructuring charges....................................        --        3,661           --
  Minority interest........................................      (214)        (169)        (232)
                                                             --------     --------     --------
                                                              316,519      333,825      235,622
                                                             --------     --------     --------
OPERATING INCOME...........................................    11,449       18,163       28,909
OTHER INCOME (EXPENSE)
  Interest expense.........................................   (12,156)     (12,351)      (8,038)
  Interest income..........................................     5,323        5,640        2,497
  Other, net...............................................       250       15,743        1,047
                                                             --------     --------     --------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.......................................     4,866       27,195       24,415
INCOME TAX PROVISION.......................................    (3,272)      (5,672)      (3,333)
                                                             --------     --------     --------
INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY
  ITEM.....................................................     1,594       21,523       21,082
                                                             --------     --------     --------
EXTRAORDINARY ITEM.........................................        --           --        1,770
                                                             --------     --------     --------
NET INCOME.................................................     1,594       21,523       22,852
PREFERRED STOCK DIVIDENDS..................................    (7,199)     (12,764)      (7,936)
                                                             --------     --------     --------
  NET (LOSS) INCOME APPLICABLE TO COMMON
     SHARES................................................  $ (5,605)    $  8,759     $ 14,916
                                                             ========     ========     ========
NET (LOSS) INCOME APPLICABLE TO COMMON SHARES PER SHARE:
  Before extraordinary item................................  $  (0.08)    $   0.11     $   0.20
  Extraordinary item.......................................        --           --         0.02
                                                             --------     --------     --------
NET (LOSS) INCOME APPLICABLE TO COMMON SHARES PER SHARE....  $  (0.08)    $   0.11     $   0.22
                                                             ========     ========     ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING..............................................    89,736       77,576       66,923

        See accompanying notes to the consolidated financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                             YEAR ENDED DECEMBER 31,
                                                                        ---------------------------------
                                                                          1995        1994        1993
                                                                        --------    --------    ---------
CASH PROVIDED BY OPERATING ACTIVITIES
  Net income..........................................................  $  1,594    $ 21,523    $  22,852
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.....................................    36,492      39,519       28,886
    Gain on sale of assets............................................      (829)     (9,546)        (785)
    (Gain) loss on foreign exchange...................................      (206)         76          (79)
    Deferred income tax (benefit) provision...........................      (449)      3,433           --
    Restructuring charges.............................................        --       3,661           --
    Extraordinary item................................................        --          --       (1,770)
    Other.............................................................       132      (6,009)         227
    Changes in current assets and liabilities:
      Accounts receivable.............................................    (8,480)     20,208      (18,694)
      Proceeds from sale of marketable equity securities, net.........     3,398          --           --
      Other assets....................................................   (17,361)     20,791      (11,508)
      Accounts payable................................................    11,356      (2,635)       7,863
      Other liabilities...............................................     3,836     (12,365)       7,806
                                                                        --------    --------    ---------
                                                                          29,483      78,656       34,798
                                                                        --------    --------    ---------
CASH (USED IN) INVESTING ACTIVITIES
  Purchase of property and equipment..................................   (91,202)    (55,834)     (20,259)
  Acquisition of Western rigs and related assets......................        --          --     (150,000)
  Proceeds from Triton acquisition, net of negative noncash working
    capital of $3,532 acquired........................................        --      13,600           --
  Proceeds from sale of property and equipment........................     1,879      13,792        1,712
  Proceeds from sale of (investment in) marketable debt securities....    24,374      (2,069)     (15,100)
  Investment in unconsolidated affiliate..............................        --        (342)        (983)
  Payments to minority interest holders, net..........................        --      (4,478)          --
                                                                        --------    --------    ---------
                                                                         (64,949)    (35,331)    (184,630)
                                                                        --------    --------    ---------
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES
  Preferred stock conversion costs....................................    (2,406)         --           --
  Proceeds from long-term debt........................................        --          --      125,000
  Payment of long-term debt...........................................      (520)       (598)    (109,592)
  Dividends paid on preferred stock...................................    (8,881)    (12,764)      (7,936)
  Proceeds from issuance of common stock, net.........................       356       2,604       97,451
  Proceeds from issuance of preferred stock, net......................        --          --       96,500
  Payment of short-term debt..........................................    (6,698)     (7,500)      (2,449)
  Other...............................................................       898       1,211         (820)
                                                                        --------    --------    ---------
                                                                         (17,251)    (17,047)     198,154
                                                                        --------    --------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH...............................    (1,139)       (292)         645
                                                                        --------    --------    ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......................   (53,856)     25,986       48,967
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................    95,163      69,177       20,210
                                                                        --------    --------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................  $ 41,307    $ 95,163    $  69,177
                                                                        ========    ========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
    Interest..........................................................  $ 11,738    $ 11,947    $   7,033
    Income taxes......................................................  $  3,946    $  6,254    $   2,123
  Noncash investing and financing activities:
    Insurance financing agreement.....................................  $ 14,838          --           --
    Triton acquisition with common stock..............................        --    $  5,169           --
    Triton acquisition with notes payable.............................        --    $  4,000           --
    Triton acquisition, minority interest assumed.....................        --    $  5,392           --
    Rig purchase with common stock....................................        --          --    $   5,725

        See accompanying notes to the consolidated financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (In thousands)

                                             $2.25 PREFERRED     $1.50 PREFERRED
                                                  STOCK               STOCK            COMMON STOCK
                                            -----------------    ----------------    ----------------
                                            SHARES    AMOUNT     SHARES    AMOUNT    SHARES    AMOUNT
                                            ------    -------    ------    ------    ------    ------
JANUARY 1, 1993...........................   2,990    $ 2,990       --         --    63,088    $6,308
Net income................................      --         --       --         --        --        --
Issuance of stock:
  Sale of common stock....................      --         --       --         --    12,041     1,204
  Sale of preferred stock.................      --         --    4,025     $4,025        --        --
  Purchase of Portal rigs.................      --         --       --         --       626        63
  Exercise of stock options...............      --         --       --         --       486        49
  Contribution to benefit plans...........      --         --       --         --       130        13
Stock options granted at discount.........      --         --       --         --        --        --
Dividends on preferred stock..............      --         --       --         --        --        --
Translation adjustment....................      --         --       --         --        --        --
                                            ------    -------    -----     ------    ------    ------
DECEMBER 31, 1993.........................   2,990      2,990    4,025      4,025    76,371     7,637
Net income................................      --         --       --         --        --        --
Issuance of stock:
  Purchase of Triton......................      --         --       --         --       752        75
  Exercise of stock options...............      --         --       --         --       197        20
  Contribution to benefit plans...........      --         --       --         --       271        27
  Exchange of Chiles options..............      --         --       --         --       480        48
Stock options granted at discount.........      --         --       --         --        --        --
Conversion of preferred stock.............      (1)        (1)      --         --         5         1
Dividends on preferred stock..............      --         --       --         --        --        --
Net unrealized losses on marketable
  securities..............................      --         --       --         --        --        --
Minimum pension liability.................      --         --       --         --        --        --
Translation adjustment....................      --         --       --         --        --        --
                                            ------    -------    -----     ------    ------    ------
DECEMBER 31, 1994.........................   2,989      2,989    4,025      4,025    78,076     7,808
Net income................................      --         --       --         --        --        --
Conversion/redemption of preferred
  stock...................................  (2,989)    (2,989)      --         --    16,199     1,620
Preferred stock conversion costs..........      --         --       --         --        --        --
Net unrealized losses on marketable
  securities..............................      --         --       --         --        --        --
Minimum pension liability.................      --         --       --         --        --        --
Translation adjustment....................      --         --       --         --        --        --
Dividends on preferred stock..............      --         --       --         --        --        --
Issuance of stock:
  Exercise of stock options...............      --         --       --         --       109        11
  Contribution to benefit plans...........      --         --       --         --       164        16
  Contribution of treasury stock to
     restricted stock plan................      --         --       --         --        --        --
  Restricted stock plan shares returned to
     treasury.............................      --         --       --         --        --        --
                                            ------    -------    -----     ------    ------    ------
DECEMBER 31, 1995.........................      --    $    --    4,025     $4,025    94,548    $9,455
                                            ======    =======    =====     ======    ======    ======

        See accompanying notes to the consolidated financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY -- (CONTINUED)
                                 (In thousands)

                                                UNREALIZED
                                   CAPITAL      LOSSES ON    MINIMUM   CUMULATIVE
                                 IN EXCESS OF   MARKETABLE   PENSION   TRANSLATION   ACCUMULATED       TREASURY
                                  PAR VALUE     SECURITIES   LIABILITY ADJUSTMENT      DEFICIT     SHARES    AMOUNT
                                 ------------   ----------   -------   -----------   -----------   ------    -------
JANUARY 1, 1993..................   $388,453           --        --      $(2,495)      $(91,872)     250     $(1,750)
Net income.......................         --           --        --           --         22,852       --         --
Issuance of stock:
  Sale of common stock...........     93,705           --        --           --             --       --         --
  Sale of preferred stock........     92,475           --        --           --             --       --         --
  Purchase of Portal rigs........      5,662           --        --           --             --       --         --
  Exercise of stock options......      2,047           --        --           --             --       --         --
  Contribution to benefit
    plans........................        560           --        --           --             --       --         --
Stock options granted at
  discount.......................        208           --        --           --             --       --         --
Dividends on preferred stock.....         --           --        --           --         (7,936)      --         --
Translation adjustment...........         --           --        --          209             --       --         --
                                    --------      -------    -------     -------       --------     ----    --------
DECEMBER 31, 1993................    583,110           --        --       (2,286)       (76,956)     250      (1,750)
Net income.......................         --           --        --           --         21,523       --         --
Issuance of stock:
  Purchase of Triton.............      5,094           --        --           --             --       --         --
  Exercise of stock options......      1,208           --        --           --             --       --         --
  Contribution to benefit
    plans........................      1,781           --        --           --             --       --         --
  Exchange of Chiles options.....       (480)          --        --           --             --       --         --
Stock options granted at
  discount.......................         20           --        --           --             --       --         --
Conversion of preferred stock....         --           --        --           --        (12,764)      --         --
Dividends on preferred stock.....         --           --        --           --             --       --         --
Net unrealized losses on
  marketable securities..........         --      $(1,847)       --           --             --       --         --
Minimum pension liability........         --           --    $(3,825)         --             --       --         --
Translation adjustment...........         --           --        --          (39)            --       --         --
                                    --------      -------    -------     -------       --------     ----    --------
DECEMBER 31, 1994................    590,733       (1,847)    (3,825)     (2,325)       (68,197)     250      (1,750)
Net income.......................         --           --        --           --          1,594       --         --
Conversion/redemption of
  preferred stock................      1,369           --        --           --             --       --         --
Preferred stock conversion
  costs..........................     (2,406)          --        --           --             --       --         --
Net unrealized losses on
  marketable securities..........         --        1,732        --           --             --       --         --
Minimum pension liability........         --           --       422           --             --       --         --
Translation adjustment...........         --           --        --          244             --       --         --
Dividends on preferred stock.....         --           --        --           --         (7,199)      --         --
Issuance of stock:
  Exercise of stock options......        345           --        --           --             --       --         --
  Contribution to benefit
    plans........................      1,123           --        --           --             --       --         --
  Contribution of treasury stock
    to restricted stock plan.....     (1,480)          --        --           --             --     (211)      1,480
  Restricted stock plan shares
    returned to treasury.........        182           --        --           --             --       26        (182)
                                    --------      -------    -------     -------       --------     ----    --------
DECEMBER 31, 1995................   $589,866      $  (115)   $(3,403)    $(2,081)      $(73,802)      65    $   (452)
                                    ========      =======    =======     =======       ========     ====    ========

        See accompanying notes to the consolidated financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

     Noble Drilling Corporation ("Noble Drilling" or, together with its consolidated subsidiaries, unless the context requires otherwise, the "Company") is primarily engaged in domestic and international contract oil and gas drilling and workover operations. The Company's international operations are conducted in the United Kingdom, Nigeria, Zaire, India, Venezuela, Mexico, Canada, and Qatar. On September 15, 1994, Chiles Offshore Corporation ("Chiles") merged with Noble Offshore Corporation ("NOC"), a wholly owned subsidiary of Noble Drilling (the "Chiles Merger"). See Note 2.

     The contract drilling industry is a highly competitive and cyclical business characterized by high capital and maintenance costs. Although conditions in recent years in the oil and gas industry have precipitated consolidation of industry participants, there remains an oversupply of drilling equipment. As a consequence, there has been intense competition for available drilling contracts resulting in equipment being idle for long periods of time and at generally unfavorable terms and prices for contract drilling.

     The Company follows a policy of keeping its equipment well maintained and technologically competitive. However, its equipment could be made obsolete by the development of new techniques and equipment. In addition, industry-wide shortages of supplies, services, skilled personnel, and equipment necessary to conduct the Company's business, such as drill pipe, have occurred from time to time in the past and such shortages could occur again.

     The Company's operations are subject to the many hazards inherent in the drilling business, including blowouts, cratering, fires and collisions or groundlings of offshore equipment, which could cause substantial damage to the environment. In addition, the Company's operations are subject to damage or loss from adverse weather and seas. These hazards could cause personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and, in addition to the environmental damage, could cause substantial damage to producing formations and surrounding areas. Although the Company maintains insurance against many of these hazards, such insurance is subject to substantial deductibles and provides for premium adjustments based on claims. It also excludes certain matters from coverage, such as loss of earnings on certain rigs.

     Under turnkey drilling contracts, Triton Engineering Services Company ("Triton") generally assumes the risk of pollution and environmental damage, but on occasion receives indemnification from the customer for environmental and pollution liabilities in excess of Triton's pollution insurance coverage. Further, Triton is not insured against certain drilling risks that could result in delays or nonperformance of a turnkey drilling contract, although it generally maintains insurance against delays related to loss of well control.

     The Company's international operations are also subject to certain political, economic and other uncertainties including, among others, risks of war and civil disturbances, expropriation, nationalization, renegotiation or modification of existing contracts, taxation policies, foreign exchange restrictions, international monetary fluctuations and other hazards arising out of foreign governmental sovereignty over certain areas in which the Company conducts operations. The Company has insurance covering expropriation and other political risks to the extent available to the Company at rates it considers prudent to pay.

  Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and the Company's share of the assets, liabilities and operations of Perforadora Faja de Oro, S.A. de C.V. ("Faja Joint Venture") and NN-1 Limited Partnership, of which the Company is the general partner. The minority interest in Faja Joint Venture (10 percent) and NN-1 Limited Partnership (approximately 10

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

percent) is included in the balance sheets and the statements of operations as minority interest. In 1994, the Company made distributions of $4,500,000 to its partner in Faja Joint Venture. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Certain reclassifications have been made in the 1994 and 1993 consolidated financial statements to conform to the classifications used in the 1995 consolidated financial statements. These reclassifications have no impact on net income or loss.

  Foreign Currency Translation

     The Company follows a translation policy in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. The U.S. dollar has been designated as the functional currency where appropriate, based on an evaluation of such factors as the markets in which the subsidiary operates, generation of cash flow, financing activities and intercompany arrangements. For the Company's subsidiaries in the United Kingdom and Canada, the local currency is the functional currency. Assets and liabilities are translated at the rates of exchange on the balance sheet date. Income and expense items are translated at average rates of exchange. The resulting gains or losses arising from the translation of accounts from the functional currency to the U.S. dollar are included as a separate component of shareholders' equity designated as cumulative translation adjustment.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, demand deposits with banks and all highly liquid investments with original maturities of three months or less.

     In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company's operations in the United Kingdom and Canada are calculated based on their functional currency. As a result, amounts related to assets and liabilities reported on the Consolidated Statements of Cash Flows will not necessarily agree with changes in the corresponding balances on the Consolidated Balance Sheets. The effect of exchange rate changes on cash balances held in foreign currencies is reported on a separate line below cash (used in) provided by financing activities.

     The restricted cash balance of $898,000 at December 31, 1994, was restricted as a result of collateral requirements imposed by a lender of the Company. This restriction was lifted in 1995.

  Investment in Marketable Securities

     Pursuant to the cash management policy implemented in 1992, the Company invests in marketable debt securities. Effective January 1, 1994, the Company adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company classifies its investments in marketable debt securities as available for sale and its investments in marketable equity securities as trading. See Note 3.

  Investment in Unconsolidated Affiliates

     The Company uses the equity method to account for affiliates in which it does not have voting control.

  Inventories

     Inventories of spare parts, material and supplies held for consumption are stated principally at average cost.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

  Property and Equipment

     Property and equipment is stated at cost, reduced by provisions to recognize economic impairment in value when management determines that such impairment has occurred. Drilling equipment and facilities are depreciated using the straight-line method over estimated remaining useful lives ranging from three to twenty-five years from the date of construction or major refurbishment. All other property and equipment is depreciated using the straight-line method over useful lives ranging from three to twenty years.

     Effective January 1, 1995, the Company revised its estimates of salvage values and remaining depreciable lives of certain rigs to better reflect their economic lives and to be consistent with other similar assets owned by the Company. The effect of this change in estimates was a reduction in the net loss applicable to common shares of $6,160,000, or $0.07 per common share, for the year ended December 31, 1995.

     Maintenance and repairs on drilling equipment are charged to expense as incurred. Total maintenance and repair expenses for the years ended December 31, 1995, 1994, and 1993, were approximately $26,189,000, $33,700,000, and
$25,900,000, respectively. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized.

     In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted this standard effective January 1, 1996. The Company expects the adoption of this standard to require a charge to net income of approximately $7,000,000 in the first quarter of 1996.

  Other Assets

     In 1995, other assets primarily included deferred debt issuance costs in connection with the October 7, 1993, issuance of debt securities (see Note 4), the long-term portion of prepaid insurance costs and goodwill related to the Triton acquisition. The deferred debt issuance costs in connection with the October 7, 1993 issuance of debt securities (see Note 4) totaled $4,015,000 and are being amortized over the life of the debt securities. The accumulated amortization at December 31, 1995 and 1994, was $864,000 and $540,000, respectively. The prepaid insurance costs totaled $3,230,000 at December 31, 1995, and are being amortized over the term of the insurance policy. The goodwill related to Triton totaled $1,775,000 at December 31, 1995, and is being amortized over seventeen years.

  Revenue Recognition

     Revenues generated from the Company's dayrate-basis drilling contracts are recognized as services are performed. The Company's turnkey drilling contracts are of a short-term, fixed fee nature, and accordingly, revenues and expenses are recognized using the completed contract method. When estimates of projected revenues and costs indicate a loss, the total estimated loss is accrued.

  Concentration of Credit Risk

     The primary market for the Company's services is the offshore oil and gas industry, and the Company's customers consist primarily of major oil companies, independent oil and gas producers and government-owned oil companies. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company provides allowances for potential credit losses when necessary.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

  Net (Loss) Income Applicable to Common Shares Per Share

     Net (loss) income applicable to common shares per share has been computed on the basis of the weighted average number of common shares and, where dilutive, common share equivalents, outstanding during the indicated periods. Each outstanding share of the $2.25 Preferred Stock and $1.50 Convertible Preferred Stock ("$1.50 Preferred Stock") was assumed to be converted, at January 1, 1995, into 5.41946 and 2.4446 shares of common stock, respectively, for purposes of calculating fully diluted earnings per share. The calculation of net (loss) income applicable to common shares per share assuming full dilution was antidilutive; therefore, fully diluted amounts are not presented. The Preferred Conversion Payment of approximately $1,524,000 in March 1995 (see Note
6) was accounted for as a reduction of net earnings applicable to common shares for purposes of calculating the net loss per common share. This accounting treatment increased the net loss applicable to common shares per share from $0.06 to $0.08 for the year ended December 31, 1995. See Note 13.

  Certain Significant Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- ACQUISITIONS AND MERGERS

     The Chiles Merger was consummated on September 15, 1994 through the exchange of 28,598,777 shares of Noble Drilling common stock for all the outstanding common stock of Chiles and the exchange of 4,025,000 shares of Noble Drilling $1.50 convertible preferred stock ("$1.50 Preferred Stock") (liquidation preference $25.00 per share), par value $1.00 per share, for all the outstanding shares of Chiles $1.50 convertible preferred stock. The Chiles Merger was accounted for as a pooling of interests and all financial information for the year of the transaction and prior periods has been restated to reflect this merger. In addition, Noble Drilling issued an additional 480,000 shares of its common stock in exchange for the cancellation of outstanding Chiles stock options.

     On April 22, 1994, the Company acquired all of the issued and outstanding shares of common stock (the "Shares") of Triton pursuant to the terms of the Stock Purchase Agreement dated April 22, 1994. In consideration for the Shares, the Company paid approximately $4,085,000 in cash, issued promissory notes in the aggregate amount of $4,000,000, and issued 751,864 shares of Noble Drilling common stock valued at $5,169,000. The promissory notes were paid on October 21, 1994. In addition, the Company has a contingent obligation to pay additional consideration on April 22, 1996, including issuance of up to 254,551 shares of Noble Drilling common stock, if certain financial conditions are achieved. At December 31, 1995, a reserve for payment of these contingent payments approximating $600,000 has been accrued as an adjustment to the original purchase price paid. No future amounts are expected to be recognized relating to these contingent payments. The conditions to be achieved which trigger the contingent consideration primarily relate to the ultimate collection of certain trade receivables and the settlement of litigation matters. The acquisition of Triton has been accounted for under the purchase method, and accordingly, Triton's operating results have been included in the consolidated operating results since the date of acquisition.

     The Company acquired nine mobile offshore jackup drilling rigs and associated assets (the "Western Acquisition") from The Western Company of North America ("Western") for $150,000,000 in cash on October 7, 1993. The Western Acquisition has been accounted for under the purchase method, and

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

accordingly, the operating results have been included in the consolidated operating results since the date of acquisition.

     The following table summarizes certain unaudited pro forma condensed consolidated results of operations data that give effect to the acquisition of Triton as if it had occurred on January 1, 1994 and January 1, 1993 and the acquisition of Western as if it had occurred on January 1, 1993.

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1994         1993
                                                                     --------     --------
                                                                          (UNAUDITED)
    Operating revenues.............................................  $378,123     $428,284
    Net income applicable to common shares.........................  $  8,853     $  9,256
    Net income applicable to common shares per share...............  $   0.11     $   0.12

     On September 16, 1994, the Company exchanged its interest in Grasso Corporation for 645,656 shares of common stock of Offshore Logistics, Inc. This investment is classified as a marketable equity security. See Note 3.

NOTE 3 -- MARKETABLE SECURITIES

     Effective January 1, 1994, the Company adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS No. 115, investments in debt and equity securities are required to be classified into one of three categories: held to maturity, available for sale or trading securities. At each reporting date, the appropriateness of such classification is required to be reassessed. Realized gains and losses on sales of investments are included in income on a specific identification basis.

     As of December 31, 1995, the Company classified all of its debt securities with original maturities of more than three months as available for sale. These investments are classified as marketable securities within current assets on the accompanying consolidated balance sheets. The following table highlights information applicable to the Company's investments classified as available for sale as of December 31, 1995 and December 31, 1994:

                                                                     DECEMBER 31, 1995
                                                          ---------------------------------------
                                                          AMORTIZED                    UNREALIZED
                   DEBT SECURITY/MATURITY                   COST        FAIR VALUE       LOSSES
    ----------------------------------------------------  ---------     ----------     ----------
    Corporate Obligations
      Mature within 1 year..............................   $ 1,520       $  1,520            --
      Mature after 1 year through 5 years...............     7,258          7,214        $  (44)
                                                           -------        -------         -----
                                                             8,778          8,734           (44)
                                                           -------        -------         -----
    U.S. Government Obligations
      Mature after 1 year through 5 years...............     8,368          8,297           (71)
                                                           -------        -------         -----
    Total...............................................   $17,146       $ 17,031        $ (115)
                                                           =======        =======         =====

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

                                                                     DECEMBER 31, 1994
                                                          ---------------------------------------
                                                          AMORTIZED                    UNREALIZED
                   DEBT SECURITY/MATURITY                   COST        FAIR VALUE       LOSSES
    ----------------------------------------------------  ---------     ----------     ----------
    Corporate Obligations
      Mature within 1 year..............................   $11,526       $11,447       $    (79)
      Mature after 1 year through 5 years...............     4,485         4,412            (73)
                                                           -------       -------       ---------
                                                            16,011        15,859           (152)
                                                           -------       -------       ---------
    U.S. Government Obligations
      Mature within 1 year..............................   $ 5,156       $ 5,010       $   (146)
      Mature after 1 year through 5 years...............    20,353        18,804         (1,549)
                                                           -------       -------       ---------
                                                            25,509        23,814         (1,695)
                                                           -------       -------       ---------
    Total...............................................   $41,520       $39,673       $ (1,847)
                                                           =======       =======       ========

     The unrealized loss on debt securities of $115,000 and $1,847,000 as of December 31, 1995 and 1994, respectively, is included as a reduction of shareholders' equity in accordance with SFAS No. 115. Total realized losses related to short-term investments for the twelve months ended December 31, 1995 and 1994, were $15,000 and $2,199,000, respectively.

     The Company categorizes its investments in marketable equity securities as trading securities. These investments are classified as current assets and were recorded at a fair value of $6,131,000 at December 31, 1995. Total proceeds from the sale of these securities were $3,670,000 and $0 for the years ended December 31, 1995 and 1994, respectively. Total realized gains on these equity investments for the years ended December 31, 1995 and 1994 were $371,000 and $0, respectively. Total net unrealized (losses) and gains related to these equity investments for the years ended December 31, 1995 and 1994, were $(56,000) and $4,162,000, respectively.

NOTE 4 -- DEBT

     On November 3, 1995, the Company entered into a financing agreement with Transamerica Insurance Finance for a period of eighteen months related to the renewal of its Marine Package, Protection and Indemnity, and Excess Liability insurance policies. The amount financed totaled $16,561,000 at a fixed interest rate of 6.23 percent per annum.

     On October 14, 1993, the Company prepaid a promissory note with proceeds from the Public Offerings (as defined below). The terms of the note provided that interest did not accrue from September 1, 1991 through December 31, 1992, after which date interest on the unpaid principal amount accrued at a fixed rate of 7.5 percent per annum. The Company had accrued interest on the note at 4.9 percent for all periods, which was the imputed rate based on the revised note terms. An extraordinary gain of $1,770,000 for extinguishment of debt was recognized in 1993 (see Note 10) from the prepayment of the note, representing excess accrued interest.

     On October 7, 1993, in connection with the Western Acquisition and the issuance of 12,041,000 shares of Noble Drilling common stock in an underwritten public offering (the "Stock Offering") (see Note 6), the Company issued $125,000,000 principal amount of 9 1/4% Senior Notes Due 2003 (the "9 1/4% Notes") (the Stock Offering and the issuance of the 9 1/4% Notes are collectively referred to as the "Public Offerings"). The 9 1/4% Senior Notes will mature on October 1, 2003. Interest on the 9 1/4% Notes is payable semi-annually on April 1 and October 1 of each year. The 9 1/4% Notes are redeemable at the option of the Company, in whole or in part, on or after October 1, 1998 at 103.47 percent of principal amount, declining ratably to par on or after October 1, 2001, plus accrued interest. Mandatory sinking fund payments of 25 percent of the original

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

principal amount of the 9 1/4% Notes at par plus accrued interest will be required on October 1, 2001 and October 1, 2002. The indenture governing the 9 1/4% Notes contains certain restrictive covenants, including limitations on additional indebtedness and the ability to secure such indebtedness, restrictions on dividends and certain investments and limitations on sales of assets, sales and leaseback, transactions with affiliates, and mergers or consolidations.

     In connection with the initial construction of the NN-1, the predecessor of NN-1 Limited Partnership issued U.S. Government Guaranteed Ship Financing Sinking Fund Bonds, of which $1,546,000 principal amount was outstanding at December 31, 1995. The bonds mature in 1998, and bear interest at the rate of
8.95 percent per annum, payable semi-annually on June 15 and December 15. The bonds are secured by the vessel, and the applicable security agreement contains certain restrictions, among others, on distributions to partners, dispositions of assets and services to related parties. In addition, there are minimum working capital, net worth and long-term debt to net worth requirements applicable to NN-1 Limited Partnership. The net book value of the vessel at December 31, 1995, was $12,131,000. The Company's sharing percentage in NN-1 Limited Partnership's distribution from operations is generally 90 percent. The NN-1 has not been under contract since March of 1993.

     The Company and its wholly owned subsidiary, Noble Drilling (West Africa) Inc. ("NDWA"), were parties to a secured loan agreement (the "Project Loan Agreement") with US WEST Financial Services, Inc. dated as of October 31, 1990, as amended, pursuant to which NDWA borrowed $52,500,000 for the purpose of financing, in part, the equipping, refurbishment and mobilization to Nigeria of four offshore drilling rigs: the NN-1, Gene Rosser, Lewis Dugger and Chuck Syring. On July 2, 1993, the final installment of $6,562,000 plus accrued interest was paid in accordance with the terms of the Project Loan Agreement. Interest was charged under the Project Loan Agreement at the fixed rate of 11.12 percent per annum.

     Annual maturities of long-term debt are $12,210,000 in 1996, $4,417,000 in 1997, $506,000 in 1998, $31,250,000 in 2001, $31,250,000 in 2002 and $62,500,000
in 2003.

     The following table summarizes the Company's long-term debt:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    9 1/4% Senior Notes Due 2003...................................  $125,000     $125,000
    U.S. Government Guaranteed Ship Financing Sinking Fund Bonds...     1,546        2,066
    Insurance financing............................................    15,587           --
                                                                     --------     --------
                                                                      142,133      127,066
    Current installments...........................................   (12,210)        (520)
                                                                     --------     --------
                                                                     $129,923     $126,546
                                                                     ========     ========

     The fair value of the Company's long-term debt at December 31, 1995, estimated based on the quoted market prices for similar issues or on the current rates offered to the Company for debt of similar remaining maturities, was approximately $130,300,000.

NOTE 5 -- CREDIT FACILITIES

     At December 31, 1995, the Company had available credit facilities aggregating $31,000,000, as described below, of which $26,000,000, subject to certain limitations, is related to lines of credit and $5,000,000 is related to letter of credit facilities. Based on the level of the borrowing base at December 31, 1995, the Company had $26,000,000 available under the credit lines and $895,000 available to support issuance of letters of credit at that date.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

     The Company has an unsecured credit agreement with First Interstate Bank of Texas, N.A., which provided for a $25,000,000 revolving credit line facility and $5,000,000 letter of credit facility at December 31, 1995. The Company pays a quarterly commitment fee on the unused portion of the facility. The agreement contains certain restrictive and financial covenants, including those related to indebtedness, net worth and fixed charges, and provides for guarantees of the indebtedness by certain subsidiaries of Noble Drilling.

NOTE 6 -- SHAREHOLDERS' EQUITY

     On October 25, 1993, the Company issued 626,410 shares of common stock to purchase two rigs from Portal as discussed in Note 12. The shares were issued to Portal pursuant to a private placement, and the Company does not have an obligation to register the resale of the shares under the Securities Act of 1933, as amended.

     Chiles completed a public offering of $1.50 convertible preferred stock on October 21, 1993 with the sale and issuance to the public of 4,025,000 shares by Chiles at $25.00 per share. Net proceeds to Chiles were approximately $96,500,000 after underwriting discounts and issuance costs. Chiles utilized approximately $45,200,000 of these proceeds to retire all of Chiles' outstanding long-term indebtedness, including principal and interest, during the fourth quarter of 1993. In the Chiles Merger, this series of preferred stock was converted into and exchanged for an equivalent number of shares of $1.50 Preferred Stock having substantially the same rights, privileges, preferences and voting power as the Chiles preferred stock. Holders of the $1.50 Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of $1.50 per share, when, as and if declared by the board of directors of Noble Drilling, payable quarterly. Each share of $1.50 Preferred Stock is convertible, at the option of the holder, into 2.4446 shares of common stock (subject to adjustment in certain circumstances). The $1.50 Preferred Stock is not redeemable prior to December 31, 1996. On or after such date, the $1.50 Preferred Stock is redeemable at the option of the Company, in whole or part, at $26.05 per share if redeemed prior to December 31, 1997, and at prices decreasing in increments of $0.15 per year to $25.00 per share on and after December 31, 2003, plus accrued and unpaid dividends to the redemption date.

     On October 7, 1993, the Company issued and sold 12,041,000 shares of common stock in the Stock Offering (see Note 4) at an initial offering price of $8.375 per share. This resulted in net proceeds of $94,900,000, after deducting underwriting discounts, commissions and other related costs. The net proceeds of the Public Offerings (see Note 4) were used to purchase the nine jackup rigs and related assets discussed previously in Note 2, and to prepay a promissory note discussed in Note 4, with the balance of the proceeds, approximately $26,000,000, used for general corporate purposes.

     In 1991, the Company issued and sold 2,990,000 shares of a new series of $2.25 Convertible Exchangeable Preferred Stock ("$2.25 Preferred Stock"), par value $1.00 per share. Holders of the $2.25 Preferred Stock received a cash dividend at an annual rate of $2.25 per share. In March 1995, an aggregate of 923,862 shares of $2.25 Preferred Stock were converted into 5,006,830 shares of Noble Drilling common stock. The Company paid an aggregate of approximately $1,524,000 in cash ("Preferred Conversion Payment") in the first quarter in connection with this conversion. In the second quarter of 1995, the Company called for the redemption of all remaining outstanding shares of the $2.25 Preferred Stock. Of the 2,065,238 shares then outstanding, 2,062,537 were surrendered for conversion and 2,701 were redeemed by the Company, resulting in the Company's issuance of 11,192,359 shares of common stock (including 14,637 shares sold to a standby underwriter).

NOTE 7 -- STOCK OPTIONS

  1991 Stock Option Plan

     The Company's 1991 Stock Option and Restricted Stock Plan (the "1991 Plan") was amended and restated ("Amended 1991 Plan") in September 1994. The Amended 1991 Plan was adopted by the board of

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

directors of Noble Drilling in July 1994 and approved by stockholders on September 15, 1994. The Company's two other employee stock option plans, adopted in 1985 and 1987, were amended in connection with the adoption of the 1991 Plan to provide that no further grants would be made under those plans after April 25, 1991; however, all options outstanding at that date ("Pre-1991 Options") remained in effect in accordance with their respective terms.

     Under the Amended 1991 Plan, a maximum of 5,200,000 shares of the Company's common stock may be subject to grants of options or awards of restricted stock to participants, who are selected from regular salaried officers or other employees of the Company. Options may be either incentive options or nonqualified options, and may be with or without stock appreciation rights ("SARs"). The option price under the Amended 1991 Plan may not be less than 100 percent of the fair market value of the common stock at the time of grant, in the case of an incentive option, and may not be less than 50 percent of the fair market value of the common stock at the time of grant, in the case of a nonqualified option. The Amended 1991 Plan also limits to 1,500,000 the total number of shares of common stock that may be made subject to grants of options or stock appreciation rights or awards of restricted stock to any one person during any five-year period. All Pre-1991 Options were granted at an option price of at least 100 percent of the fair market value of the common stock at the time of grant. The exercise of either the tandem SAR or the option serves to cancel the other. At December 31, 1995, 2,571,767 shares were available for grant under the Amended 1991 Plan.

     As of January 1, 1995, there were 250,000 shares of common stock held by the Company as treasury shares. During February 1995, 211,500 treasury shares were issued to certain employees pursuant to the terms of the Amended 1991 Plan and the applicable restricted stock agreements. The issued shares of restricted stock have been placed in escrow subject to satisfaction of various performance criteria during a three-year period. In June 1995, 26,000 of these shares were returned to treasury stock following the resignation of one employee. As of December 31, 1995, 64,500 shares were held as treasury stock. Subsequent to December 31, 1995, 250,000 shares of common stock were purchased by the Company and returned to treasury stock, increasing the balance of treasury stock to 314,500 shares. In January 1996, 108,750 shares of treasury stock were issued to certain employees as restricted stock under the Amended 1991 Plan and have been placed in escrow under the aforementioned terms.

     The following is a summary of option transactions under the plans:

                                                                    YEAR ENDED DECEMBER 31,
                                                                    -----------------------
                                                                      1995          1994
                                                                    ---------     ---------
    Outstanding, beginning of the year............................  1,810,472     1,312,617
    Granted.......................................................  1,240,400       728,000
    Canceled......................................................   (141,975)      (58,875)
    Exercised (at share prices ranging from $1.72 to $7.69).......   (109,150)     (171,270)
                                                                    ---------     ---------
    Outstanding at end of year (at share prices ranging from $1.72
      to $7.69 in 1995)...........................................  2,799,747     1,810,472
                                                                    =========     =========
    Exercisable at end of year (at share prices ranging from $1.72
      to $7.69 in 1995)...........................................  1,273,505       855,672
                                                                    =========     =========

     Options granted in 1995 under the Amended 1991 Plan become exercisable on certain dates that range from February 2, 1996, through February 2, 1998, at a price $5.188 per share.

  Other Stock Options

     During 1987, in addition to the options described above, options to purchase a total of 300,000 shares of Noble Drilling's common stock at $2.50 per share were granted to certain non-employee directors of the

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

Company pursuant to stock option agreements which were approved by stockholders at the 1988 annual meeting. Options to purchase 160,000 shares were outstanding and exercisable at December 31, 1995.

     In 1993, the stockholders approved the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"). Under the 1992 Option Plan, non-employee directors received a one-time grant of an option to purchase 10,000 shares of common stock, and thereafter, after each annual meeting of shareholders of the Company, receive an annual grant of an option to purchase 3,500 shares of common stock. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of ten years from the grant date, unless terminated sooner as described in the 1992 Option Plan. Options to purchase 77,500 shares were outstanding and exercisable at December 31, 1995.

  SFAS No. 123 -- Accounting for Stock-Based Compensation

     In October 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. This statement establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. The Company adopted this standard effective January 1, 1996. As provided in the statement, the Company elected to continue to measure compensation cost using the guidelines of APB Opinion No. 25 and to include disclosures of net income and earnings per share as if the fair value based method of accounting were utilized.

  Stockholder Rights Plan

     The Company adopted a stockholder rights plan on June 28, 1995, designed to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive takeover tactics to gain control of the Company without paying all stockholders a fair price. The rights plan was not adopted in response to any specific takeover proposal. Under the rights plan, the Company declared a dividend of one right ("Right") on each share of Noble Drilling common stock. Each Right will entitle the holder to purchase one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $35.00. The Rights are not currently exercisable and will become exercisable only in the event a person or group acquires beneficial ownership of 15 percent or more of Noble Drilling common stock. The dividend distribution was made on July 10, 1995 to stockholders of record at the close of business on that date. The Rights will expire on July 10, 2005.

NOTE 8 -- INCOME TAXES

     The Company follows SFAS No. 109, Accounting for Income Taxes, which requires the use of the liability method of accounting for deferred income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based upon differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

     Amounts of deferred tax assets and liabilities are as follows at:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Deferred tax asset, net of valuation allowance of $22,243 in
      1995 and $21,329 in 1994.....................................  $ 57,443     $ 47,696
    Deferred tax liability.........................................   (59,919)     (51,089)
                                                                     --------     --------
    Net, total.....................................................  $ (2,476)    $ (3,393)
                                                                     ========     ========

     The components of and changes in the net deferred taxes were as follows:

                                                                        DEFERRED
                                                        DECEMBER 31,    EXPENSE     DECEMBER 31,
                                                            1994        (CREDIT)        1995
                                                        ------------    --------    ------------
    Deferred tax assets:
      Domestic
         Net operating loss carryforwards.............    $ 63,117      $ 11,663      $ 74,780
         Investment tax credit carryforward...........       1,457            --         1,457
         Other........................................         149            --           149
         International
         Net operating loss carryforwards.............       3,055          (404)        2,651
         Tax basis of assets in excess of book
           basis......................................       1,247          (598)          649
                                                          --------      --------      --------
    Total.............................................      69,025        10,661        79,686
    Valuation allowance...............................     (21,329)         (914)      (22,243)
                                                          --------      --------      --------
    Net deferred tax assets...........................    $ 47,696      $  9,747      $ 57,443
                                                          ========      ========      ========
    Deferred tax liabilities:
      Domestic
         Excess of net book basis over remaining tax
           basis......................................    $(45,884)     $(10,910)     $(56,794)
      International
         Excess of net book basis over remaining tax
           basis......................................      (5,205)        2,080        (3,125)
                                                          --------      --------      --------
    Deferred tax liabilities..........................    $(51,089)     $ (8,830)     $(59,919)
                                                          ========      ========      ========

     Income (loss) from continuing operations before income taxes and extraordinary items consisted of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995       1994       1993
                                                              -------    -------    -------
    Domestic................................................  $(9,578)   $ 7,024    $16,948
    International...........................................   14,444     20,171      7,467
                                                              -------    -------    -------
    Total...................................................  $ 4,866    $27,195    $24,415
                                                              =======    =======    =======

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

     The income tax provision consisted of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995       1994       1993
                                                              -------    -------    -------
    Current -- domestic.....................................  $(2,093)        --    $   205
    Current -- international................................    6,282    $ 2,599      3,128
    Deferred -- international...............................     (917)     3,073         --
                                                              -------    -------    -------
    Total...................................................  $ 3,272    $ 5,672    $ 3,333
                                                              =======    =======    =======

     Included in the current domestic tax benefit for the year ended December 31, 1995, is $2,100,000 related to a separate return year loss carryback benefit recorded by Triton.

     A reconciliation of Federal statutory and effective income tax rates is shown below:

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                 1995       1994      1993
                                                                 -----      ----      -----
    Statutory rate.............................................   35.0%     35.0%      35.0%
    Effect of:
      U.S. operating loss generating no current tax benefit....   68.9        --         --
      U.S. operating loss carryforward/carryback benefit.......  (43.1)     (9.0)     (23.6)
      Canadian operating loss carryforward benefit.............     --        --       (2.2)
      International tax rates which are different than the U.S.
         rate..................................................    6.4      (5.8)       3.7
      Other....................................................     --        .7         .8
                                                                 -----      ----      -----
    Effective rate.............................................   67.2%     20.9%      13.7%
                                                                 =====      ====      =====

     The Company had available at December 31, 1995, unused investment tax credits, which may be used to offset future U.S. taxes payable, of $1,457,000 expiring in various years from 1998 to 2001. In addition, Noble Drilling had net operating loss carryforwards ("NOLs") for tax purposes of approximately $145,902,000 at December 31, 1995, which expire in the years 2000 through 2010, and NOC has NOLs for tax purposes of approximately $67,756,000 which expire in the years 2004 through 2009.

     The Chiles Merger qualifies as a tax-free reorganization. NOC, as the surviving entity, inherited all of Chiles' tax attributes, including NOL carryforwards. In accordance with the "Separate Return Limitation Year" rules of the Internal Revenue Code of 1986, as amended (the "Code"), Chiles' NOL carryforwards may only be used to reduce Noble Drilling's future taxable income to the extent of NOC's taxable income.

     If a corporation undergoes an "ownership change" within the meaning of
Section 382 of the Code, the corporation's right to use its then existing NOLs (and certain other tax attributes) is limited during each future year to a percentage of the fair market value of such corporation's stock immediately before the ownership change (the "Section 382 Limitation"). In general, there is an "ownership change" under Section 382 if over a three-year period certain shareholders increase their percentage ownership of a corporation by more than 50 percent. To the extent the amount of the NOLs existing at the time of an ownership change that are used in any subsequent year is less than the annual
Section 382 Limitation, the otherwise available Section 382 Limitation is correspondingly increased for future years. An ownership change for purposes of
Section 382 took place on September 15, 1994, as a result of the Chiles Merger. The cumulative Section 382 Limitation attributable to the Noble Drilling pre-merger carryforwards is $47,231,000. The cumulative Section 382 Limitation attributable to NOC is $22,185,000.

     Applicable U.S. income and foreign withholding taxes have not been provided on undistributed earnings of the Company's international subsidiaries. Management does not intend to repatriate such undistributed

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

earnings for the foreseeable future except for distributions upon which incremental income taxes would not be material.

NOTE 9 -- ADDITIONAL BALANCE SHEET AND STATEMENT OF OPERATIONS
          INFORMATION

     Other current assets consisted of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Prepaid expenses.................................................  $15,364     $ 9,287
    Withholding tax receivable.......................................    8,886       5,223
    Operating costs and mobilization.................................    7,907          26
    Other............................................................    4,694       4,048
                                                                       -------     -------
                                                                       $36,851     $18,584
                                                                       =======     =======

     Other current liabilities consisted of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
    Deferred revenue.................................................  $ 4,290     $ 1,421
    Accrued dividends................................................    1,510       3,191
    Accrued restructuring costs......................................      817         844
    Other............................................................    7,293       5,259
                                                                       -------     -------
                                                                       $13,910     $10,715
                                                                       =======     =======

     Rent expense was $1,918,000, $1,200,000, and $1,297,000 for 1995, 1994, and
1993, respectively.

     Withholding tax receivables include approximately $6,000,000 related to withholding taxes in Nigeria. To recognize these receivables, the Company must receive tax certificates from the applicable operators. Management believes that the full amount of these receivables will be realized.

     Operating costs and mobilization for the year ended December 31, 1995 consists of costs incurred in mobilizing rigs from the U.S. Gulf of Mexico to various international locations. Such costs are amortized over the term of the related contract.

     Other income -- other, net consisted of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1995        1994        1993
                                                             -------     -------     ------
    Gain on sale of property and equipment.................  $   829     $ 8,858     $  737
    Unrealized (loss) gain on marketable equity
      investments..........................................      (56)      4,162         --
    Realized gain (loss) on marketable investments.........      356      (2,199)       272
    Recovery of written-off notes receivable...............       --       1,530         --
    Linn Richardson mobilization costs.....................   (1,778)         --         --
    Adjustment related to Triton acquisition...............    1,078          --         --
    Other..................................................     (179)      3,392         38
                                                             -------      ------     ------
                                                             $   250     $15,743     $1,047
                                                             =======      ======     ======

     On December 15, 1995, the Linn Richardson, a 250-foot mat slot rig, lost overboard approximately 200 feet of leg while under tow to perform a contract offshore Senegal, Africa. On the following day, the rig lost overboard approximately 240 feet of a second leg which also caused damage to equipment and facilities on the

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

deck of the rig. Pursuant to a preliminary assessment plan developed jointly by the Company and its insurance underwriters, the third leg of the rig has been removed and the rig has been towed to the U.S. Gulf of Mexico where a complete evaluation will take place. A charge of $1,778,000 related to the cost of mobilizing the rig to Senegal was accrued in the fourth quarter of 1995. This amount represents management's best estimate of the total loss. Management does not believe this incident will have any other material adverse effect on its financial condition or results of operations.

     A restructuring charge of $3,661,000 related to the Chiles Merger was recorded in 1994 as a result of facility consolidation, including the write-down of certain of the Company's owned properties, and to a lesser extent severance costs. This restructuring plan was developed in the fourth quarter of 1994 and approved by the board of directors of Noble Drilling.

NOTE 10 -- EXTRAORDINARY ITEM

     The Company prepaid a promissory note in the fourth quarter of 1993 with proceeds from the Public Offerings (see Notes 4 and 6). This prepayment resulted in an extraordinary gain from extinguishment of debt of $1,770,000 ($0.02 per common share), representing excess accrued interest.

NOTE 11 -- EMPLOYEE BENEFIT PLANS

     The Company has a noncontributory defined benefit plan which covers substantially all salaried employees and a noncontributory defined benefit pension plan which covers certain field employees. The benefits from these plans are based primarily on years of service and employees' compensation near retirement. The Company's funding policy is consistent with funding requirements of applicable laws and regulations. The assets of these plans consist of corporate equity securities, municipal and government bonds, and cash equivalents. The Company, when required, makes contributions to the domestic plan in the form of Noble Drilling common stock. As of September 30, 1995, the domestic plan assets included $2,067,000 of Noble Drilling's common stock valued at fair value at that date. The Company changed the measurement date of the plan to September 30 beginning in 1995. This change did not have a material impact to the financial results of the Company.

     Noble Drilling (U.K.) Limited, a wholly owned subsidiary of Noble Drilling, maintains a pension plan which covers all of its salaried, nonunion employees. Benefits are based on credited service and the average of the highest three years of qualified salary within the past ten years of participation.

     Pension cost includes the following components:

                                                         YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------------
                                           1995                    1994                    1993
                                   --------------------    --------------------    --------------------
                                    INTER-                  INTER-                  INTER-
                                   NATIONAL    DOMESTIC    NATIONAL    DOMESTIC    NATIONAL    DOMESTIC
                                   --------    --------    --------    --------    --------    --------
    Service costs (benefits
      earned during the year)....   $  581     $  1,201     $  544     $    758     $  563     $    535
    Interest cost on projected
      benefit obligation.........      702        1,890        607        1,698        549        1,534
    Actual return on assets......     (870)      (2,439)      (787)       1,806       (597)      (2,506)
    Amortization of net (gain)
      loss at January 1..........      (44)         757        (77)      (3,758)        12          563
                                    -------    --------     -------    --------     -------    --------
    Net pension (credit)
      expense....................   $  369     $  1,409     $  287     $    504     $  527     $    126
                                    ======     ========     ======     ========     ======     ========

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

     The funded status of the plans is as follows:

                                                                   DECEMBER 31,
                                                   --------------------------------------------
                                                           1995                    1994
                                                   --------------------    --------------------
                                                    INTER-                  INTER-
                                                   NATIONAL    DOMESTIC    NATIONAL    DOMESTIC
                                                   --------    --------    --------    --------
    Actuarial present value of benefit
      obligations Vested benefits................  $ (7,449)   $(21,359)   $ (6,578)   $(18,513)
      Nonvested benefits.........................        --        (780)         --        (373)
                                                   --------    --------    --------    --------
      Accumulated benefits.......................    (7,449)    (22,139)     (6,578)    (18,886)
      Effect of projected future compensation
         levels..................................    (1,114)     (3,982)     (1,223)     (1,895)
                                                   --------    --------    --------    --------
    Projected benefits...........................    (8,563)    (26,121)     (7,801)    (20,781)
    Plan assets at fair value....................     9,725      21,274       8,625      19,192
                                                   --------    --------    --------    --------
    Plan assets in excess (shortfall) of
      projected benefit obligations..............     1,162      (4,847)        824      (1,589)
    Unrecognized net (loss) gain.................    (1,831)      9,708      (1,595)      8,327
    Unrecognized prior service cost..............        --         (69)         --         (79)
    Unrecognized transition obligation (asset)...       107      (1,509)        120      (1,966)
    Additional liability.........................        --      (3,403)         --      (3,825)
                                                   --------    --------    --------    --------
    (Accrued liability) prepaid asset............  $   (562)   $   (120)   $   (651)   $    868
                                                   ========    ========    ========    ========

     In accordance with SFAS No. 87, Employers' Accounting for Pensions, the Company recorded an additional minimum liability of $3,403,000 and $3,825,000 at December 31, 1995 and 1994, respectively. This liability represents the excess of the accumulated benefit obligations over the fair value of plan assets and accrued pension liabilities of the domestic salaried pension plan. This additional minimum pension liability is reported as a separate reduction of shareholders' equity.

     The projected benefit obligations for the international and domestic plans were determined using an assumed discount rate of 8.5 percent and 7.5 percent, respectively, in 1995, 9.0 percent and 8.5 percent, respectively, in 1994 and
8.0 percent and 7.25 percent, respectively, in 1993. Assumed long-term rate of return on international plan assets was 9.25 percent, 9.75 percent and 8.75 percent in 1995, 1994 and 1993, respectively. Assumed long-term rate of return on domestic plan assets was 9.0 percent in each of the years presented. The projected benefit obligations for the international plan assume a compensation increase of 6.25 percent, 6.75 percent and 5.75 percent in 1995, 1994 and 1993, respectively, and 6.0 percent per annum for the domestic plan in each of the years presented.

     The Company presently sponsors medical and other plans for the benefit of its employees. The cost of maintaining these plans aggregated $6,628,000, $5,500,000, and $3,793,000 in 1995, 1994, and 1993, respectively.

     The Company does not provide post-retirement benefits (other than pensions) or any post-employment benefits to its employees.

NOTE 12 -- COMMITMENTS, CONTINGENCIES AND OBLIGATIONS

     On October 25, 1993, the Company purchased two submersible offshore drilling rigs from Portal Rig Corporation ("Portal") for 626,410 shares of Noble Drilling common stock. The Company acquired the rigs subject to certain federal income tax "safe harbor leases" and a related preferred ship mortgage relating to a

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

tax benefit transaction entered into in 1982 by a predecessor of Portal. Portal has agreed to indemnify the Company for any potential liabilities as a result of this earlier tax benefit transaction.

     During 1993, Chiles entered into severance agreements with its officers and certain managerial employees, including Chiles' rig management personnel. These agreements provide for severance payments equal to between six months and two years of such person's annual salary in the event a person's employment is terminated otherwise than for cause within one year following the occurrence of a change in control of Chiles or in the event that a person voluntarily terminates his employment within one year of a change in control of Chiles for "good reason," as defined in the agreement.

     The Company is a defendant in certain other claims and litigation arising out of operations in the normal course of business. In the opinion of management, uninsured losses, if any, will not be material to the Company's financial position or results of operations.

     In connection with the damage sustained on the Linn Richardson, the Company has recorded an estimated loss of $1,778,000 related to mobilization costs. See
Note 9.

     At December 31, 1995, the Company had certain noncancellable long-term operating leases, principally for office space and facilities, with various expiration dates. Future minimum rentals under sub-leases aggregate $1,630,000 for 1996, $1,292,000 for 1997, $1,169,000 for 1998, $1,148,000 for 1999,
$866,000 for 2000, and $2,923,000 thereafter.

NOTE 13 -- SUPPLEMENTAL LOSS PER SHARE DISCLOSURE

     Assuming that all shares of $2.25 Preferred Stock had been converted on January 1, 1995 the supplemental primary net loss applicable to common shares per share for the year ended December 31, 1995 would have changed from $0.08 to $0.06. Supplemental fully diluted net loss applicable to common shares per share for the year ended December 31, 1995 is the same as supplemental primary net loss applicable to common shares per share since the effect of the conversion is anti-dilutive.

NOTE 14 -- UNAUDITED INTERIM FINANCIAL DATA

     Unaudited interim financial information for the years ended December 31, 1995 and 1994 is as follows:

                                                                  QUARTER ENDED
                                                    ------------------------------------------
                                                    MARCH 31    JUNE 30    SEPT. 30    DEC. 31
                                                    --------    -------    --------    -------
    1995
    Operating revenues............................  $85,096     $73,985    $ 84,652    $84,235
    Operating income(3)...........................  $ 2,013     $(2,303)   $  3,240    $ 8,499
    Net (loss) income applicable to common
      shares(1)...................................  $(3,331)    $(5,847)   $    806    $ 2,767
    Net (loss) income applicable to common shares
      per share(1)(2)(3)..........................  $ (0.06)    $ (0.07)   $   0.01    $  0.03
    1994
    Operating revenues............................  $78,921     $87,595    $ 98,060    $87,412
    Operating income..............................  $10,362     $ 5,309    $  2,216    $   276
    Net income (loss) applicable to common
      shares......................................  $ 4,930     $ 9,206    $   (695)   $(4,682)
    Net income (loss) applicable to common shares
      per share...................................  $  0.06     $  0.12    $  (0.01)   $ (0.06)

- ---------------

(1) Included in the quarters ended September 30, 1995 and December 31, 1995 were $800,000 ($0.01 per share) and $1,300,000 ($0.01 per share), respectively, of separate return year loss carryback benefit related to Triton. See Note
    8.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

    Included in the quarter ended December 31, 1995 is a credit of $1,078,000 ($0.01 per share) related to the adjustment of the Triton acquisition contingency.

    Included in the quarter ended December 31, 1995 is a charge of $1,778,000 ($0.02 per share) related to the mobilization costs of the Linn Richardson to the West Coast of Africa. See Note 9.

(2) Included in the quarter ended March 31, 1995 results is the $0.02 per share impact of the $1,524,000 Preferred Conversion Payment made in conjunction with the conversion of 923,862 shares of $2.25 Preferred Stock into common stock. See Note 6.

(3) Included in the quarters ended March 31, June 30, September 30 and December 31, 1995 were $1,116,000 ($0.01 per share), $1,116,000 ($0.01 per share),
    $1,116,000 ($0.01 per share) and $2,812,000 ($0.03 per share), respectively, related to the effect of change in estimates of salvage values and remaining depreciable lives. See Note 1.

NOTE 15 -- GEOGRAPHICAL INFORMATION

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1995        1994        1993
                                                               --------    --------    --------
Operating revenues
  Domestic...................................................  $165,391    $181,950    $125,505
  International
     Canada..................................................    13,929      20,059      19,141
     India...................................................     3,771       2,041       4,093
     Mexico..................................................     9,398      21,269      10,503
     Nigeria.................................................    45,860      44,195      58,630
     Qatar...................................................     2,452          --          --
     United Kingdom..........................................    37,891      39,939      40,036
     Venezuela...............................................    40,223      34,155       3,736
     Zaire...................................................     8,860       7,781       1,763
     Other...................................................       193         599       1,124
                                                               --------    --------    --------
          Total..............................................  $327,968    $351,988    $264,531
                                                               ========    ========    ========

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1995        1994        1993
                                                               --------    --------    --------
Operating income (loss)
  Domestic...................................................  $ (6,068)   $ (3,852)   $ 20,057
  International
     Canada..................................................     2,521       4,549         363
     India...................................................       283        (676)       (116)
     Mexico..................................................        94       5,434       5,316
     Nigeria.................................................     3,597       1,727         734
     Qatar...................................................    (2,455)         --          --
     United Kingdom..........................................     4,766       3,505       1,486
     Venezuela...............................................     7,178       6,289         832
     Zaire...................................................     2,139       1,613         400
     Other...................................................      (606)       (426)       (163)
                                                               --------    --------    --------
          Total..............................................  $ 11,449    $ 18,163    $ 28,909
                                                               ========    ========    ========

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
 (Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts)

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1995        1994        1993
                                                               --------    --------    --------
Identifiable assets
  Domestic...................................................  $312,099    $404,010    $393,525
  International
     Canada..................................................    13,206      12,421       8,416
     India...................................................    21,104      20,912      16,422
     Mexico..................................................    32,328      51,167      36,999
     Nigeria.................................................   179,934     138,716     140,542
     Qatar...................................................    37,506          --          --
     United Kingdom..........................................    15,051      14,147      13,394
     Venezuela...............................................    84,042      73,977      64,025
     Zaire...................................................    25,023      22,833      21,602
     Other...................................................    21,099       1,706       1,628
                                                               --------    --------    --------
          Total..............................................  $741,392    $739,889    $696,553
                                                               ========    ========    ========

     Customer A accounted for approximately 11 percent of the Company's consolidated operating revenues during 1995. Customer B accounted for approximately 11 percent and 17 percent of the Company's consolidated operating revenues during 1994 and 1993, respectively. Customer C accounted for approximately 13 percent of the Company's consolidated operating revenues during 1993.

NOTE 16 -- SUBSEQUENT EVENTS

     Subsequent to December 31, 1995, the Company sold for cash a posted barge rig located in the U.S. Gulf of Mexico. The Company will record a gain on the sale of this asset of approximately $4,815,000 in the first quarter of 1996.

     On March 13, 1996, the Company entered into a letter of intent with Royal Nedlloyd N.V. and its wholly owned subsidiary, Neddrill Holding B.V. and its subsidiaries (collectively, "Neddrill"), to acquire the assets, including $25,000,000 in net working capital, and the personnel used by Neddrill in its offshore contract drilling, accommodation and other oil and gas exploration and production related service businesses. The purchase price would be $300,000,000 in cash plus 5,000,000 shares of Noble Drilling common stock. The Company currently plans to access the public securities markets to finance the cash portion of the purchase price.

     Consummation of the acquisition is subject to customary due diligence, execution and delivery of an agreement of sale and purchase, financing being obtained by the Company, and satisfaction of customary closing conditions expected to be contained in the agreement of sale and purchase.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (unaudited)


                                                                    MARCH 31,    DECEMBER 31,
                                                                      1996           1995
                                                                    --------     ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................  $ 26,338       $ 41,307
  Investment in marketable equity securities......................     6,416          6,131
  Investment in marketable debt securities........................    15,417         17,031
  Accounts receivable (net of allowance of $1,307 and $1,280).....    73,184         60,251
  Costs of uncompleted contracts in excess of billings............     3,717          6,646
  Inventories.....................................................    22,825         19,795
  Assets held for sale (See Note 6)...............................    31,968             --
  Other current assets............................................    41,811         36,851
                                                                    --------       --------
          Total current assets....................................   221,676        188,012
                                                                    --------       --------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities...............................   843,965        871,539
  Other...........................................................    24,523         23,891
                                                                    --------       --------
                                                                     868,488        895,430
  Accumulated depreciation........................................  (342,746)      (352,452)
                                                                    --------       --------
                                                                     525,742        542,978
                                                                    --------       --------
OTHER ASSETS......................................................    10,535         10,402
                                                                    --------       --------
                                                                    $757,953       $741,392
                                                                    ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt and current installments of long-term debt......  $ 12,610       $ 12,210
  Accounts payable................................................    35,476         30,782
  Accrued payroll and related costs...............................    17,821         13,674
  Taxes payable...................................................    13,977         12,953
  Interest payable................................................     5,785          2,860
  Other current liabilities.......................................    12,817         13,910
                                                                    --------       --------
          Total current liabilities...............................    98,486         86,389
LONG-TERM DEBT....................................................   126,048        129,923
OTHER LIABILITIES.................................................     1,015          1,338
MINORITY INTEREST.................................................       973            249
                                                                    --------       --------
                                                                     226,522        217,899
                                                                    --------       --------
SHAREHOLDERS' EQUITY
  $1.50 Preferred stock...........................................     4,025          4,025
  Common stock....................................................     9,478          9,455
  Capital in excess of par value..................................   590,255        589,866
  Unrealized losses on marketable securities......................      (131)          (115)
  Minimum pension liability.......................................    (3,403)        (3,403)
  Cumulative translation adjustment...............................    (2,343)        (2,081)
  Accumulated deficit.............................................   (64,587)       (73,802)
  Treasury stock, at cost.........................................    (1,863)          (452)
                                                                    --------       --------
                                                                     531,431        523,493
                                                                    --------       --------
COMMITMENTS AND CONTINGENCIES.....................................        --             --
                                                                    --------       --------
                                                                    $757,953       $741,392
                                                                    ========       ========

          See accompanying notes to the interim financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (unaudited)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------      -------
OPERATING REVENUES
  Contract drilling services...........................................  $ 60,250      $53,932
  Labor contract drilling services.....................................     7,994       10,590
  Turnkey drilling services............................................    33,055       17,178
  Engineering and consulting services..................................     1,762        1,567
  Other revenue........................................................     1,696        1,829
                                                                         --------      -------
                                                                          104,757       85,096
                                                                         --------      -------
OPERATING COSTS AND EXPENSES
  Contract drilling services...........................................    38,536       36,119
  Labor contract drilling services.....................................     5,925        8,110
  Turnkey drilling services............................................    23,206       16,377
  Engineering and consulting services..................................     1,097        1,457
  Other expense........................................................       900        1,688
  Depreciation and amortization........................................     8,930        8,834
  Selling, general and administrative..................................    12,025       10,556
  Impairments, net of gains on asset sales (See Notes 4 and 6).........        73           --
  Minority interest....................................................       (32)         (58)
                                                                         --------      -------
                                                                           90,660       83,083
                                                                         --------      -------
OPERATING INCOME.......................................................    14,097        2,013
OTHER INCOME (EXPENSE)
  Interest expense.....................................................    (3,176)      (3,024)
  Interest income......................................................       825        1,492
  Other, net...........................................................       483          578
                                                                         --------      -------
INCOME BEFORE INCOME TAXES.............................................    12,229        1,059
INCOME TAX PROVISION...................................................    (1,503)      (1,720)
                                                                         --------      -------
NET INCOME (LOSS)......................................................    10,726         (661)
PREFERRED STOCK DIVIDENDS..............................................    (1,511)      (2,670)
                                                                         --------      -------
NET INCOME (LOSS) APPLICABLE TO COMMON SHARES..........................  $  9,215      $(3,331)
                                                                         ========      =======
NET INCOME (LOSS) APPLICABLE TO COMMON SHARES PER SHARE (SEE NOTE 3)...  $   0.10      $ (0.06)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.............................    95,782       80,066

          See accompanying notes to the interim financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (unaudited)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                        ----------------------
                                                                          1996          1995
                                                                        --------      --------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
  Net income (loss)...................................................  $ 10,726      $   (661)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization....................................     8,930         8,834
     (Gain) loss on sale of assets....................................    (7,716)          206
     Loss (gain) on foreign exchange..................................       215          (494)
     Deferred income tax benefit......................................        --          (682)
     Asset impairments................................................     7,600            --
     Other............................................................       439           144
     Changes in current assets and liabilities:
       Accounts receivable............................................   (13,294)         (994)
       Other assets...................................................    (1,612)       (2,612)
       Accounts payable...............................................     3,669         2,472
       Other liabilities..............................................     9,079        (2,736)
                                                                        --------      --------
                                                                          18,036         3,477
                                                                        --------      --------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
  Purchase of property and equipment..................................   (42,171)      (16,082)
  Proceeds from sale of property and equipment........................    14,521            70
  Proceeds from sale of (investment in) marketable debt securities....     1,596        (3,274)
                                                                        --------      --------
                                                                         (26,054)      (19,286)
                                                                        --------      --------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
  Payment of long-term debt...........................................    (3,875)           --
  Dividends paid on preferred stock...................................    (1,509)       (2,670)
  Issuance of common stock............................................       456           557
  Purchase of shares returned to treasury.............................    (2,052)           --
  Preferred stock conversion payment (See Note 2).....................        --        (1,524)
  Proceeds from (payment of) short-term debt..........................       400        (2,544)
  Other...............................................................        --           139
                                                                        --------      --------
                                                                          (6,580)       (6,042)
                                                                        --------      --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH...............................      (371)          230
                                                                        --------      --------
DECREASE IN CASH AND CASH EQUIVALENTS.................................   (14,969)      (21,621)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................    41,307        95,163
                                                                        --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................  $ 26,338      $ 73,542
                                                                        ========      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
     Interest.........................................................  $    177      $     --
     Income taxes.....................................................  $     --      $  1,494
  Noncash investing and financing activities:
     Triton acquisition with common stock.............................  $     --      $  1,500

          See accompanying notes to the interim financial statements.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
     (Dollar amounts in tables are in thousands, except per share amounts)
                                  (unaudited)
NOTE 1 -- BASIS OF ACCOUNTING

     The Consolidated Balance Sheet as of March 31, 1996, of Noble Drilling Corporation ("Noble Drilling" or, together with its consolidated subsidiaries, unless the context requires otherwise, the "Company"), the related Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1995, respectively, are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements have been included. These interim financial statements and notes are presented in condensed form as permitted by Form 10-Q.

     Certain reclassifications have been made in the 1995 consolidated financial statements to conform to the classifications used in the 1996 consolidated financial statements. These reclassifications have no impact on net income or loss.

NOTE 2 -- CONVERSION OF $2.25 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     In March 1995, an aggregate of 923,862 shares of Noble Drilling's $2.25 Convertible Exchangeable Preferred Stock were converted into 5,006,830 shares of Noble Drilling common stock. The Company paid an aggregate of approximately $1,524,000 in cash ("Preferred Conversion Payment") in the first quarter of 1995 in connection with this conversion.

NOTE 3 -- NET INCOME (LOSS) APPLICABLE TO COMMON SHARES PER SHARE

     Net income (loss) applicable to common shares per share has been computed on the basis of the weighted average number of common shares and, where dilutive, common share equivalents outstanding during the indicated periods. The calculation of net income (loss) applicable to common shares per share assuming full dilution was antidilutive; therefore, fully diluted amounts are not presented. The Preferred Conversion Payment of approximately $1,524,000 in March 1995 was accounted for as a reduction of net earnings applicable to common shares for purposes of calculating the net loss per common share. This accounting treatment increased the net loss applicable to common shares per share from $0.04 to $0.06 for the three months ended March 31, 1995.

NOTE 4 -- ACQUISITION AND SALE OF ASSETS

     Consistent with its business strategy, the Company sold two of its posted barge units during the first quarter of 1996. The Gus Androes, located in the U.S. Gulf of Mexico ("U.S. Gulf"), was sold for $6,000,000 on January 5, 1996. A second posted barge unit, the Gene Rosser, located offshore Nigeria was sold for $13,000,000; payments of $2,000,000 and $8,000,000 were received in the fourth quarter of 1995 and the first quarter of 1996, respectively. The remaining proceeds will be received in the second quarter of 1996 ($2,000,000) and the first quarter of 1997 ($1,000,000). The Company recorded gains of $4,815,000 and $2,712,000, respectively, related to the sales of these posted barge units in the first quarter of 1996. The Company's remaining two posted barges are located offshore Nigeria and are being held for sale (See Note 6).

     On February 26, 1996, the Company purchased the Odin Explorer, renamed the Gus Androes, a 300-foot Levingston III-C independent leg cantilevered unit. The rig is presently located offshore Sharjah, U.A.E. undergoing refurbishment and is scheduled to be available for work in the third quarter of 1996. The Company submitted a tender to an international oil and gas company for a drilling contract to commence in the third quarter, following refurbishment, for a term of one year plus two one-year options.

     The Company also purchased the Dana, a 250-foot Marathon LeTourneau 82-C independent leg cantilevered rig, on March 20, 1996. Currently the rig is employed under a contract with Qatar General Petroleum Corporation (QGPC). Rig enhancements are scheduled for the latter part of the third quarter

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

     (Dollar amounts in tables are in thousands, except per share amounts)
                                  (unaudited)

upon completion of the current contract. The rig will commence a three-year contract for QGPC after the scheduled refurbishment is complete.

NOTE 5 -- MARKETABLE SECURITIES

     The Company accounts for its investments in debt and equity securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS No. 115, investments in debt and equity securities are required to be classified into one of three categories: held to maturity, available for sale or trading securities. At each reporting date, the appropriateness of such classification is required to be reassessed. Realized gains and losses on sales of investments are included in income on a specific identification basis.

     As of March 31, 1996, the Company classified all of its debt securities with original maturities of more than three months as available for sale. These investments are classified as current assets on the accompanying consolidated balance sheets. The following table highlights information applicable to the Company's investments classified as available for sale as of March 31, 1996 and December 31, 1995:

                                                                       MARCH 31, 1996
                                                              ---------------------------------
                                                                                          NET
                                                              AMORTIZED     FAIR        UNREALIZED
                   DEBT SECURITY/MATURITY                      COST         VALUE       LOSSES
- ------------------------------------------------------------  -------      -------      -------
Corporate Obligations:
  Mature within 1 year......................................  $ 2,113      $ 2,107      $    (6)
  Mature after 1 year through 5 years.......................       --           --           --
                                                              -------      -------      -------
                                                                2,113        2,107           (6)
                                                              -------      -------      -------
U.S. Government Obligations:
  Mature within 1 year......................................    8,206        8,134          (72)
  Mature after 1 year through 3 years.......................    5,229        5,176          (53)
                                                              -------      -------      -------
                                                               13,435       13,310         (125)
                                                              -------      -------      -------
          Total.............................................  $15,548      $15,417      $  (131)
                                                              =======      =======      =======

                                                                      DECEMBER 31, 1995
                                                              ---------------------------------
                                                                                          NET
                                                              AMORTIZED     FAIR        UNREALIZED
                   DEBT SECURITY/MATURITY                      COST         VALUE       LOSSES
- ------------------------------------------------------------  -------      -------      -------
Corporate Obligations:
  Mature within 1 year......................................  $ 1,520      $ 1,520           --
  Mature after 1 year through 5 years.......................    7,258        7,214      $   (44)
                                                              -------      -------      -------
                                                                8,778        8,734          (44)
                                                              -------      -------      -------
U.S. Government Obligations:
  Mature after 1 year through 5 years.......................    8,368        8,297          (71)
                                                              -------      -------      -------
          Total.............................................  $17,146      $17,031      $  (115)
                                                              =======      =======      =======

     An allowance for unrealized losses has been included as a reduction of shareholders' equity. Total realized losses related to short-term investments amounted to $16,000 and $22,000, for the three months ended March 31, 1996 and 1995, respectively.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

     (Dollar amounts in tables are in thousands, except per share amounts)
                                  (unaudited)

     The Company categorizes its investments in marketable equity securities of $6,416,000 as trading securities and such investments are classified as current assets and are recorded at fair value at March 31, 1996. Total net unrealized gains related to these equity investments at March 31, 1996 were $286,000 compared to net unrealized losses of $202,000 at March 31, 1995.

NOTE 6 -- PROPERTY AND EQUIPMENT


     In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted this standard effective January 1, 1996.



     Consistent with the Company's strategic objective to focus on the deepwater capabilities of its fleet, the Company formalized a plan to dispose of its two remaining posted barges, the Lewis Dugger and the Chuck Syring during the first quarter of 1996. The Company expects the sale of these two barges to occur during 1996. The two barges have been written down to their estimated net realizable values, which the Company determined to be $31,968,000 based on recent offers received for these assets from third parties, which resulted in a charge to earnings of $7,600,000 in the first quarter. This charge has been classified in "Impairments, net of gains on asset sales" in the first quarter 1996 Consolidated Statement of Operations. The write down of these two barges to their estimated net realizable values represents the total impairment. These rigs are currently under contract and contributed aggregate gross margins of approximately $1,495,000 during the first quarter of 1996.


NOTE 7 -- STOCK REPURCHASE

     In January 1996, 250,000 shares of common stock were repurchased by the Company and returned to treasury stock. Subsequent to the repurchase, 108,750 shares of treasury stock were issued to certain employees as restricted stock under the Company's 1991 Stock Option and Restricted Stock Plan and have been placed in escrow subject to satisfaction of various performance criteria during a three-year period.

NOTE 8 -- SUBSEQUENT EVENT

     On April 25, 1996, the Company entered into an agreement of sale and purchase with Royal Nedlloyd N.V. ("Nedlloyd") and its wholly owned subsidiary, Neddrill Holding B.V., to acquire the offshore contract drilling, accommodation and other oil and gas exploration and production related service businesses of Nedlloyd's offshore drilling division ("Neddrill"), including the acquisition of $25,000,000 in net working capital and the transfer of personnel. The purchase price is $300,000,000 in cash plus 5,000,000 shares of Noble Drilling common stock. Consummation of the acquisition is subject to financing being obtained by the Company and satisfaction of customary closing conditions contained in the acquisition agreement.

     The following table reflects unaudited pro forma consolidated statement of operations data for the three months ended March 31, 1996 and for the year ended December 31, 1995 as if the acquisition had occurred at the beginning of these periods.

                                                                     THREE
                                                                     MONTHS         YEAR
                                                                     ENDED         ENDED
                                                                    MARCH 31,    DECEMBER 31,
                                                                      1996          1995
                                                                    --------      --------
                                                                         (UNAUDITED)
    Operating revenues............................................  $146,193      $449,493
    Net income (loss) applicable to common shares.................  $ 16,225      $ (2,020)
    Net income (loss) applicable to common shares per share.......  $   0.14      $  (0.03)

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholder of Neddrill Holding B.V.

We have audited the consolidated financial statements of Neddrill Holding B.V. and subsidiaries ("Neddrill") as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 as listed in the accompanying Index to Financial Statements under the heading "Neddrill Holding B.V." These consolidated financial statements are the responsibility of Neddrill's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neddrill as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States of America.

Rotterdam, The Netherlands                  KPMG ACCOUNTANTS N.V.
February 15, 1996

                             NEDDRILL HOLDING B.V.
                          CONSOLIDATED BALANCE SHEETS
  (in thousands of United States dollars (USD) or Netherlands guilders (NLG))


                                                                            DECEMBER 31
                                                                  -------------------------------
                                                         NOTES     1995        1995        1994
                                                         -----    -------    --------    --------
                                                                   (USD)      (NLG)       (NLG)
                                             ASSETS
Current assets
  Cash.................................................     3       3,055       4,909       6,437
  Receivables..........................................     4      26,205      42,091      31,851
  Inventories..........................................     5       1,571       2,524       2,698
  Prepaid expenses and other assets....................     6      13,403      21,538       7,800
                                                                  -------    --------    --------
Total current assets...................................            44,234      71,062      48,789
  Drilling units and equipment.........................     7     166,750     267,959     183,329
  Investments in nonconsolidated companies.............     8         416         669       7,197
  Deferred tax assets..................................    16      10,188      16,390      18,528
                                                                  -------    --------    --------
Total Assets...........................................           221,588     356,080     257,840
                                                                  =======    ========    ========
                              LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable.....................................     9      11,562      18,579      10,904
  Accrued expenses.....................................            12,904      20,737      17,735
  Other current liabilities............................    10      10,292      16,539      23,490
                                                                  -------    --------    --------
Total current liabilities..............................            34,758      55,855      52,129
Long-term debt.........................................    11      27,014      43,410      57,779
Other long-term liabilities............................    12       1,328       2,134       1,515
Deferred income........................................    13       1,636       2,629       4,468
Long-term loans with shareholder.......................    14     238,949     383,978     270,261
Shareholders' Deficit
  Common stock, 100,000 shares, nominal value NLG
     1,000, authorized and 20,000 shares issued and
     outstanding.......................................            12,446      20,000      20,000
Accumulated deficit....................................           (91,326)   (146,756)   (143,531)
Foreign exchange translation...........................            (3,217)     (5,170)     (4,781)
                                                                  -------    --------    --------
Total shareholders' deficit............................           (82,097)   (131,926)   (128,312)
                                                                  -------    --------    --------
Total liabilities and shareholders' deficit............           221,588     356,080     257,840
                                                                  =======    ========    ========

          See accompanying notes to consolidated financial statements.

                             NEDDRILL HOLDING B.V.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
  (in thousands of United States dollars (USD) or Netherlands guilders (NLG))

                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                  NOTES     1995       1995       1994       1993
                                                  -----    -------    -------    -------    -------
                                                            (USD)      (NLG)      (NLG)     (NLG)
Net revenue.....................................  2, 4     121,525    195,283    156,622    226,189
Operating expenses
  Salaries, wages and related expenses..........    19      31,890     51,246     42,543     46,402
  Depreciation..................................     1      18,791     30,196     38,508     49,190
  Other operating and administrative expenses...    20      50,889     81,776     82,439     78,358
                                                           -------    -------    -------    -------
          Total operating expenses..............           101,570    163,218    163,490    173,950
                                                           -------    -------    -------    -------
Operating income................................     2      19,955     32,065     (6,868)    52,239
Gain on sale of assets..........................               184        296        205         74
Equity in (loss) income of unconsolidated
  companies.....................................     8        (716)    (1,151)     4,165     (3,647)
Interest income.................................    21         178        286        757      3,114
Interest expense shareholder's loans............    22     (19,100)   (30,693)   (19,846)   (29,635)
Interest expense other..........................    22      (2,320)    (3,729)    (4,799)    (3,040)
Other financial income and expense..............    23       3,141      5,048      5,959        808
                                                           -------    -------    -------    -------
Income (loss) before taxation...................             1,322      2,122    (20,427)    19,913
Taxation on income..............................    16      (3,327)    (5,347)      (421)   (14,713)
                                                           -------    -------    -------    -------
Net income (loss)...............................            (2,005)    (3,225)   (20,848)     5,200
                                                           =======    =======    =======    =======

          See accompanying notes to consolidated financial statements.

                             NEDDRILL HOLDING B.V.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
  (in thousands of United States dollars (USD) or Netherlands guilders (NLG))

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                        1995        1995        1994       1993
                                                       -------    --------    --------    -------
                                                        (USD)      (NLG)       (NLG)      (NLG)
Cash flows from operating activities
Net income (loss).....................................  (2,005)     (3,225)    (20,848)     5,200
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation........................................  18,791      30,196      38,508     49,190
  Amortisation of investment premiums.................    (950)     (1,839)     (2,401)    (2,921)
  Equity in results of unconsolidated companies.......     716       1,151      (4,165)     3,647
  Gain on sale of assets..............................    (184)       (296)       (205)       (74)
  Deferred tax provision..............................   1,330       2,138       4,582      4,591
Change in operating assets and liabilities:
  Receivables.........................................  (6,372)    (10,240)     (3,406)    28,057
  Inventories.........................................     108         174        (242)      (201)
  Current liabilities.................................   2,318       3,726      (4,408)     9,900
  Other...............................................   1,047      (6,675)      8,963       (331)
                                                       -------    --------     -------    -------
Net cash provided by operating activities.............  14,799      15,110      16,378     97,058
Cash flows from investing activities
Drilling units and equipment:
  Additions........................................... (75,536)   (121,382)     (7,227)   (56,461)
  Proceeds from disposal of assets....................     254         408         227        158
Dividend received from (investments in) unconsolidated
  companies...........................................   3,346       5,377         560     (5,050)
                                                       -------    --------     -------    -------
Net cash (used in) provided by investing activities... (71,936)   (115,597)     (6,440)   (61,353)
Cash flows from financing activities
Net change in long-term loans with shareholder........  70,766     113,717       2,869    (68,637)
Increase (Repayment) of long-term debt................ (14,579)    (14,758)    (20,791)    33,093
                                                       -------    --------     -------    -------
Net cash (used in) provided by financing activities...  56,187      98,959     (17,922)   (35,544)
                                                       -------    --------     -------    -------
Net change in cash....................................    (950)     (1,528)     (7,984)       161
                                                       =======    ========     =======    =======
Cash at beginning of period...........................   4,005       6,437      14,421     14,260
                                                       =======    ========     =======    =======
Cash at end of period.................................   3,055       4,909       6,437     14,421
                                                       =======    ========     =======    =======

          See accompanying notes to consolidated financial statements.

                             NEDDRILL HOLDING B.V.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
        (in thousands of Netherlands guilders, unless otherwise stated)

                                                                             FOREIGN
                                                                             EXCHANGE         TOTAL
                                                   COMMON    ACCUMULATED    TRANSLATION   SHAREHOLDER'S
                                                   STOCK       DEFICIT      ADJUSTMENT       EQUITY
                                                   ------    -----------    ----------    -------------
Balance at January 1, 1993.......................  20,000      (127,883)         102         (107,781)
Net income.......................................     --          5,200           --            5,200
Foreign exchange translation
  adjustments....................................     --             --         (659)            (659)
                                                   ------      --------       ------          -------
Balance at December 31, 1993.....................  20,000      (122,683)        (557)        (103,240)
Net loss.........................................     --        (20,848)          --          (20,848)
Foreign exchange translation
  adjustments....................................     --             --       (4,224)          (4,224)
                                                   ------      --------       ------          -------
Balance at December 31, 1994.....................  20,000      (143,531)      (4,781)        (128,312)
Net income.......................................     --         (3,225)          --           (3,225)
Foreign exchange translation
  adjustments....................................     --             --         (389)            (389)
                                                   ------      --------       ------          -------
Balance at December 31, 1995.....................  20,000      (146,756)      (5,170)        (131,926)
                                                   ======      ========       ======          =======

          See accompanying notes to consolidated financial statements.

                             NEDDRILL HOLDING B.V.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1  BASIS OF PRESENTATION AND ACCOUNTING POLICIES

  Basis of presentation

     Neddrill Holding B.V. and subsidiaries (Neddrill), a wholly-owned subsidiary of Royal Nedlloyd N.V., is a drilling contractor engaged in offshore and onshore exploration drilling and production operations on an international basis, providing drilling and production services to oil companies world-wide. Neddrill was established in 1974 under the laws of The Netherlands.

     The preparation of financial statements inherently requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The reporting currency of Neddrill is the Netherlands guilder. Certain financial statements for the year ended December 31, 1995 have also been translated into US-dollars solely for convenience at the noon buying rate of the Federal Reserve Bank of New York on December 31, 1995 of USD 0.6223 per NLG 1.

  Principles of consolidation

     The consolidated financial statements include the accounts of Neddrill Holding B.V. and the companies which Neddrill Holding B.V. directly and/or indirectly controls. Investments in which Neddrill can exercise significant influence are accounted for by the equity method.

  Foreign currencies

     Receivables and payables in foreign currency are translated into guilders at the rates prevailing on the balance sheet date, unless in specific cases the foreign currency position has been hedged by forward transactions. In that case, the short-term receivables and payables are valued at the relevant forward rates. Exchange differences resulting from these short-term receivables and payables in foreign currency are recorded in the operating result in the period in which they arise.

     The balance sheets of foreign subsidiaries are translated at the year-end exchange rate. The statements of operations have been translated at the average exchange rate for the year. Exchange differences in respect of foreign subsidiaries and long-term financing to or from those subsidiaries are credited or charged directly to shareholders' equity.

  Drilling units and equipment

     Drilling units and equipment are stated at historical cost less straight-line depreciation based on the assets estimated useful life, calculated from the date of commissioning, and less other devaluations, which are considered to be permanent. In 1995 Neddrill undertook a review of the useful lives of its drilling units. Neddrill determined that as a result of preventative maintenance programs it has had in place, the actual lives of its drilling units were generally longer than the useful lives for depreciation purposes. Therefore, Neddrill extended the estimated useful lives of its drilling units, effective January 1, 1995, from 15 years to 20 years. The effect of this change in accounting estimate reduced depreciation expense for the year ended December 31, 1995 by NLG 17 million and increased net income by NLG 13 million.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The applicable terms of depreciation are as follows:

      Drilling units...........................  20 years
      Accommodation unit.......................  dependent on use, on a daily basis
      Dockings.................................  3-5 years
      Technical equipment a.o. drillstring.....  4-15 years, dependent on use
      Upgrades.................................  remaining lifetime rig
      Client modifications as from 1995........  remaining lifetime rig
      Client modifications before 1995.........  term of the project
      Spare equipment..........................  no depreciation.

     The depreciation methods are applied taking into account residual values of drilling units ranging from NLG 3.9 million to NLG 10 million depending on the size and the expected proceeds at the end of the useful lifetimes. The total estimated residual value of the fleet at December 31, 1995 amounts to NLG 59.2 million. Tangible fixed assets under construction are included at the amounts invoiced.

     At the date of purchase of a drilling unit, initial spare parts on board are capitalised as a component of the purchase price. All subsequent spare parts purchased are expensed as repair and maintenance.

  Other tangible fixed assets

     This category of assets is stated at historical cost less straight-line depreciation calculated from the date of commissioning.

     The following depreciation periods are applied:

      Automation (hard and software)...........  5 years
      Office equipment and others..............  2-5 years
      Motor vehicles...........................  3 years

  Investments in non-consolidated companies

     These financial fixed assets are valued at the corresponding part of the shareholders' equity according to the balance sheet of the joint-venture, converted into NLG at the exchange rate prevailing on the balance sheet date; currency differences are taken into equity.

  Current assets

     Current assets are valued as follows:

        Inventory is stated at the lower of cost or net realisable value, taking in account a provision for obsolescence, when necessary;

        Receivables are stated at face value, less a provision for doubtful accounts, when appropriate; and

        Cash and bank balances are stated at face value. Cash represents amounts with a maturity of 3 months or less at origination.

  Liabilities

     Liabilities and provisions are stated at face value.

  Deferred income

     Amounts received or offset against tax payable in respect of drilling units under the Investment Account Act and the Investment Premium Scheme for the maritime shipping industry are amortised over the whole or

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

remaining estimated life of the asset, with a maximum of fifteen years commencing on the date of commissioning or date of settlement, by means of a degressive method.

     The premium received or offset against tax payable for the other fixed assets is credited to the operating result on a straight line method over their (remaining) useful life with a maximum of five years.

  Revenue recognition

     Substantially all of Neddrill's revenues are earned under contracts, which provide daily charter rates. Revenue is recognised on a daily basis in accordance with the terms of Neddrill's contracts.

     Operating costs on contracts in progress at year-end are allocated to the respective years on a proportional basis.

  Taxation

     Provisions for income taxes include deferred taxes resulting from temporary differences in income for financial and tax purposes, using the liability method. Such temporary differences result primarily from differences in the carrying value of assets and liabilities.

     Although Neddrill is for Dutch tax purposes included in a fiscal unity with the Royal Nedlloyd N.V. the provision for income taxes is stated in the financial statements as if Neddrill is a stand-alone taxable entity.

  Accounting standards issued not yet adopted

     During 1995 the Financial Accounting Standards Board in the United States issued Statement of Financial Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Neddrill is required to adopt SFAS 121 in 1996. Neddrill does not presently envisage any financial statement impact as a consequence of adoption of such statement.

2 GEOGRAPHIC DATA

  Geographic data

     The information presented below concerning net sales, operating income and identifiable assets of the consolidated companies illustrates the geographic pattern of Neddrill's operations.

                                                                  NET SALES BY ORIGIN
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
                                                                    (IN NLG 1,000)
    European Community countries..........................  137,920      93,264     142,370
    Other European countries..............................       --      16,758      49,887
    The Americas..........................................   48,053      25,629      29,718
    Asia Pacific and Africa...............................    9,310      20,971       4,214
                                                            -------     -------     -------
    Total.................................................  195,283     156,622     226,189
                                                            =======     =======     =======

                                                              OPERATING INCOME BY REGION
                                                           --------------------------------
                                                            1995         1994        1993
                                                           -------     --------     -------
                                                                    (IN NLG 1,000)
    European Community countries.........................   30,092      (15,588)     36,682
    Other European countries.............................       --        2,506       6,732
    The Americas.........................................    5,213        9,688       8,825
    Asia Pacific and Africa..............................   (3,240)      (3,474)         --
                                                           -------     --------     -------
    Total................................................   32,065       (6,868)     52,239
                                                           =======     ========     =======

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                 IDENTIFIABLE ASSETS
                                                           --------------------------------
                                                            1995         1994        1993
                                                           -------     --------     -------
                                                                    (IN NLG 1,000)
    European Community countries.........................  227,069      178,523     223,375
    Other European countries.............................       --          659       8,633
    The Americas.........................................   51,521       21,082      17,087
    Asia Pacific and Africa..............................   76,821       50,379      52,586
                                                           -------     --------     -------
                                                           355,411      250,643     301,681
    Non-consolidated companies...........................      669        7,197       3,592
                                                           -------     --------     -------
    Total................................................  356,080      257,840     305,273
                                                           =======     ========     =======

3 CASH AND BANK BALANCES

                                                                             DECEMBER 31
                                                                           ---------------
                                                                           1995      1994
                                                                           -----     -----
                                                                           (IN NLG 1,000)
    Cash, bank, giro and money on call...................................  4,909     6,437
                                                                           =====     =====

     The balance as at December 31, 1995 and 1994, includes a retention account of USD 700,000 and USD 1,270,000, respectively, and a survey account of USD 240,000 and USD 1,350,000, respectively.

     The retention account is a collection account maintained throughout the term of the loan agreement with banks to secure repayment of the loan and interest due. As the related loan matures on April 1, of each year such retention account has been classified as cash. Under the survey account money may only be drawn for the payment of costs of periodical survey and/or drydocking and the costs of the repairs necessary to meet the recommendations (if any) as a result of such surveys.

4 RECEIVABLES

                                                                            DECEMBER 31
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
                                                                          (IN NLG 1,000)
    Trade..............................................................  42,054     26,592
    Related parties....................................................      37      5,259
                                                                         ------     ------
    Total..............................................................  42,091     31,851
                                                                         ======     ======

     The trade receivables balance is net of an allowance for doubtful amounts of NLG 361,000 and NLG 151,000 as of December 31, 1995 and 1994, respectively.

  Significant customers

     Neddrill conducts a significant portion of its business with customers, which individually represent more than 10% of Neddrill's revenues.

     For the year ended December 31, 1995 revenues aggregating 65.8% were earned from five such customers (17.7%, 13.1%, 12.1%, 11.7% and 11.2%, individually). For the year ended December 31, 1994 two such customers represented 36.1% (18.5% and 17.6%, individually) and for the year ended December 31, 1993 five such customers represented 87.4% (27.9%, 20.9%, 14,9%, 13.0% and 10.7%, individually)
of Neddrill's revenues.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In addition, at December 31, 1995 and 1994 such significant customers represented, in the aggregate, 60.4% and 44.9% respectively, of trade accounts receivable.

  Contract termination

     In August 1993 the long-term drilling contract related to the Neddrill-4 was terminated. The contract termination was initiated by the operator due to the fact that the day rates as specified by the 15 years contract were significantly above market day rates. Neddrill agreed to the termination on the condition that the operator pays Neddrill a lump-sum amount of approximately NLG
38.3 million. This payment was received by Neddrill in 1993 and recognised as net revenue in the statement of operations for the period ended December 31, 1993. Immediately following the contract termination, Neddrill re-contracted the rig to another party at current market rates.

  Related party transactions

     Related party receivables consist of the following:

                                                                              DECEMBER 31
                                                                             --------------
                                                                             1995     1994
                                                                             ----     -----
                                                                             (IN NLG 1,000)
    Related parties........................................................    37        27
    Current income taxes...................................................    --     5,232
                                                                               --     -----
                                                                               37     5,259
                                                                               ==     =====

     Interest is not charged on the receivables from related parties due to their short-term nature.

     For the current income taxes, reference is made to note 9 accounts payable.

5  INVENTORIES

                                                                             DECEMBER 31
                                                                           ---------------
                                                                           1995      1994
                                                                           -----     -----
                                                                           (IN NLG 1,000)
    Goods held for resale................................................    830       830
    On-shore spare parts and other inventories...........................  1,694     1,868
                                                                           -----     -----
    Total................................................................  2,524     2,698
                                                                           =====     =====

     Inventories consist principally of wellhead equipment, fuel, lubricants and on-shore spare parts.

6  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     These items include in 1995 an UK-VAT claim of NLG 2.9 million (1994: NLG
2.4 million) and a claim of NLG 13.3 million (1994: nil) from an insurance company. The latter relates to the loss of the "Neddrill 1" B.O.P.-stack during operations offshore West Africa in June 1995 and includes direct damage costs paid and salvage fees. Neddrill's total claim against the insurance company, including the to be replaced (in 1996) lost and damaged riser equipment, is estimated at approx. USD 13.5 million and is presently under review by and discussed with the insurance agencies. Management of Neddrill believes such insurance claim is fully recoverable and has not received any indications that the insurance company will dispute their claim.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7 DRILLING UNITS AND EQUIPMENT

                                                                    MACHINERY,
                                                                    EQUIPMENT    CONSTRUCTION
                                                  DRILLING UNITS    AND OTHER    IN PROGRESS      TOTAL
                                                  --------------    ---------    ------------    --------
                                                                        (IN NLG 1,000)
At December 31, 1995
Cost............................................      936,296         24,271         1,173        961,740
Accumulated depreciation........................     (673,306)       (20,475)           --       (693,781)
                                                     --------        -------         -----       --------
Book value......................................      262,990          3,796         1,173        267,959
                                                     ========        =======         =====       ========
At December 31, 1994
Cost............................................      848,972         23,736            --        872,708
Accumulated depreciation........................     (669,759)       (19,620)           --       (689,379)
                                                     --------        -------         -----       --------
Book value......................................      179,213          4,116            --        183,329
                                                     ========        =======         =====       ========

8 INVESTMENTS IN NON-CONSOLIDATED COMPANIES

     These represent Neddrill's 33 1/3% participation in a joint venture with Cliffs Drilling International Inc. and Perforada Central S.A.

     The movements are:

                                                                               1995      1994
                                                                              ------     -----
                                                                              (IN NLG 1,000)
Opening balance.............................................................   7,197     3,592
Dividends received..........................................................  (4,800)       --
Share results...............................................................  (1,151)    4,165
Translation adjustments.....................................................    (577)     (560)
                                                                              ------     -----
Closing balance.............................................................     669     7,197
                                                                              ======     =====

     The loss of NLG 1,151,000 shown is Neddrill Holding's share in the net result, calculated after deduction of taxation on profit.

     This joint venture performs turnkey projects in Mexico, which includes eight well programs as from the end of 1992 until September 1995.

9 ACCOUNTS PAYABLE

                                                                                DECEMBER 31
                                                                             -----------------
                                                                              1995       1994
                                                                             ------     ------
                                                                             (IN NLG 1,000)
Trade......................................................................  13,175      9,913
Related parties............................................................   2,098        991
Current income taxes.......................................................   3,306         --
                                                                             ------     ------
                                                                             18,579     10,904
                                                                             ======     ======

  Related party transactions

     The Royal Nedlloyd group companies provide various administrative services on behalf of Neddrill. These services primarily consist of crewing and sea freight services, technical support, treasury and financial management and administrative functions.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Royal Nedlloyd group policy is that such inter-company transactions should be on third-party terms. In the opinion of management of Neddrill, such charges are representative of the cost of services Neddrill would incur if it were operating as a stand-alone entity or as an affiliate of another entity. Accordingly, the Royal Nedlloyd companies charged Neddrill NLG 1.0 million, NLG
1.0 million and NLG 1.5 million for the years ended December 31, 1995, 1994 and 1993, respectively, related to these services. These charges have been included as other operating and administrative expenses in the consolidated statements of operations.

     For a contract carried out in Argentina in 1995 Neddrill has been operating via a French legal entity (subsidiary) of Royal Nedlloyd N.V. Revenues of NLG
1.8 million and the result of NLG 0.1 million is accounted for as part of the operating result of Neddrill. The outstanding balance related to this entity amounts NLG 0.4 million.

     Interest is not charged on the outstanding balances due to their short-term nature.

     As described in note 1, Neddrill is in a fiscal unity with the Royal Nedlloyd N.V. The current income tax payable (1994: receivable) is due from Royal Nedlloyd N.V. and represents Neddrill's share of the fiscal unity's current income tax benefit. Interest is charged on these balances at current market interest rates as determined by Royal Nedlloyd N.V.

10 OTHER CURRENT LIABILITIES

                                                                            DECEMBER 31
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
                                                                          (IN NLG 1,000)
    Taxation and social security.......................................   1,210        802
    Current instalments long-term debt.................................  10,496     12,167
    Current portion of other long-term liabilities.....................   1,992      6,630
    Other..............................................................   2,841      3,891
                                                                         ------     ------
                                                                         16,539     23,490
                                                                         ======     ======

11 LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN NLG 1,000)
    Bank loans.......................................................   45,264      60,639
    Other loans......................................................    4,374       5,510
                                                                       -------     -------
                                                                        49,638      66,149
    Less: Current instalments........................................  (10,496)    (12,167)
                                                                       -------     -------
                                                                        39,142      53,982
    Related party loan...............................................    4,268       3,797
                                                                       -------     -------
                                                                        43,410      57,779
                                                                       =======     =======

     The bank loans are denominated in US dollars and are secured by mortgages on the "Neddrill Trigon" and "Neddrill 1". Additionally both Trigon Inc. and Neddrill Workship Inc. granted the following securities to the lenders:

          First preferred assignment of earnings

          First preferred assignment of relevant insurance policies

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          Pledge of any reserve held in retention accounts

          Pledge of earnings and retention accounts.

     Such bank loans contain covenants (some in conjunction with Neddrill):

          Assets Protection Claus of 130%.

          No dividends or intercompany loans to be paid to the shareholders of Trigon Inc., respectively, Neddrill Workship Inc. without prior written consent of the banks.

          Commercial and technical management of the rig by a company controlled by Neddrill Holding B.V. on terms acceptable to the banks.

          Change in shareholders only in consent with the banks.

          Requirement to keep the rig in class and free of recommendations.

          Minimum Neddrill Holding's working capital of USD 6.5 million.

     In conjunction with the bank loans, Neddrill has entered into an interest rate swap agreement with the same financial institution issuing the bank loans, to exchange the variable interest due under the bank loans for a fixed amount of interest. The notional amount of the swap agreement is the same as the balance of the underlying bank loans. Accordingly, the rate of interest for the bank loans in 1995 and 1994 averaged approximately 6%.

     The aggregate maturity of the bank loans as of December 31, 1995 is as follows:

                                                                             (IN NLG 1,000)
                                                                             --------------
    Year ending December 31:
         1996............................................................        10,496
         1997............................................................        10,496
         1998............................................................        15,456
         1999............................................................         4,416
         2000............................................................         4,400
    Thereafter...........................................................            --
                                                                                -------
                                                                                 45,264
                                                                                =======

     The other loans are denominated in US dollars and relate to the drilling vessel "Neddrill 1".

     A part of the loan -- USD 2,333,333 -- has a repayment schedule of seven yearly equal instalments of USD 333,333 on December 31, of each year.

     Another part of the loan -- USD 400,567 -- has a repayment schedule, which is depending on the day rate of the "Neddrill 1". The first repayment is due in January 1997.

     The rate of interest for both loan amounts are day-rate dependent with a maximum of 7%.

     The long-term loan granted by a related party (Faxion B.V.) amounts to NOK 16,829,658 (equivalent NLG 4,268,000) and has no agreed redemption scheme.

     The rate of interest at December 31, 1995 amounts to 10%.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12 OTHER LONG-TERM LIABILITIES

                                                                            DECEMBER 31
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
                                                                         (IN NLG 1,000)
    Provisions for:
    Repair and survey costs............................................   3,992      8,065
    Early retirement schemes...........................................     134         80
                                                                         ------     ------
                                                                          4,126      8,145
    Less: Balance classified as current................................  (1,992)    (6,630)
                                                                         ------     ------
    Balance classified as long-term....................................   2,134      1,515
                                                                         ======     ======

     The provision for repair and survey costs is intended to amortise periodically recurring repair and survey costs over the years to which they relate and is calculated on a proportional basis.

     The movements in the provision for repair and survey costs can be specified as follows:

                                                                         1995        1994
                                                                        -------     ------
                                                                        (IN NLG 1,000)
    Opening balance...................................................    8,065      5,273
    Additions.........................................................    6,313      9,500
    Payments..........................................................  (10,386)    (6,708)
                                                                        -------     ------
    Closing balance...................................................    3,992      8,065
                                                                        =======     ======

13  DEFERRED INCOME

     Investment premiums not yet credited to the operating result are included under this heading. Movements during the year:

                                                                          1995       1994
                                                                         ------     ------
                                                                          (IN NLG 1,000)
    Opening balance....................................................   4,468      6,869
    Amortisation.......................................................  (1,839)    (2,401)
                                                                         ------     ------
    Closing balance....................................................   2,629      4,468
                                                                         ======     ======

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14  LONG-TERM LOANS WITH SHAREHOLDER

     The composition of long-term loans with shareholder is as follows:

                                                                           DECEMBER 31
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN NLG 1,000)
    Subordinated debt, interest determined by shareholder annually
      (8.75% and 7.5% in 1995 and 1994, respectively), no fixed
      repayment date.................................................  228,751     228,751
    Subordinated debt of USD 24,675,000, interest at Libor + 1.25%
      (9.25% in 1995), with a redemption scheme of eleven annual instalments of USD 2,000,000 for the first time due on December
      31, 1996 and a final repayment of USD 2,675,000................   39,480          --
    Long-term debt of USD 24,675,000, interest at Libor + 0.75%
      (8.75% in 1995) with a similar redemption scheme...............   39,480          --
    Long-term debt, interest at AIBOR + 0.75% (average rate of 5.53%
      and 7.76% in 1995 and 1994, respectively), maturing in
      semi-annual instalments of NLG 3.1 million with a final payment
      due on June 30, 1997...........................................    9,300      15,500
    Long-term loan, interest determined by shareholder annually
      (7.26% and 7.76% in 1995 and 1994, respectively), no fixed
      repayment date.................................................   66,967      26,010
                                                                       -------     -------
                                                                       383,978     270,261
                                                                       =======     =======

     The aggregate maturity of this debt as of December 31, 1995 is as follows:

                                                                             (IN NLG 1,000)
                                                                             --------------
    Year ending December 31:
    1996...................................................................       12,600
    1997...................................................................        9,500
    1998...................................................................        6,400
    1999...................................................................        6,400
    2000...................................................................        6,400
    Thereafter.............................................................       46,960
    No fixed repayment date................................................      295,718
                                                                                 -------
                                                                                 383,978
                                                                                 =======

     Interest expense related to the long-term loans due to the shareholder amounted to NLG 30.69 million, NLG 19.85 million and NLG 29.63 million for the years ended December 31, 1995, 1994 and 1993, respectively.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

15  COMMITMENTS AND CONTINGENT LIABILITIES

  Lease commitments

     Obligations under long-term non-cancellable operating leases for each of the next five years and thereafter are as follows:

                                                                             (IN NLG 1,000)
    1996...................................................................       4,186
    1997...................................................................         581
    1998...................................................................         101
                                                                                  -----
                                                                                  4,868

     Rental expense charged to operations for the years ended December 31, 1995, 1994 and 1993 were NLG 8,076,000, NLG 11,540,000 and NLG 14,513,000, respectively.

                                                                           DECEMBER 31
                                                                       --------------------
                                                                        1995         1994
                                                                       -------      -------
                                                                          (IN NLG 1,000)
    Capital expenditure commitments..................................   27,442       94,687
    Guarantees.......................................................      800       10,569

  Litigation

     In Norway, Neddrill is currently in litigation against a tax claim of USD
3.8 million, which has been levied against the operations of the "Neddrill Trigon" in 1989 and 1990. On February 5, 1996 the Norwegian High Court has given a judgement, which may lead to a total tax claim for both years of USD 600,000.

     In Denmark, Neddrill is in discussions with the Danish tax authorities regarding the treatment of approximately USD 1.6 million in revenues relating to the operation of the "Neddrill Trigon" in 1987 through 1989. Neddrill and its Danish tax advisers believe that Trigon Contracting AG is not taxable in Denmark during the years in question, and that only the agency fee of Neddrill Nederland B.V. (which sustained a small loss during this period) should be taxable.

     Management believes there is no other pending material litigation and is confident, that the outcome of these procedures will be favourable and within the amounts provided for in the financial statements.

     Neddrill has not had any material environmental incidents with any of its drilling units. Management believes Neddrill is in compliance with all relevant environmental regulations.

16  TAXATION ON INCOME

     Pre-tax income (loss) is analysed over its component parts as follows:

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                                    (IN NLG 1,000)
    The Netherlands.......................................   18,161        (411)     36,223
    Foreign...............................................  (16,039)    (20,016)    (16,310)
                                                            -------     -------     -------
                                                              2,122     (20,427)     19,913
                                                            =======     =======     =======

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Taxation expense (benefit) is allocated between current and deferred as follows:

                                                                1995       1994       1993
                                                                -----     ------     ------
                                                                      (IN NLG 1,000)
    The Netherlands
      Current tax.............................................  3,750     (4,839)    10,071
      Deferred tax............................................  2,138      4,582      4,591
                                                                -----     ------     ------
    Foreign...................................................  5,888       (257)    14,662
      Current.................................................   (541)       678         51
                                                                -----     ------     ------
                                                                5,347        421     14,713
                                                                =====     ======     ======

     The amounts of deferred taxes stated in the consolidated balance sheets relate to:

                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN NLG 1,000)
    Deferred tax assets
    Net operating loss carryforwards.................................   12,660      12,400
    Depreciation.....................................................   16,389      18,528
                                                                       -------     -------
                                                                        29,049      30,928
    Less: Valuation allowance........................................  (12,660)    (12,400)
                                                                       -------     -------
    Net deferred tax assets..........................................   16,390      18,528
                                                                       =======     =======

     At December 31, 1995 Neddrill had net operating loss carryforwards, which are available to offset future taxable income if any, in the United Kingdom of NLG 38.0 million. Such net operating loss carry forwards have no expiration date.

     Neddrill's valuation allowance for deferred tax assets as of December 31, 1995 and 1994, which relates entirely to Neddrill's net operating loss carry forward in the United Kingdom, was NLG 12.7 million and NLG 12.4 million, respectively. The net increase in the total valuation allowance for the years ended December 31, 1995, 1994 and 1993 was (including the effects of foreign currency translations) NLG 260,000, NLG 7.2 million and NLG 4.6 million, respectively. The ultimate realisation of Neddrill's net operating loss carry forwards in the United Kingdom is dependent upon the generation of future taxable income in such jurisdiction. As Neddrill has not generated taxable income in the United Kingdom since inception of its operations there, Management believes it more likely than not that in the near future Neddrill will not realise the benefit of such net operating loss carry forwards. Accordingly, Neddrill has recorded a 100% valuation allowance against its United Kingdom net operating loss carry forwards at December 31, 1995, 1994 and 1993.

     The table below reconciles the expected corporate income taxation in The Netherlands to the effective consolidated income taxation expense:

                                                                1995       1994       1993
                                                                -----     ------     ------
                                                                      (IN NLG 1,000)
    Expected corporate taxation expense in The Netherlands....    743     (7,149)     6,970
    Foreign tax rate differential.............................  3,261        909      1,998
    Increase in valuation allowance...........................  1,410      8,231      2,485
    Non-deductible expenses...................................     55         57      3,326
    Non-taxable investment grant income.......................   (464)      (608)      (742)
    Results from non-consolidated companies...................    402     (1,458)     1,276
    Other.....................................................    (60)       439       (600)
                                                                -----     ------     ------
                                                                5,347        421     14,713
                                                                =====     ======     ======

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

17  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and current liabilities approximate fair value because of the short maturity of those investments. The fair value of Neddrill's long-term debt does not materially differ from the carrying value.

18  SUPPLEMENTAL CASH FLOW DISCLOSURES

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                     (IN NLG 1,000)
    Cash paid (received) during the year for:
      Interest on shareholder's loans........................  30,693     19,846     29,635
      Other interest expense.................................   3,729      4,799      3,040
      Income taxes paid......................................   3,552      8,547      1,003

19  SALARIES, WAGES AND RELATED EXPENSES

     The composition is as follows:

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN NLG 1,000)
    Salaries and wages.......................................  47,487     39,687     43,129
    Pension costs............................................   1,002        967      1,008
    Social security costs....................................   2,757      1,889      2,265
                                                               ------     ------     ------
                                                               51,246     42,543     46,402
                                                               ======     ======     ======

     Neddrill's domestic on-shore employees participate in the Royal Nedlloyd N.V. defined benefit pension plan. Separate actuarial valuations for Neddrill's participation in this plan are not available. There were no contributions required to be made by Nedlloyd to the pension plan for the years ended December 31, 1995, 1994 and 1993, as such Neddrill was also not charged for their participation in the plan for these years.

     Neddrill's offshore employees principally participate in a third-party sponsored defined benefit scheme. Due to the nature of this pension plan under which (coming) backservice is not applicable, Neddrill's liability under such scheme is not material to the financial position of Neddrill. During the years ended December 31, 1995, 1994 and 1993 Neddrill was charged NLG 1,002,000, NLG 967,000 and NLG 1,008,000 by the third-party for its participation in the plan.

                             NEDDRILL HOLDING B.V.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

20 OTHER OPERATING EXPENSES

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN NLG 1,000)
    Labour costs third parties...............................  14,590     12,324     12,396
    Lease and rental equipment...............................   3,654      5,127      7,043
    Bareboat charter hire....................................   4,422      6,413      7,470
    Insurance costs..........................................   7,175      7,098      6,740
    Repair and maintenance...................................  26,591     24,618     19,866
    Crewchange expenses......................................   5,448      3,890      2,499
    Catering expenses........................................   7,511      7,685      7,930
    Corporate restructuring costs............................      --         --      9,414
    Salvage fee..............................................  (4,102)        --         --
    Other operating costs....................................  18,602     18,042      8,379
                                                               ------     ------     ------
                                                               83,891     85,197     81,737
    Amortization of investment premiums......................  (2,115)    (2,758)    (3,379)
                                                               ------     ------     ------
                                                               81,776     82,439     78,358
                                                               ======     ======     ======

21 INTEREST INCOME

     The composition is as follows:

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN NLG 1,000)
    Royal Nedlloyd N.V.......................................      --        487      2,745
    Third parties............................................     286        270        369
                                                                  ---        ---      -----
                                                                  286        757      3,114
                                                                  ===        ===      =====

22 INTEREST EXPENSES

     The composition is as follows:

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN NLG 1,000)
    Royal Nedlloyd N.V.......................................  30,693     19,846     29,635
    Other Nedlloyd companies.................................     387        301         --
    Third parties............................................   3,342      4,498      3,040
                                                               ------     ------     ------
                                                               34,422     24,645     32,675
                                                               ======     ======     ======

23 OTHER FINANCIAL INCOME AND EXPENSE

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN NLG 1,000)
    Hedging result...........................................   6,507      6,140         --
    Currency exchange difference.............................  (1,459)      (181)       808
                                                               ------      -----        ---
                                                                5,048      5,959        808
                                                               ======      =====        ===

     Under an agreement with the Royal Nedlloyd N.V., Neddrill hedged its estimated 1995 and 1994 surplus USD cash flow against a rate of exchange of USD 1 equalling NLG 1.75 (1994 at USD 1 equalling NLG 2.00). Such agreements are closed out before the end of each year.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following financial statements provide unaudited pro forma consolidated balance sheet data as of March 31, 1996 and unaudited pro forma consolidated statement of operations data for the three months ended March 31, 1996 and for the year ended December 31, 1995. These unaudited pro forma consolidated financial data give effect to (i) the completion of the Acquisition, and (ii) the completion of the Equity Offerings and the Debt Offering and the application of the estimated net proceeds therefrom as described elsewhere in this Prospectus, as if each had occurred, in the case of the balance sheet data, on March 31, 1996, and in the case of the operations statement data, on January 1, 1995. Pursuant to the Acquisition, the Company will acquire Neddrill's assets including $25,000,000 in net working capital, and the personnel it employs.


     The following financial statements, including those relating to Neddrill, are presented in accordance with United States Generally Accepted Accounting Principles, with the exception of full footnote disclosure. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 was translated into U.S. Dollars at the noon buying rate of the Federal Reserve Bank of New York on December 31, 1995 of USD 0.6223 per NLG 1. The unaudited pro forma consolidated balance sheet as of March 31, 1996 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 1996 were translated into U.S. Dollars at the noon buying rate of the Federal Reserve Bank of New York on March 29, 1996 of USD 0.6053 per NLG 1.


     The following unaudited pro forma consolidated financial data may not be indicative of what the financial condition or results of operations of the Company would have been, had the transactions to which such data give effect been completed on the dates assumed, nor are such data necessarily indicative of the financial condition or results of operations of the Company that may exist in the future. The following unaudited pro forma consolidated information should be read in conjunction with the historical financial statements and notes thereto appearing elsewhere in this Prospectus.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                 (In thousands)

                                                                                   ADJUSTMENTS
                                                                      -------------------------------------
                                                                          THE        THE EQUITY    THE DEBT    PRO FORMA
                                                          COMPANY     ACQUISITION    OFFERINGS     OFFERING     COMBINED
                                                          --------    -----------    ----------    --------    ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............................  $ 26,338     $(262,867)A    $214,668B    $122,150C   $  100,289
  Investment in marketable equity securities............     6,416            --            --          --          6,416
  Investment in marketable debt securities..............    15,417            --            --          --         15,417
  Accounts receivable...................................    73,184        32,379 A          --          --        105,563
  Costs of uncompleted contracts in excess of
    billings............................................     3,717            --            --          --          3,717
  Inventories...........................................    22,825         1,423 A          --          --         24,248
  Assets held for sale..................................    31,968            --            --          --         31,968
  Other current assets..................................    41,811        13,998 A          --          --         55,809
                                                          --------    -----------    ----------    --------    ----------
        Total current assets............................   221,676      (215,067)      214,668     122,150        343,427
                                                          --------    -----------    ----------    --------    ----------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities.....................   843,965       325,000 A          --          --      1,168,965
  Other.................................................    24,523            --            --          --         24,523
                                                          --------    -----------    ----------    --------    ----------
                                                           868,488       325,000            --          --      1,193,488
  Accumulated depreciation..............................  (342,746)           --            --          --       (342,746)
                                                          --------    -----------    ----------    --------    ----------
                                                           525,742       325,000            --          --        850,742
                                                          --------    -----------    ----------    --------    ----------
OTHER ASSETS............................................    10,535            --            --        2,850 C      13,385
                                                          --------    -----------    ----------    --------    ----------
                                                          $757,953     $ 109,933      $214,668     $125,000    $1,207,554
                                                          ========    ==========     ==========    ========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt and current installments of long-term
    debt................................................  $ 12,610            --            --          --     $   12,610
  Accounts payable......................................    35,476         8,852 A          --          --         44,328
  Accrued payroll and related costs.....................    17,821        14,276 A          --          --         32,097
  Taxes payable.........................................    13,977            --            --          --         13,977
  Interest payable......................................     5,785            --            --          --          5,785
  Other current liabilities.............................    12,817        36,805 A          --          --         49,622
                                                          --------    -----------    ----------    --------    ----------
        Total current liabilities.......................    98,486        59,933            --          --        158,419
LONG-TERM DEBT..........................................   126,048            --            --     $125,000C      251,048
OTHER LIABILITIES.......................................     1,015            --            --          --          1,015
MINORITY INTEREST.......................................       973            --            --          --            973
                                                          --------    -----------    ----------    --------    ----------
                                                           226,522        59,933            --     125,000        411,455
                                                          --------    -----------    ----------    --------    ----------
SHAREHOLDERS' EQUITY
  Preferred stock.......................................     4,025            --            --          --          4,025
  Common stock..........................................     9,478     $     500 A    $  1,650B         --         11,628
  Capital in excess of par value........................   590,255        49,500 A     213,018B         --        852,773
  Unrealized losses on marketable securities............      (131)           --            --          --           (131)
  Minimum pension liability.............................    (3,403)           --            --          --         (3,403)
  Cumulative translation adjustment.....................    (2,343)           --            --          --         (2,343)
  Accumulated deficit...................................   (64,587)           --            --          --        (64,587)
  Treasury stock, at cost...............................    (1,863)           --            --          --         (1,863)
                                                          --------    -----------    ----------    --------    ----------
                                                           531,431        50,000       214,668          --        796,099
                                                          --------    ----------     ----------    --------    ----------
                                                          $757,953     $ 109,933      $214,668     $125,000    $1,207,554
                                                          ========    ==========     ==========    ========    ==========

- ---------------

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

A -- To record the purchase of nine offshore drilling units, related drilling assets and $25,000,000 of net working capital pursuant to the Acquisition for a purchase price of $300,000,000 in cash plus 5,000,000 shares of Common Stock based on an issue price of $10.00 per share. The net working capital has been determined based on historical financial information for Neddrill Holding B.V. at March 31, 1996 derived from unaudited financial statements furnished by Neddrill Holding B.V. The actual net working capital component balances will be determined upon closing of the Acquisition, and the balance of any specific component may vary from the amounts presented. The net effect of changes may reflect a reduction in actual post-closing cash and cash equivalents.

B -- To record the issuance of Common Stock pursuant to the Equity Offerings and the application of assumed net proceeds of $214,668,000 (16,500,000 shares at $13.625 per share less underwriting discount and expenses estimated at $10,144,500) to partially fund the Acquisition.

C -- To record the assumed net proceeds from the issuance of $125,000,000 aggregate principal amount of Senior Notes (net of underwriting discount and expenses estimated at $2,850,000).

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996
                    (In thousands, except per share amounts)


                                                                                  ADJUSTMENTS
                                                                    ---------------------------------------
                                                                        THE          THE EQUITY    THE DEBT      PRO FORMA
                                         COMPANY     NEDDRILL(A)    ACQUISITION      OFFERINGS     OFFERING      COMBINED
                                         --------    -----------    -----------      ----------    --------      ---------
OPERATING REVENUES
  Contract drilling services...........  $ 60,250     $  38,952            --               --          --       $ 99,202
  Labor contract drilling services.....     7,994            --            --               --          --          7,994
  Turnkey drilling services............    33,055            --            --               --          --         33,055
  Engineering and consulting
    services...........................     1,762            --            --               --          --          1,762
  Other revenue........................     1,696         2,484            --               --          --          4,180
                                         --------      --------       -------          -------     --------      --------
                                          104,757        41,436            --               --          --        146,193
                                         --------      --------       -------          -------     --------      --------
OPERATING COSTS AND EXPENSES
  Contract drilling services...........    38,536        21,692       $  (150)B,C           --          --         60,078
  Labor contract drilling services.....     5,925            --            --               --          --          5,925
  Turnkey drilling services............    23,206            --            --               --          --         23,206
  Engineering and consulting
    services...........................     1,097            --            --               --          --          1,097
  Other expense........................       900         1,613            --               --          --          2,513
  Depreciation and amortization........     8,930         4,858           459 D             --          --         14,247
  Selling, general and
    administrative.....................    12,025         1,857            --               --          --         13,882
  Asset sales and writedowns...........        73             2            --               --          --             75
  Minority interest....................       (32)           --            --               --          --            (32)
                                         --------      --------       -------          -------     --------      --------
                                           90,660        30,022           309               --          --        120,991
                                         --------      --------       -------          -------     --------      --------
OPERATING INCOME (LOSS)................    14,097        11,414          (309)              --          --         25,202
                                         --------      --------       -------          -------     --------      --------
OTHER INCOME (EXPENSE)
  Interest expense.....................    (3,176)       (4,702)        4,697 E             --     $(2,884)F,G     (6,065)
  Interest income......................       825             5            --               --          --            830
  Equity income (loss) of
    unconsolidated affiliate...........        --            27           (27)H             --          --             --
  Other, net...........................       483        (1,719)           --               --          --         (1,236)
                                         --------      --------       -------          -------     --------      --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES..................    12,229         5,025         4,361               --      (2,884)        18,731
INCOME TAX BENEFIT (PROVISION).........    (1,503)       (1,542)           --               --          --         (3,045)
                                         --------      --------       -------          -------     --------      --------
NET INCOME (LOSS)......................    10,726         3,483         4,361               --      (2,884)        15,686
PREFERRED STOCK DIVIDENDS..............    (1,511)           --            --               --          --         (1,511)
                                         --------      --------       -------          -------     --------      --------
NET INCOME APPLICABLE TO COMMON
  SHARES...............................  $  9,215     $   3,483       $ 4,361               --     $(2,884)      $ 14,175
                                         ========      ========       =======          =======     ========      ========
NET INCOME PER SHARE...................  $   0.10                                                                $   0.12
                                         ========                                                                ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING..........................    95,782            --         5,000 I         16,500 I        --        117,282


- ---------------

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


A   -- Historical financial information for Neddrill Holding B.V. for the three months ended March 31, 1996 was derived from unaudited financial statements furnished by Neddrill Holding B.V.
B   -- To record anticipated consolidation savings in connection with the expected inclusion of the Neddrill assets and operations under the Company's existing insurance program after closing of the Acquisition estimated at
       $375,000.
C   -- To eliminate $225,000 of Dutch investment tax credits not applicable to the Acquisition.
D   -- To record the estimated additional depreciation expense resulting from the allocation of the purchase price of the Acquisition to the drilling equipment and associated assets.
       Assumes 15 year remaining life for six jackup rigs (salvage value -- $500,000 per rig), one semisubmersible
       (salvage value -- $1,000,000 per drilling unit) and two drillships (salvage value -- $1,000,000 per drillship).
       As the Company completes its detailed assessment of rig components, there may be resulting allocation adjustments. As a result of this additional evaluation and the upgrades to be undertaken after the completion of the Acquisition, management of the Company anticipates that remaining useful lives may be adjusted.
E   -- To eliminate interest on loans not assumed in connection with the Acquisition.
F   -- To record estimated interest expense on the Senior Notes.
G   -- To record amortization of $71,000 of the estimated deferred costs relating to the Senior Notes.
H   -- To eliminate profit of $27,000 from non-consolidated subsidiaries not assumed as part of the Acquisition.
I   -- To record the issuance of Common Stock pursuant to the Equity Offerings and the non-cash part of the purchase price of the Acquisition.

                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (In thousands, except per share amounts)


                                                                                  ADJUSTMENTS
                                                                    ---------------------------------------
                                                                        THE          THE EQUITY    THE DEBT      PRO FORMA
                                            COMPANY     NEDDRILL    ACQUISITION      OFFERINGS     OFFERING      COMBINED
                                            --------    --------    -----------      ----------    --------      ---------
OPERATING REVENUES
  Contract drilling services..............  $205,110    $111,806           --               --          --       $316,916
  Labor contract drilling services........    35,136          --           --               --          --         35,136
  Turnkey drilling services...............    71,273          --           --               --          --         71,273
  Engineering and consulting services.....    11,264          --           --               --          --         11,264
  Other revenue...........................     5,185       9,719           --               --          --         14,904
                                            --------    --------      -------          -------     --------      --------
                                             327,968     121,525           --               --          --        449,493
                                            --------    --------      -------          -------     --------      --------
OPERATING COSTS AND EXPENSES
  Contract drilling services..............   138,340      69,229      $  (184)A,B           --          --        207,385
  Labor contract drilling services........    26,540          --           --               --          --         26,540
  Turnkey drilling services...............    64,471          --           --               --          --         64,471
  Engineering and consulting services.....     7,311          --           --               --          --          7,311
  Other expense...........................     3,440       7,155           --               --          --         10,595
  Depreciation and amortization...........    36,492      18,791        2,476 C             --          --         57,759
  Selling, general and administrative.....    40,139       6,395           --               --          --         46,534
  Minority interest.......................      (214)         --           --               --          --           (214)
                                            --------    --------      -------          -------     --------      --------
                                             316,519     101,570        2,292               --          --        420,381
                                            --------    --------      -------          -------     --------      --------
OPERATING INCOME (LOSS)...................    11,449      19,955       (2,292)              --          --         29,112
                                            --------    --------      -------          -------     --------      --------
OTHER INCOME (EXPENSE)
  Interest expense........................   (12,156)    (21,420)      21,420 D             --     $(11,535)E,F   (23,691)
  Interest income.........................     5,323         178           --               --          --          5,501
  Equity (loss) income of unconsolidated
    affiliate.............................        --        (716)         716 G             --          --             --
  Other, net..............................       250       3,325           --               --          --          3,575
                                            --------    --------      -------          -------     --------      --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM....................................     4,866       1,322       19,844               --      (11,535)       14,497
INCOME TAX BENEFIT (PROVISION)............    (3,272)     (3,327)       1,330 H             --          --         (5,269)
                                            --------    --------      -------          -------     --------      --------
NET INCOME (LOSS).........................     1,594      (2,005)      21,174               --      (11,535)        9,228
PREFERRED STOCK DIVIDENDS.................    (7,199)         --           --               --          --         (7,199)
                                            --------    --------      -------          -------     --------      --------
  NET (LOSS) INCOME APPLICABLE TO COMMON
    SHARES................................  $ (5,605)   $ (2,005)     $21,174               --     $(11,535)     $  2,029
                                            ========    ========      =======          =======     ========      ========
NET (LOSS) PER SHARE......................  $  (0.08)                                                            $   0.00
                                            ========                                                             ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING.............................    89,736          --        5,000 I         16,500 I        --        111,236


- ---------------

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


A    -- To record anticipated consolidation savings in connection with the expected inclusion of the Neddrill assets and operations under the Company's existing insurance program after closing of the Acquisition estimated at
        $1,500,000.
B    -- To eliminate $1,316,000 of Dutch investment tax credits not applicable to the Acquisition.
C    -- To record the estimated additional depreciation expense resulting from the allocation of the purchase price of the Acquisition to the drilling equipment and associated assets.
        Assumes 15 year remaining life for six jackup rigs (salvage value -- $500,000 per rig), one semisubmersible
        (salvage value -- $1,000,000 per drilling unit) and two drillships (salvage value -- $1,000,000 per drillship).
        As the Company completes its detailed assessment of rig components, there may be resulting allocation adjustments. As a result of this additional evaluation and the upgrades to be undertaken after the completion of the Acquisition, management of the Company anticipates that remaining useful lives may be adjusted.
D    -- To eliminate interest on loans not assumed in connection with the Acquisition.
E    -- To record estimated interest expense on the Senior Notes.
F    -- To record amortization of $285,000 of the estimated deferred costs relating to the Senior Notes.
G    -- To eliminate loss of $716,000 from non-consolidated subsidiaries not assumed as part of the Acquisition.
H    -- To eliminate the deferred income tax charge of $1,330,000 not applicable to the Acquisition.
I    -- To record the issuance of Common Stock pursuant to the Equity Offerings and the non-cash part of the purchase price of the Acquisition.

================================================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SENIOR NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    3
Risk Factors...............................   11
Disclosure Regarding Forward-Looking
  Statements...............................   15
Use of Proceeds............................   16
Capitalization.............................   17
The Company................................   18
The Acquisition............................   24
Selected Financial Data....................   27
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   29
Management.................................   37
Description of Senior Notes................   39
Underwriting...............................   62
Legal Opinions.............................   63
Experts....................................   63
Available Information......................   63
Incorporation of Certain Documents by
  Reference................................   64
Index to Financial Statements..............  F-1

================================================================================




================================================================================

                                 $125,000,000

                            [NOBLE DRILLING LOGO]

                                NOBLE DRILLING
                                 CORPORATION

                           % SENIOR NOTES DUE 2006

                           ------------------------

                                  PROSPECTUS
                           ------------------------

                             MERRILL LYNCH & CO.

                             SALOMON BROTHERS INC

                              SIMMONS & COMPANY
                                INTERNATIONAL

                                            , 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Except for the SEC registration fee and the NASD filing fee, all expenses are estimated. All such expenses will be paid by the Registrant.

        SEC registration fee..............................................  $ 43,103
        NASD filing fee...................................................    13,000
        Accounting fees and expenses......................................    57,500
        Legal fees and expenses...........................................    75,000
        Printing and engraving expenses...................................   110,000
        Blue sky fees and expenses (including legal fees).................    13,000
        Miscellaneous.....................................................    38,397
                                                                            --------
                  Total...................................................  $350,000
                                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

     Reference is made to Article VI of the Bylaws of the Registrant, which
Article is filed as part of Exhibit 3.12 hereto and provides for indemnification of directors and officers of the Registrant under certain circumstances.

     Reference is made to Section 6 of the form of the Purchase Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

     Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant, filed as Exhibits 3.1 through
3.11 hereto, limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

     The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

     The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


       NUMBER                                        EXHIBIT
- -------------------- ------------------------------------------------------------------------
         1.1*        -- Form of Purchase Agreement.
         2.1         -- Agreement of Sale and Purchase dated as of April 25, 1996, between the Registrant, and Royal Nedlloyd N.V. and Neddrill Holding B.V.
                        (filed as Exhibit 2.1 to the Registrant's Registration Statement on
                        Form S-3 (No. 333-02927) and incorporated herein by reference.)
         3.1         -- Restated Certificate of Incorporation of the Registrant dated August
                        29, 1985 (filed as Exhibit 3.7 to the Registrant's Registration
                        Statement on Form 10 (No. 9-13857) and incorporated herein by reference).
         3.2         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated May 5, 1987 (filed as Exhibit 4.2 to the
                        Registrant's Registration Statement on Form S-3 (No. 33-67130) and
                        incorporated herein by reference).
         3.3         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated June 1, 1987 (filed as Exhibit 4.3 to the
                        Registrant's Registration Statement on Form S-3 (No. 33-67130) and
                        incorporated herein by reference).
         3.4         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated April 28, 1988 (filed as Exhibit 3.12 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1988 and incorporated herein by reference).
         3.5         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated April 27, 1989 (filed as Exhibit 3.13 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1989, as amended, and incorporated herein by reference).
         3.6         -- Certificate of Amendment of Certificate of Incorporation of the
                        Registrant dated August 1, 1991 (filed as Exhibit 3.16 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1991 and incorporated herein by reference).
         3.7         -- Certificate of Designations of $1.50 Convertible Preferred Stock, par
                        value of $1.00 per share, of the Registrant, dated as of September
                        15, 1994 (filed as Exhibit 3.8 to the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).
         3.8         -- Certificate of Amendment of Certificate of Incorporation of the
                        Registrant dated September 15, 1994 (filed as Exhibit 3.1 to the
                        Registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1995 and incorporated herein by reference).
         3.10        -- Certificate of Elimination of shares of $2.25 Convertible
                        Exchangeable Preferred Stock of the Registrant dated June 8, 1995
                        (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form
                        10-Q for the three-month period ended June 30, 1995 and incorporated herein by reference).
         3.11        -- Certificate of Designations of Series A Junior Participating
                        Preferred Stock, par value $1.00 per share, of the Registrant dated as of June 29, 1995 (filed as Exhibit 3.2 to the Registrant's
                        Quarterly Report on Form 10-Q for the three-month period ended June
                        30, 1995 and incorporated herein by reference).
         3.12        -- Composite copy of the Bylaws of the Registrant as currently in effect
                        (filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form
                        10-Q for the three-month period ended June 30, 1995 and incorporated herein by reference).

       NUMBER                                        EXHIBIT
- -------------------- ------------------------------------------------------------------------
         4.1*        -- Form of Indenture governing the      % Senior Notes due 2006.
         5.1+        -- Opinion of Thompson & Knight, P.C.
        10.1*        -- Amendment No. 6 to the Noble Drilling Corporation Thrift Plan.
        12.1+        -- Statement re Computation of Ratios of Earnings to Fixed Charges.
        23.1+        -- Consent of Price Waterhouse LLP.
        23.2+        -- Consent of Arthur Andersen LLP.
        23.3+        -- Consent of KPMG Accountants N.V.
        23.4+        -- Consent of Thompson & Knight, P.C. (contained in its opinion filed as
                        Exhibit 5.1).
        24.1*        -- Powers of Attorney.
        25.1*        -- Form of Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 on Form T-1.


- ---------------

+ Filed herewith.
* Filed previously.

ITEM 17. UNDERTAKINGS.

  (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Acceleration of effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) Rule 430A.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of June, 1996.


                                            NOBLE DRILLING CORPORATION

                                            By   /s/ BYRON L. WELLIVER
                                               ---------------------------------
                                                     Byron L. Welliver
                                             Senior Vice President -- Finance,
                                                  Treasurer and Controller

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------  ------------------------------  ----------------
           /s/  JAMES C. DAY*                  Chairman, President and Chief
- --------------------------------------------     Executive Officer and
                James C. Day                     Director (Principal
                                                 Executive Officer)

         /s/  BYRON L. WELLIVER                Senior Vice                        June 14, 1996
- --------------------------------------------     President -- Finance,
              Byron L. Welliver                  Treasurer and Controller
                                                 (Principal Financial and
                                                 Accounting Officer)

         /s/  MICHAEL A. CAWLEY*               Director
- --------------------------------------------
              Michael A. Cawley

        /s/  LAWRENCE J. CHAZEN*               Director
- --------------------------------------------
             Lawrence J. Chazen

        /s/  TOMMY C. CRAIGHEAD*               Director
- --------------------------------------------
             Tommy C. Craighead

          /s/  JAMES L. FISHEL*                Director
- --------------------------------------------
               James L. Fishel

        /s/  JOHNNIE W. HOFFMAN*               Director
- --------------------------------------------
             Johnnie W. Hoffman

          /s/  MARC E. LELAND*                 Director
- --------------------------------------------
               Marc E. Leland

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------  ------------------------------  ----------------
          /s/  BILL M. THOMPSON*               Director
- ---------------------------------------------
               Bill M. Thompson

   *By   /s/  BYRON L. WELLIVER                                                June 14, 1996
- ---------------------------------------------
              Byron L. Welliver
              Attorney-in-fact

                                 EXHIBIT INDEX


       NUMBER                                        EXHIBIT
- -------------------- ------------------------------------------------------------------------
         1.1*        -- Form of Purchase Agreement.
         2.1         -- Agreement of Sale and Purchase dated as of April 25, 1996, between the Registrant, and Royal Nedlloyd N.V. and Neddrill Holding B.V.
                        (filed as Exhibit 2.1 to the Registrant's Registration Statement on
                        Form S-3 (No. 333-02927) and incorporated herein by reference.)
         3.1         -- Restated Certificate of Incorporation of the Registrant dated August
                        29, 1985 (filed as Exhibit 3.7 to the Registrant's Registration
                        Statement on Form 10 (No. 9-13857) and incorporated herein by reference).
         3.2         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated May 5, 1987 (filed as Exhibit 4.2 to the
                        Registrant's Registration Statement on Form S-3 (No. 33-67130) and
                        incorporated herein by reference).
         3.3         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated June 1, 1987 (filed as Exhibit 4.3 to the
                        Registrant's Registration Statement on Form S-3 (No. 33-67130) and
                        incorporated herein by reference).
         3.4         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated April 28, 1988 (filed as Exhibit 3.12 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1988 and incorporated herein by reference).
         3.5         -- Certificate of Amendment of Restated Certificate of Incorporation of
                        the Registrant dated April 27, 1989 (filed as Exhibit 3.13 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1989, as amended, and incorporated herein by reference).
         3.6         -- Certificate of Amendment of Certificate of Incorporation of the
                        Registrant dated August 1, 1991 (filed as Exhibit 3.16 to the
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1991 and incorporated herein by reference).
         3.7         -- Certificate of Designations of $1.50 Convertible Preferred Stock, par
                        value of $1.00 per share, of the Registrant, dated as of September
                        15, 1994 (filed as Exhibit 3.8 to the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).
         3.8         -- Certificate of Amendment of Certificate of Incorporation of the
                        Registrant dated September 15, 1994 (filed as Exhibit 3.1 to the
                        Registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1995 and incorporated herein by reference).
         3.10        -- Certificate of Elimination of shares of $2.25 Convertible
                        Exchangeable Preferred Stock of the Registrant dated June 8, 1995
                        (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form
                        10-Q for the three-month period ended June 30, 1995 and incorporated herein by reference).
         3.11        -- Certificate of Designations of Series A Junior Participating
                        Preferred Stock, par value $1.00 per share, of the Registrant dated as of June 29, 1995 (filed as Exhibit 3.2 to the Registrant's
                        Quarterly Report on Form 10-Q for the three-month period ended June
                        30, 1995 and incorporated herein by reference).
         3.12        -- Composite copy of the Bylaws of the Registrant as currently in effect
                        (filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form
                        10-Q for the three-month period ended June 30, 1995 and incorporated herein by reference).
         4.1*        -- Form of Indenture governing the      % Senior Notes due 2006.
         5.1+        -- Opinion of Thompson & Knight, P.C.

       NUMBER                                        EXHIBIT
- -------------------- ------------------------------------------------------------------------
        10.1*        -- Amendment No. 6 to the Noble Drilling Corporation Thrift Plan.
        12.1*        -- Statement re Computation of Ratios of Earnings to Fixed Charges.
        23.1+        -- Consent of Price Waterhouse LLP.
        23.2+        -- Consent of Arthur Andersen LLP.
        23.3+        -- Consent of KPMG Accountants N.V.
        23.4+        -- Consent of Thompson & Knight, P.C. (contained in its opinion filed as
                        Exhibit 5.1).
        24.1*        -- Powers of Attorney.
        25.1*        -- Form of Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 on Form T-1.


- ---------------

+ Filed herewith.

* Filed previously.